EXECUTION COPY
SECOND AMENDMENT
This SECOND AMENDMENT, dated as of June 26, 2023 (this “Amendment”), to that certain Third Amended and Restated Credit and Guaranty Agreement referenced below, is by and among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (the “Parent Borrower”), VENTAS SSL ONTARIO II, INC., an Ontario corporation (“Ventas SSL II”), VENTAS SSL ONTARIO III, INC., an Ontario corporation (“Ventas SSL III”), VENTAS CANADA FINANCE LIMITED, a Nova Scotia limited company (“Ventas Canada Finance Limited”), VENTAS UK FINANCE, INC., a Delaware corporation (“Ventas UK Finance”), VENTAS EURO FINANCE, LLC, a Delaware limited liability company (“Ventas Euro Finance”, together with the Parent Borrower, Ventas SSL II, Ventas SSL III, Ventas Canada Finance Limited and Ventas UK Finance, the “Borrowers” and each individually a “Borrower”), VENTAS, INC., a Delaware corporation (“Ventas”), as guarantor, the lending institutions party hereto (each, a “Lender” and collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as L/C Issuers.
WITNESSETH
WHEREAS, the Borrowers are party to that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of January 29, 2021, among the Borrowers, Ventas, the Lenders, the L/C Issuers and the Administrative Agent (as amended, supplemented or otherwise modified prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; and as amended by this Amendment, the “Amended Credit Agreement”); and
WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
PART 1
DEFINITIONS
Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.
PART 2
AMENDMENTS TO EXISTING CREDIT AGREEMENT
Effective on (and subject to the occurrence of) the Second Amendment Effective Date (as defined below) each of the parties hereto agrees that the Existing Credit Agreement (other than the Schedules and Exhibits thereto (except as described in clauses (b) and (c) below)) is amended:
(a)    to incorporate the changes reflected in the copy of the Amended Credit Agreement attached as Annex I hereto;1
(b)    by replacing Exhibit A to the Existing Credit Agreement with the Exhibit A attached hereto as Annex II; and
(c)    by replacing Exhibit I to the Existing Credit Agreement with the Exhibit I attached hereto as Annex III.
1 Note: Annex I reflects changes from the Existing Credit Agreement as in effect on January 29, 2021, without giving effect to the First Amendment (LIBOR Transition), dated as of October 5, 2021.

PART 3
CONDITIONS TO EFFECTIVENESS
This Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each Borrower, Ventas, each Lender, each L/C Issuer and the Administrative Agent.
PART 4
MISCELLANEOUS
SUBPART 4.1    Representations and Warranties. Each of the Credit Parties affirms that:
(a)    this Amendment has been duly executed and delivered by such Credit Party, and this Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion;
(b)    the execution, delivery and performance by such Credit Party of this Amendment and the performance by such Credit Party of the Amended Credit Agreement has been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of such Credit Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation to which such Credit Party is party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its property is subject; or (iii) violate any Law, except in each case referred to in clause (ii) or (iii), as contemplated hereunder or to the extent such conflict, breach, contravention or violation, or creation of any such Lien or required payment could not reasonably be expected to have a Material Adverse Effect; and
(c)    immediately before and immediately after giving effect to this Amendment, (i) the representations and warranties set forth in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of the representations and warranties set forth in Section 5.22 of the Amended Credit Agreement or any representation and warranty that is qualified by materiality, in all respects) on and as of the date hereof (other than the representations in Section 5.05(c) and Section 5.18 of the Amended Credit Agreement, which shall be made only as of the Closing Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of the representations and warranties set forth in Section 5.22 of the Amended Credit Agreement or any representation and warranty that is qualified by materiality, in all respects) as of such earlier date and except that for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement, and (ii) no Default exists.
SUBPART 4.2    Ventas Acknowledgment. Ventas hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment and (b) reaffirms that it guarantees the prompt payment and performance of its obligations as provided in Article XI of the Amended Credit Agreement.
SUBPART 4.3    References in Other Credit Documents. On and after the Second Amendment Effective Date, all references to the “Credit Agreement” in each of the Loan Documents shall hereafter mean the Amended Credit Agreement. Except as specifically amended hereby, the Existing Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect (subject to the amendments contained herein) according to its terms. The parties hereto confirm that this Amendment is a Loan Document and that all provisions of the Amended Credit Agreement pertaining to Loan Documents apply hereto.
2

SUBPART 4.4    Counterparts; Execution. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Section 10.18 of the Amended Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof.
SUBPART 4.5    Governing Law, etc. The terms of the Amended Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
SUBPART 4.6    No Implied Amendment, Waiver or Consent. This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed to (i) be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Existing Credit Agreement or any other Loan Document or a waiver of any Default or Event of Default under the Existing Credit Agreement, whether or not known to the Administrative Agent or any of the Lender Parties (as defined in the Amended Credit Agreement) or (ii) prejudice any right or remedy which the Administrative Agent or any of the Lender Parties may now have or have in the future against any Person under or in connection with the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document.
SUBPART 4.7    Ratification. Except as amended hereby, the Existing Credit Agreement (as so amended) and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Credit Parties.
SUBPART 4.8    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be impaired. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SUBPART 4.9    Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SUBPART 4.10    Headings. Section headings in this Amendment are included for convenience of reference only and shall not affect the interpretation of this Amendment.
SUBPART 4.11    Entire Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limitation of the foregoing:
THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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3

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the day and the year first above written.
BORROWERS:    VENTAS REALTY, LIMITED PARTNERSHIP
By:    Ventas, Inc., its General Partner
By:    /s/ Robert F. Probst
Name: Robert F. Probst
Title: Executive Vice President and Chief Financial Officer
VENTAS SSL ONTARIO II, INC.
By:    /s/ Robert F. Probst
Name: Robert F. Probst
Title: Authorized Signatory
VENTAS SSL ONTARIO III, INC.
By:    /s/ Robert F. Probst
Name: Robert F. Probst
Title: Authorized Signatory
VENTAS CANADA FINANCE LIMITED
By:    /s/ Robert F. Probst
Name: Robert F. Probst
Title: Authorized Signatory
VENTAS UK FINANCE, INC.
By:    /s/ Robert F. Probst
Name: Robert F. Probst
Title: Authorized Signatory

VENTAS EURO FINANCE, LLC
Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

By:    /s/ Robert F. Probst
Name: Robert F. Probst
Title: Authorized Signatory
GUARANTOR:     VENTAS, INC.
By:    /s/ Robert F. Probst
Name: Robert F. Probst
Title: Executive Vice President and Chief Financial Officer

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Felicia Brinson
Name: Felicia Brinson
Title: Assistant Vice President

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

LENDERS:    BANK OF AMERICA, N.A., as a Lender and an L/C Issuer

By: /s/ Darren Merten
Name: Darren Merten
Title: Director

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer

By: /s/ Jordan Santora
Name: Jordan Santora
Title: Vice President

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    CITIBANK, N.A., as a Lender

By: /s/ Christopher J. Albano
Name: Christopher J. Albano
Title: Authorized Signatory

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By: /s/ Jill Wong
Name: Jill Wong
Title: Director

By: /s/ Gordon Yip
Name: Gordon Yip
Title: Director

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Rikin Pandya
Name: Rikin Pandya
Title: Authorized Signatory

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

LENDERS:    MUFG BANK, LTD., as a Lender

By: /s/ Jack Lonker
Name: Jack Lonker
Title: Authorized Signatory

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ James A. Harmann
Name: James A. Harmann
Title: Senior Vice President

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    ROYAL BANK OF CANADA, as a Lender

By: /s/ William Behuniak
Name: William Behuniak
Title: Authorized Signatory

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    TD BANK, N.A., as a Lender

By: /s/ George Skoufis
Name: George Skoufis
Title: Vice President

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By: /s/ Victoria Roberts
Name: Victoria Roberts
Title: Authorized Signatory

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    UBS AG, STAMFORD BRANCH, as a Lender

By: /s/ Danielle Calo
Name: Danielle Calo
Title: Associate Director

By: /s/ Peter Hazoglou
Name: Peter Hazoglou
Title: Director

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    WELLS FARGO BANK, N.A., as a Lender

By: /s/ Andrea S Chen
Name: Andrea S Chen
Title: Managing Director

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Robb Gass
Name: Robb Gass
Title: Managing Director

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    MIZUHO BANK, LTD., as a Lender

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Mary Harold
Name: Mary Harold
Title: Executive Director

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    BNP PARIBAS, as a Lender

By: /s/ John Bosco
Name: John Bosco
Title: Managing Director

By: /s/ Adam Caretti
Name: Adam Caretti
Title: Director

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    BANK OF MONTREAL, as a Lender

By: /s/ Darin Mainquist
Name: Darin Mainquist
Title: Director

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jason LaGrippe
Name: Jason LaGrippe
Title: Authorized Signatory

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    TRUIST BANK, as a Lender

By: /s/ Alexandra Korchmar
Name: Alexandra Korchmar
Title: Vice President

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Casey Ciccone
Name: Casey Ciccone
Title: Senior Vice President

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Michael J. Kinnick
Name: Michael J. Kinnick
Title: Managing Director

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    M&T BANK, as a Lender

By: /s/ Andrew Ripple
Name: Andrew Ripple
Title: Assistant Vice President

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    THE BANK OF NEW YORK MELLON, as a Lender

By: /s/ Cody Mainc
Name: Cody Mainc
Title: Vice President

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    CITY NATIONAL BANK, as a Lender

By: /s/ Pablo Fuenzalida
Name: Pablo Fuenzalida
Title: Vice President

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

    THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Timothy S McDonald
Name: Timothy S McDonald
Title: Senior Vice President

Signature Page to
Ventas Realty, Limited Partnership
Second Amendment to Third A&R Credit Agreement

ANNEX I TO SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

AMENDED CREDIT AGREEMENT

(see attached)

CONFORMED COPY INCORPORATING
SECOND AMENDMENT

Published Deal CUSIP Number: 92276NAA1
Published Revolver Facility (Dollar Tranche Loans) CUSIP Number: 92276NAB9
Published Revolver Facility (Alternative Currency Tranche Loans) CUSIP Number: 92276NAC7
Published Revolver Facility (Multicurrency Revolving Tranche Loans) CUSIP Number: 92276NAD5
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
Dated as of January 29, 2021

among
VENTAS REALTY, LIMITED PARTNERSHIP,
VENTAS SSL ONTARIO II, INC.,
VENTAS SSL ONTARIO III, INC.,
VENTAS CANADA FINANCE LIMITED,
VENTAS UK FINANCE, INC.,
VENTAS EURO FINANCE, LLC,
as Borrowers,
VENTAS, INC.,
as Guarantor,
THE LENDERS PARTY HERETO FROM TIME TO TIME,
BANK OF AMERICA, N.A.,
as Administrative Agent

BofA SECURITIES, INC., and
JPMORGAN CHASE BANK, N.A.,
as Joint Bookrunners
BofA SECURITIES, INC., JPMORGAN CHASE BANK, N.A.,
CITIBANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
MORGAN STANLEY SENIOR FUNDING, INC., MUFG BANK, LTD., PNC BANK, NATIONAL ASSOCIATION,
ROYAL BANK OF CANADA, TD SECURITIES (USA) LLC,
UBS AG, STAMFORD BRANCH, WELLS FARGO SECURITIES, LLC, THE BANK OF NOVA SCOTIA,
MIZUHO BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION,
as Joint Lead Arrangers
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

CITIBANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
MORGAN STANLEY SENIOR FUNDING, INC., MUFG BANK, LTD., PNC BANK, NATIONAL ASSOCIATION,
ROYAL BANK OF CANADA, TD BANK, N.A., THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
UBS AG, STAMFORD BRANCH, WELLS FARGO BANK, N.A., THE BANK OF NOVA SCOTIA,
MIZUHO BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION,
as Co-Documentation Agents

BNP PARIBAS, BANK OF MONTREAL,
CAPITAL ONE, NATIONAL ASSOCIATION and TRUIST BANK,
as Senior Managing Agents

TABLE OF CONTENTS
Section    Page
Article I. DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~42~~45
1.03    Accounting Terms    ~~43~~46
1.04    Rounding    ~~44~~47
1.05    Exchange Rates; Currency Equivalents    ~~44~~47
1.06    Additional Alternative Currencies    ~~45~~47
1.07    Change of Currency    ~~46~~48
1.08    Times of Day~~; Rates    46~~ 49
1.09    Letter of Credit Amounts    ~~46~~49
1.10    ~~Electronic Execution of Assignments and Certain Other Documents    47~~Interest Rates    49
Article II. THE COMMITMENTS AND CREDIT EXTENSIONS    ~~47~~50
2.01    Revolving Commitments    ~~47~~50
2.02    Borrowings, Conversions and Continuations of Loans    ~~48~~51
2.03    Letters of Credit    ~~51~~54
2.04    [Intentionally Omitted]    ~~61~~64
2.05    Negotiated Rate Loans    ~~61~~64
2.06    Prepayments    ~~63~~66
2.07    Termination or Reduction of Revolving Commitments    ~~64~~68
2.08    Repayment    ~~65~~68
2.09    Interest    ~~65~~69
2.10    Fees    ~~66~~70
2.11    Computation of Interest and Fees    ~~67~~70
2.12    Evidence of Debt    ~~67~~71
2.13    Payments Generally; Administrative Agent’s Clawback    ~~68~~71
2.14    Sharing of Payments by Lenders    ~~69~~73
2.15    Extension of Revolving Maturity Date    ~~70~~74
2.16    Increase in Revolving Commitments; Addition of Incremental Term Loan Facilities    ~~71~~75
2.17    Cash Collateral    ~~74~~78
2.18    Defaulting Lenders    ~~75~~79
2.19    Joint and Several Liability    ~~77~~81
2.20    Appointment of Parent Borrower as Agent for Credit Parties    ~~79~~83
Article III. TAXES, YIELD PROTECTION AND ILLEGALITY    ~~79~~83
3.01    Taxes    ~~79~~83
3.02    Illegality    ~~83~~87
3.03    Inability to Determine Rates    ~~84~~; Replacement of SOFR or SOFR Successor Rate; Canadian Benchmark Replacement Setting; Replacement of Relevant Rate or Successor Rate    88
3.04    Increased Costs~~; Reserves on Eurocurrency Rate Loans and Daily Floating Rate Loans    90~~    94
3.05    Compensation for Losses    ~~92~~95
3.06    Mitigation Obligations; Replacement of Lenders    ~~92~~96
3.07    Survival    ~~93~~96
Article IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    ~~93~~96
4.01    Conditions of Effectiveness    ~~93~~96
4.02    Conditions to All Credit Extensions    ~~95~~98
i

Article V. REPRESENTATIONS AND WARRANTIES    ~~96~~99
5.01    Existence, Qualification and Power    ~~96~~99
5.02    Authorization; No Contravention    ~~96~~99
5.03    Governmental Authorization; Other Consents    ~~96~~99
5.04    Binding Effect    ~~96~~100
5.05    Financial Statements; No Material Adverse Effect    ~~97~~100
5.06    Litigation    ~~97~~100
5.07    [Reserved]    ~~97~~101
5.08    Ownership of Property and Valid Leasehold Interests; Liens    ~~97~~101
5.09    Environmental Compliance    ~~98~~101
5.10    Insurance    ~~98~~101
5.11    Taxes    ~~98~~101
5.12    ERISA Compliance    ~~98~~101
5.13    Margin Regulations; Investment Company Act; REIT Status    ~~99~~102
5.14    Disclosure    ~~99~~103
5.15    Compliance with Laws    ~~100~~103
5.16    Sanctions Concerns    ~~100~~103
5.17    Use of Proceeds    ~~100~~103
5.18    Solvency    ~~100~~103
5.19    Taxpayer Identification Number    ~~100~~104
5.20    Affected Financial Institutions    ~~100~~104
5.21    Anti-Money Laundering; Anti-Corruption Laws    ~~100~~104
5.22    Beneficial Ownership    ~~101~~104
5.23    Covered Entity    104
Article VI. AFFIRMATIVE COVENANTS    ~~101~~104
6.01    Financial Statements    ~~101~~105
6.02    Certificates; Other Information    ~~102~~105
6.03    Notices    ~~103~~107
6.04    Payment of Taxes    ~~104~~107
6.05    Preservation of Existence, Etc.    ~~104~~107
6.06    Maintenance of Properties    ~~104~~108
6.07    Maintenance of Insurance    ~~104~~108
6.08    Compliance with Laws    ~~105~~108
6.09    Books and Records    ~~105~~108
6.10    Inspection Rights    ~~105~~108
6.11    Use of Proceeds    ~~105~~109
6.12    REIT Status    ~~105~~109
6.13    Employee Benefits    ~~106~~109
6.14    Anti-Corruption ~~106~~ Laws; Sanctions    109
Article VII. NEGATIVE COVENANTS    ~~106~~110
7.01    Liens    ~~107~~110
7.02    Investments    ~~108~~111
7.03    Indebtedness    ~~108~~112
7.04    Fundamental Changes    ~~109~~112
7.05    [Reserved]    ~~109~~112
7.06    Restricted Payments    ~~109~~112
7.07    Change in Nature of Business    ~~110~~113
7.08    Transactions with Affiliates    ~~110~~113
7.09    Sanctions; Anti-Money Laundering; Anti-Corruption    ~~110~~114
7.10    Financial Covenants    ~~111~~114
7.11    Canadian Pension Plans    ~~111~~115
Article VIII. EVENTS OF DEFAULT AND REMEDIES    ~~112~~115
8.01    Events of Default    ~~112~~115
8.02    Remedies Upon Event of Default    ~~114~~117
8.03    Application of Funds    ~~115~~118

Article IX. ADMINISTRATIVE AGENT    ~~116~~119
9.01    Appointment and Authority    ~~116~~119
9.02    Rights as a Lender    ~~116~~119
9.03    Exculpatory Provisions    ~~116~~119
9.04    Reliance by Administrative Agent    ~~117~~120
9.05    Delegation of Duties    ~~117~~121
9.06    Resignation of Administrative Agent    ~~118~~121
9.07    Non-Reliance on Administrative Agent and Other Lenders    ~~119~~122
9.08    No Other Duties, Etc.    ~~119~~122
9.09    Administrative Agent May File Proofs of Claim    ~~119~~122
9.10    Collateral and Guaranty Matters    ~~120~~123
9.11    Certain ERISA Matters.    ~~120~~124
9.12    Recovery of Erroneous Payments.    125
Article X. MISCELLANEOUS    ~~122~~125
10.01    Amendments, Etc.    ~~122~~125
10.02    Notices; Effectiveness; Electronic Communication    ~~125~~128
10.03    No Waiver; Cumulative Remedies    ~~127~~130
10.04    Expenses; Indemnity; Damage Waiver    ~~127~~131
10.05    Payments Set Aside    ~~129~~133
10.06    Successors and Assigns    ~~130~~133
10.07    Treatment of Certain Information; Confidentiality    ~~136~~139
10.08    Right of Setoff    ~~137~~140
10.09    Interest Rate Limitation    ~~137~~141
10.10    ~~Counterparts;~~ Integration; Effectiveness    ~~137~~141
10.11    Survival of Representations and Warranties    ~~138~~141
10.12    Severability    ~~138~~141
10.13    Replacement of Lenders    ~~138~~142
10.14    Governing Law; Jurisdiction; Etc.    ~~139~~143
10.15    Waiver of Jury Trial    ~~140~~144
10.16    No Advisory or Fiduciary Responsibility    ~~140~~144
10.17    USA Patriot Act and Canadian AML Acts Notice    ~~141~~144
10.18    ~~Delivery of Signature Page    141~~Electronic Execution; Electronic Records; Counterparts    145
10.19    Judgment Currency    ~~141~~146
10.20    No Novation    ~~142~~146
10.21    Exiting Lenders    ~~143~~147
10.22    ENTIRE AGREEMENT    ~~143~~147
10.23    Acknowledgment and Consent to Bail-In of Affected Financial Institutions    ~~143~~147
10.24    Acknowledgement Regarding Any Supported QFCs    ~~143~~148
Article XI. GUARANTY    ~~144~~149
11.01    The Guaranty    ~~144~~149
11.02    Obligations Unconditional    ~~145~~149
11.03    Reinstatement    ~~146~~150
11.04    Certain Waivers    ~~146~~150
11.05    Remedies    ~~146~~151
11.06    Guaranty of Payment; Continuing Guaranty    ~~147~~151
11.07    Keepwell    ~~147~~151

SCHEDULES
2.01    Commitments and Applicable Percentages
2.03    Existing Letters of Credit

5.19    Taxpayer Identification Numbers
10.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    Committed Loan Notice
B    [reserved]
C    Negotiated Rate Loan Notice
D    Revolving Note
E    Compliance Certificate
F    Assignment and Assumption
G    U.S. Tax Compliance Certificates
H    Sustainability Metric Annual Certificate
I    Notice of Loan Prepayment

THIRD AMENDED AND RESTATED
CREDIT AND GUARANTY AGREEMENT
This THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of January 29, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (“Parent Borrower”), VENTAS SSL ONTARIO II, INC., an Ontario corporation (“Ventas SSL II”), VENTAS SSL ONTARIO III, INC., an Ontario corporation (“Ventas SSL III”), VENTAS CANADA FINANCE LIMITED, a Nova Scotia limited company (“Ventas Canada Finance Limited”), VENTAS UK FINANCE, INC., a Delaware corporation (“Ventas UK Finance”), VENTAS EURO FINANCE, LLC, a Delaware limited liability company (“Ventas Euro Finance”), and each of the entities from time to time executing a Borrower Joinder Agreement (together with the Parent Borrower, Ventas SSL II, Ventas SSL III, Ventas Canada Finance Limited, Ventas UK Finance and Ventas Euro Finance, the “Borrowers” and each individually a “Borrower”), VENTAS, INC., a Delaware corporation (“Ventas”), as guarantor, the lending institutions party hereto from time to time (each, a “Lender” and collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, and BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as L/C Issuers.
WHEREAS, revolving credit and term loan facilities were established pursuant to the terms of the Existing Credit Agreement (hereafter defined);
WHEREAS, the Borrowers have requested that the Lenders provide a revolving credit facility pursuant to the terms of this Agreement in amendment and restatement of the Existing Credit Agreement, and the Lenders are willing to do so on the terms and conditions set forth herein; and
WHEREAS, to provide assurance for the repayment of the Obligations hereunder, the Borrowers will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the holders of the Obligations so guaranteed, a guaranty of the Obligations by Ventas pursuant to Article XI hereof.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates), including Bank of America, N.A., Canada Branch with respect to Canadian Prime Rate Loans, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected ~~Eurocurrency Rate Loan” has the meaning specified in Section 3.02~~Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Agents” means the Administrative Agent, the Arrangers, the Syndication Agent, the Co-Documentation Agents, the Senior Managing Agents, and the L/C Issuers.
“Aggregate Revolving Commitments” means the Revolving Commitments of all Revolving Lenders (inclusive of the Alternative Currency Commitments and Multicurrency Revolving Commitments), which as of the Closing Date are $2,750,000,000 and which may be increased pursuant to Section 2.16 or decreased pursuant to Section 2.07.
“Agreed Currency” means Dollars or any Alternative Currency, as applicable.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Agreement Currency” has the meaning specified in Section 10.19.
“Alternative Currency” means each of Euro, Sterling, Yen, Canadian Dollars, Australian Dollars, Swiss Franc and each other currency (other than Dollars) that is approved in accordance with Section 1.06.
“Alternative Currency Commitment” means, as to each Lender, its obligation to make Revolving Loans to the Borrower pursuant to Section 2.01(b), in Dollars and Alternative Currencies, in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name in the column entitled “Alternative Currency Commitment” on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment;
(b)    denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment; and
(c)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06;
provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
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“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, ~~at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date)~~by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the L/C Issuer, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Sublimit” means an amount equal to the lesser of (a) the aggregate amount of Alternative Currency Commitments and Multicurrency Revolving Commitments of all Revolving Lenders and (b) $1,000,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:
(a)    denominated in Euro, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(b)    denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) on the Rate Determination Date with a term equivalent to such Interest Period;
(c)    denominated in Yen, the rate per annum equal to the Tokyo Interbank Offered Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;
(d)    denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; and
(e)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06;
provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
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“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Tranche Lender” means a Lender with an Alternative Currency Commitment or an outstanding Alternative Currency Tranche Loan.
“Alternative Currency Tranche Loan” has the meaning specified in Section 2.01(b).
“Anti-Money Laundering Law” means (i) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA Patriot Act, (ii) the Trading with the Enemy Act, (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079), any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal, foreign, state or local laws relating to “know your customer” or anti-money laundering rules and regulations.

“Applicable ~~Currency” means any Alternative Currency that bears interest at a rate based on an Applicable Reference Rate, as applicable~~Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity, (b) with respect to Term SOFR, CME or any successor administrator of the Term SOFR Screen Rate or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR and/or the Term SOFR Screen Rate, in each case acting in such capacity, and (c) with respect to any Alternative Currency (other than Canadian Dollars), the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.
“Applicable Percentage” means (a) (i) with respect to Revolving Loans (other than Negotiated Rate Loans) and L/C Obligations, for each Revolving Lender at any time, subject to adjustment as provided in Section 2.18, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Revolving Lender’s Revolving Commitment and the denominator of which is the amount of the Aggregate Revolving Commitments at such time, (ii) with respect to matters relating to Alternative Currency Commitments and Alternative Currency Tranche Loans only, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Revolving Lender’s Alternative Currency Commitment and the denominator of which is the aggregate amount of all Lenders’ Alternative Currency Commitments at such time, (iii) with respect to matters relating to Multicurrency Revolving Commitments and Multicurrency Revolving Tranche Loans only, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Revolving Lender’s Multicurrency Revolving Commitment and the denominator of which is the aggregate amount of all Lenders’ Multicurrency Revolving Commitments at such time, and (iv) with respect to matters relating to Dollar Tranche Commitments (including L/C Obligations) and Dollar Tranche Loans only, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Revolving Lender’s Dollar Tranche Commitment and the denominator of which is the aggregate amount of all Lenders’ Dollar Tranche Commitments at such time; provided that, if the Revolving Commitment of each Revolving Lender has been terminated in full or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender shall be determined based on the Applicable Percentage of such Revolving Lender in effect immediately prior to such termination or expiration, giving effect to any subsequent assignments; (b) with respect to Negotiated Rate Loans, for each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Outstanding Amount of such Negotiated Rate Loan held by such Lender at such time and the denominator of which is the aggregate Outstanding Amount of such Negotiated Rate Loan at such time; (c) in respect of each Incremental Term Loan Facility, with respect to any Term Lender at any time, the percentage
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(carried out to the ninth decimal place) of such Incremental Term Loan Facility represented by (i) on or prior to the applicable Increase Effective Date, such Lender’s allocated portion of such Incremental Term Loan Facility and (ii) thereafter, the principal amount of the Term Loans made under such Incremental Term Loan Facility and held by such Term Lender at such time; and (d) in respect of all Facilities, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facilities represented by the aggregate principal amount of such Lender’s Loans at such time. The initial Applicable Percentage of each Lender in respect of each Facility and all Facilities is set forth opposite the name of such Lender on Schedule 2.01 (or, in the case of an Incremental Term Facility, in the Incremental Term Loan Facility Documents applicable thereto) or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means,
(a)    for Revolving Loans and Letters of Credit, from time to time, the number of basis points per annum set forth in the following table based upon the Debt Ratings as set forth below:

Pricing Level	Debt Ratings (S&P and Fitch/ Moody’s)	Applicable Rate for ~~Eurocurrency~~Alternative Currency Term Rate Loans, Alternative Currency Daily ~~Floating~~ Rate Loans, Daily SOFR Loans, Term SOFR Loans and Letter of Credit Fees	Applicable Rate for Base Rate Loans and Canadian Prime Rate Loans
1	A+ / A1	70.0 bps	0.0 bps

2	A / A2	75.0 bps	0.0 bps

3	A- / A3	77.5 bps	0.0 bps

4	BBB+ / Baa1	82.5 bps	0.0 bps

5	BBB / Baa2	90.0 bps	0.0 bps

6	BBB- / Baa3	110.0 bps	10.0 bps

7	<BBB- / <Baa3 or non-rated	145.0 bps	45.0 bps

For purposes hereof, the term “Debt Rating” refers to the long-term senior unsecured, non-credit enhanced debt rating of the Parent Borrower by S&P, Moody’s or Fitch. If at any time when the Parent Borrower has only two (2) Debt Ratings, and such Debt Ratings are split, then: (i) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the higher of the Debt Ratings shall apply; and (ii) if the difference between such Debt Ratings is two or more ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch), the median of the applicable Debt Ratings shall apply. If at any time when the Parent Borrower has three (3) Debt Ratings, and such Debt Ratings are split, then: (i) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the highest of the Debt Ratings shall apply; and (ii) if the difference between such Debt Ratings is two or more ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch), the average of the two (2) highest Debt Ratings shall apply, provided that if such average is not a recognized rating category, then the second highest Debt Rating of the three shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi). Thereafter, each change in the Applicable Rate shall occur on the first Business Day following the effective change in the Debt Rating.
Notwithstanding the foregoing, commencing with the fiscal year ending December 31, 2021, if the Parent Borrower delivers a Sustainability Metric Annual Certificate to the Administrative Agent, certifying that the Sustainability Metric as of December 31 of the most recently ended fiscal year (the “Specified Test Year”) was no less than the Sustainability Metric Election Threshold and electing that the Applicable Rate instead be based on the table set forth below (the “Sustainability Metric Pricing Grid”), then the Applicable Rate for Revolving Loans and Letters of Credit shall be based on the Sustainability Metric Pricing Grid for the period commencing five (5) Business Days following the date such Sustainability Metric Annual Certificate is delivered to the Administrative Agent until the earliest of (i) five (5) Business Days following the date on which a Sustainability Metric Annual Certificate is delivered for the fiscal year ending immediately after such Specified Test Year, indicating that the Parent Borrower does not elect to apply the Sustainability Metric Pricing Grid or that the Sustainability Metric for the fiscal year ending immediately after such Specified Test Year was less than the Sustainability Metric Election Threshold, (ii) five (5) Business Days following the date the Parent Borrower is required to have delivered a Compliance Certificate pursuant to Section 6.02(a) relating to the financial statements for the fiscal year ending immediately after such Specified Test Year with respect to the fiscal year ending immediately after such Specified Test Year if the Parent Borrower has not delivered a Sustainability Metric Annual Certificate certifying that the Sustainability Metric as of December 31 of the fiscal year ending immediately after such Specified Test Year was no less than the Sustainability Metric Election Threshold and (iii) five (5) Business Days following the delivery of a Compliance Certificate pursuant to Section 6.02(a) relating to the financial statements for the fiscal year ending immediately after such Specified Test Year if the Parent Borrower has not delivered a Sustainability Metric Annual Certificate certifying that the Sustainability Metric as of December 31 of the fiscal year ending immediately after such Specified Test Year was no less than the Sustainability Metric Election Threshold; provided that (x) if the Sustainability Metric for any fiscal year is less than the Sustainability Metric Election Threshold, the Parent Borrower shall not be restricted from making any subsequent election to apply the Sustainability Metric Pricing Grid pursuant to this paragraph if the Sustainability Metric for the fiscal year most recently ended prior to such election is no less than the Sustainability Metric Election Threshold, and (y) a Sustainability Metric Annual Certificate electing to apply the Sustainability Metric Pricing Grid pursuant to this paragraph may be delivered at any time by the Borrower so long as the Sustainability Metric for the fiscal year most recently ended prior to such election is no less than the Sustainability Metric Election Threshold. If, as a result of (A) the agreement by the Parent Borrower, the Administrative Agent and the Revolving Lenders that the Sustainability Metric for any fiscal year as reported on any Sustainability Metric Annual Certificate was inaccurate or (B) any Borrower, the Administrative Agent or the Revolving Lenders becoming aware of any material inaccuracy in the Sustainability Metric for any fiscal year as reported on any Sustainability Metric Annual Certificate (and, in the case of the Administrative Agent or the Revolving Lenders becoming aware thereof, written notice thereof has been delivered to the Parent Borrower setting forth in reasonable detail the basis for such determination) and, in each case, the Parent Borrower made an election to apply the Sustainability Metric Pricing Grid pursuant to such Sustainability Metric Annual Certificate and a proper calculation of the Sustainability Metric for such fiscal year would not have resulted in any adjustment to the Applicable Rate pursuant to the Sustainability Metric Pricing Grid for the relevant period covered by such election, then the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Revolving Lenders or L/C Issuers, as the case may be, promptly (and in any event, within five (5) Business Days) following written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, immediately, automatically and without further action by the Administrative Agent, any Revolving Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period (or relevant portion thereof then elapsed in respect of which payments of interest and/or fees were previously made) over the amount of interest and fees actually paid for such period (or relevant portion thereof). Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to any of the Borrowers under the Bankruptcy Code, (i) any additional amounts required to be paid pursuant to the immediately preceding sentence shall not be due and payable until a written demand is made for such payment by the Administrative Agent, (ii) any nonpayment of such additional amounts prior to or upon such demand for payment by Administrative Agent shall not constitute a Default (whether retroactively or otherwise), and (iii) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the Default Rate prior to such a demand.
Sustainability Metric Pricing Grid

Pricing Level	Debt Ratings (S&P and Fitch/ Moody’s)	Applicable Rate for ~~Eurocurrency~~Alternative Currency Term Rate Loans, Alternative Currency Daily ~~Floating~~ Rate Loans , Daily SOFR Loans, Term SOFR Loans and Letter of Credit Fees	Applicable Rate for Base Rate Loans and Canadian Prime Rate Loans
1	A+ / A1	69.0 bps	0.0 bps

2	A / A2	74.0 bps	0.0 bps

3	A- / A3	76.5 bps	0.0 bps

4	BBB+ / Baa1	81.5 bps	0.0 bps

5	BBB / Baa2	89.0 bps	0.0 bps

6	BBB- / Baa3	109.0 bps	9.0 bps

7	<BBB- / <Baa3 or non-rated	144.0 bps	44.0 bps
(b)    For any Incremental Term Loans, the applicable rate per annum in effect at such time with respect to such Incremental Term Loans shall be as agreed by the Parent Borrower and the Appropriate Lenders in the Incremental Term Loan Facility Documents with respect to the applicable Incremental Term Loan Facility.
~~“Applicable Reference Rate” means, for any Eurocurrency Rate Loan denominated in any LIBOR Quoted Currency other than Dollars, LIBOR; for any Eurocurrency Rate Loan denominated in Euro, EURIBOR; for any Eurocurrency Rate Loan denominated in Australian Dollars, BBSY; for any Eurocurrency Rate Loan denominated in Canadian Dollars, the CDOR Rate; and for any Eurocurrency Rate Loan denominated in any other non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders and/or L/C Issuers pursuant to Section 1.06(a).~~
~~“Applicable Scheduled Unavailability Date” has the meaning specified in Section 3.03(f).~~
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility, a Revolving Credit Lender, a Dollar Tranche Lender, an Alternative Currency Tranche Lender, a Multicurrency Revolving Tranche Lender, or Lenders making, or who have made, Negotiated Rate Loans, as the context may require, and (b) with respect to any Incremental Term Loan Facility, a Lender holding Term Loans of such Incremental Term Loan Facility.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means (x) BofA Securities, Inc. and JPMorgan Chase Bank, each in its capacity as a Bookrunner and (y) BofA Securities, Inc., JPMorgan Chase Bank, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada, TD Securities (USA) LLC, UBS AG, Stamford Branch, Wells Fargo Securities, LLC, The Bank of Nova Scotia, Mizuho Bank, Ltd. and Sumitomo Mitsui Banking Corporation, each in its capacity as a joint lead arranger.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Guarantor and its Subsidiaries for the fiscal year ended December 31, 2019 and the related consolidated statements of income or operations, equity and cash flows for such fiscal year of the Guarantor and its Subsidiaries, including the notes thereto.
“Australian Dollar” means the lawful currency of the Commonwealth of Australia.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Business Day preceding the Revolving Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Revolving Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (a) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. § 101 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.
“Bankruptcy Plan” has the meaning specified in Section 10.06(g)(iv).
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” ~~and~~, (c) ~~the Eurocurrency Rate (as defined in clause (b) of the definition thereof)~~Term SOFR plus ~~1~~1.00%~~;~~ and ~~if Base Rate shall be less than zero, such rate shall be deemed zero~~(d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the ~~greater~~greatest of clauses (a), (b) and (~~b~~d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Base Rate Revolving Loan” means a Committed Revolving Loan that is a Base Rate Loan.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bookrunners” means BofA Securities, Inc. and JPMorgan Chase Bank, each in its capacity as a joint bookrunner.
“Borrower Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which one or more Persons deemed acceptable by the Administrative Agent in its reasonable discretion become party to this Agreement and the other Loan Documents as a Borrower; provided that (i) the Borrowers shall notify the Administrative Agent not less than fifteen Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) prior to the effectiveness of each such joinder agreement and (ii) as a condition to becoming a Borrower under this Agreement, such Person shall promptly deliver to the Administrative Agent (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents, (ii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (iii) such documentation and other information as the Administrative Agent or any Lender may reasonably request that is required by regulatory authorities under applicable “know your customer” rules and regulation, Anti-Money Laundering Law, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, and the Canadian AML Acts and (iv) favorable opinions of domestic and/or foreign counsel to such Person addressed to the Administrative Agent and each Lender.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowers” has the meaning specified in the introductory paragraph hereto.
“Borrowing” means a Committed Borrowing, a Term Borrowing, or a Negotiated Rate Borrowing, as the context may require.
“Boundary Properties” means any building that is under Ventas’s operational control. For purposes of this definition, operational control means that Ventas or any of its Controlled Subsidiaries maintains, provides service to, and/or has the authority to implement operating policies with respect to energy usage, water usage, and/or waste disposal for the building. Development and major redevelopment projects are excluded from the control boundary until they are operational; assets of Joint Ventures and unconsolidated entities are also excluded.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state ~~of New York or~~ where the Administrative Agent’s Office ~~with respect to Obligations denominated in Dollars~~ is located ~~and:~~
~~(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars or a Daily Floating Rate Loan, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan or Daily Floating Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan or Daily Floating Rate Loan, means any such day that is also a London Banking Day;~~ ; provided that
~~(b)    if such day related to any interest rate settings as to a Canadian Prime Rate Loan or a Eurocurrency Rate Loan denominated in Canadian Dollars, any fundings, disbursements, settlements and payments in Canadian Dollars in respect of any such Canadian Prime Rate Loan or Eurocurrency Rate Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Canadian Prime Rate Loan or Eurocurrency Rate Loan, means any such day that is also a Canadian Banking Day.~~
(a)    ~~(c)~~ if such day relates to any interest rate settings as to ~~a Eurocurrency~~an Alternative Currency Term Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such ~~Eurocurrency~~Alternative Currency Term Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such ~~Eurocurrency~~Alternative Currency Term Rate Loan, ~~means~~such day is a Business Day that is also a TARGET Day;
(b)    if such day relates to any interest rate settings as to ~~a Eurocurrency Rate~~an Alternative Currency Loan denominated in (i) Sterling, such day is a Business Day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; (ii) Swiss Francs, such day is a Business Day other than when banks are closed for settlement and payments of foreign exchange transactions in Zurich because such day is a Saturday, Sunday or a legal holiday under the laws of Switzerland; and (iii) Yen, such day is a Business Day other than when banks are closed for general business in Japan;

(c)    if such day relates to any interest rate settings as to a Canadian Prime Rate Loan or an Alternative Currency Term Rate Loan denominated in Canadian Dollars, any such day is a Business Day that is also a Canadian Banking Day;
(d)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than ~~Dollars,~~Euro, Sterling, Swiss Francs, Yen or Canadian Dollars ~~or Euro, means~~, any such day is a Business Day on which dealings in deposits in the relevant currency are conducted by and between banks in the ~~London or other~~ applicable ~~offshore~~ interbank market for such currency; and
(e)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than ~~Dollars, Canadian Dollars or~~ Euro in respect of ~~a Eurocurrency Rate~~an Alternative Currency Loan denominated in a currency other than ~~Dollars, Canadian Dollars or~~ Euro, or any other dealings in any currency other than ~~Dollars, Canadian Dollars or~~ Euro to be carried out pursuant to this Agreement in respect of any such ~~Eurocurrency Rate~~Alternative Currency Loan (other than any interest rate settings), means any such day is a Business Day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).
“Canadian Banking Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the Province of Ontario, Canada.
“Canadian Benchmark” means, initially, CDOR; provided that if a replacement of the Canadian Benchmark has occurred pursuant to Section 3.03(c), then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Canadian Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Canadian Benchmark Replacement” means, for any Available Tenor:
(a)    for purposes of Section 3.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:
(i)    the sum of: (x) Term CORRA and (y) 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration, and 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration, or
(ii)    the sum of: (x) Daily Compounded CORRA and (y) 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration, and 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration; and
(b)    for purposes of Section 3.03(c)(ii), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Parent Borrower as the replacement for such Available Tenor of such Canadian Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Canadian dollar-denominated syndicated credit facilities at such time;
provided that, if the Canadian Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Any Canadian Benchmark Replacement shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Canadian Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Canadian Benchmark Replacement Conforming Changes” means, with respect to any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Canadian Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Canadian Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary (after consultation with the Parent Borrower) in connection with the administration of this Agreement and the other Loan Documents).
“Canadian Benchmark Transition Event” means, with respect to any then-current Canadian Benchmark other than CDOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Canadian Benchmark, the regulatory supervisor for the administrator of such Canadian Benchmark, any Governmental Authority with jurisdiction over such administrator for such Canadian Benchmark, or the Bank of Canada, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Canadian Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Canadian Benchmark or (b) all Available Tenors of such Canadian Benchmark are or will no longer be representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored.
“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan that contains a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada) in respect of which a Credit Party or any Subsidiary has any obligation or contingent obligation.
“Canadian Dollar” and “CAD” mean the lawful currency of Canada.
“Canadian Pension Plan” means any pension plan that is subject to the Pension Benefits Act (Ontario) or any similar legislation in any other jurisdiction of Canada for employees in Canada and former employees in Canada of the Credit Parties or any of their Subsidiaries.
“Canadian Prime Rate” means, for any day a fluctuating rate of interest per annum equal to the greater of (a) the per annum rate of interest quoted or established as the “prime rate” of Bank of America, N.A., Canada Branch which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (b) the average ~~CDOR Rate~~Canadian Benchmark for a 1-month term plus ½ of 1% per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to the Parent Borrower or any other Person; and if the Canadian Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Such prime rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Canadian Prime Rate Loan” means a Loan that bears interest based on the Canadian Prime Rate. All Canadian Prime Rate Loans shall be denominated in Canadian Dollars.

“Canadian Sanctions List” means the list of names subject to the Regulations Establishing a List of Entities made under subsection 83.05(1) of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and/or the United Nations Al-Qaida and Taliban Regulations, and the Special Economic Measures Act (Canada).
“Capitalization Rate” means 9.0% for all properties that were owned as of April 17, 2002, and that continue to be owned as of the date of determination, by any member of the Consolidated Group.
“Cash Collateral” has the meaning specified in the definition of “Cash Collateralize”.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Revolving Lenders, as collateral for L/C Obligations or obligations of Revolving Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer(s) benefitting from such collateral shall agree in its or their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer(s). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“CDOR” has the meaning specified in the definition of “Alternative Currency Term Rate”.
“CDOR Cessation Date” has the meaning specified in Section 3.03(c).
“CDOR Rate” has the meaning specified in the definition of “~~Eurocurrency~~Alternative Currency Term Rate”.
“Change in Law” means the occurrence, after the date of this Agreement, and with respect to any Person in particular, after the date such Person becomes a party to this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or a United States Governmental Authority, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of Ventas entitled to vote for members of the board of directors or equivalent governing body of Ventas on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and the Borrowers shall not have repaid all of the outstanding Obligations in full in cash, Cash Collateralized all outstanding Letters of Credit in an amount equal to one hundred percent (100%) of the then current L/C Obligations and terminated the Revolving Commitments within forty-five (45) days after such Person or Affiliated Group shall have acquired such percentage of such stock; or

(b)    Ventas ceases to be the sole general partner of the Parent Borrower or Ventas ceases to own, directly or indirectly, more than fifty percent (50%) of the equity interests in the Parent Borrower; or
(c)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Ventas cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Class” when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans, Negotiated Rate Loans, or Term Loans.
“Closing Date” means the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“CME” means CME Group Benchmark Administration Limited.
“Co-Documentation Agents” means each of Citibank, N.A., Credit Agricole Corporate and Investment Bank, Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada, TD Bank, N.A., The Toronto-Dominion Bank, New York Branch, UBS AG, Stamford Branch, Wells Fargo Bank, N.A., The Bank of Nova Scotia, Mizuho Bank, Ltd. and Sumitomo Mitsui Banking Corporation, in the capacity as Co-Documentation Agent.
“Code” means the Internal Revenue Code of 1986.
“Committed Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type, in the same currency and, in the case of ~~Eurocurrency~~Term Rate Loans, having the same Interest Period made by each of the Dollar Tranche Lenders, each of the Alternative Currency Tranche Lenders or each of the Multicurrency Revolving Tranche Lenders, as the case may be, pursuant to Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a Term Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of ~~Eurocurrency~~Term Rate Loans, in each case provided to the Administrative Agent pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, which as of the Closing Date includes Bank of America’s CashPro Credit Portal), appropriately completed and signed by a Responsible Officer of the Parent Borrower.
“Commitments” means, collectively, the Revolving Commitments and Incremental Term Commitments.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” means this Agreement, any other Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Daily Simple SOFR, Term SOFR, any Alternative Currency Daily Rate, any Alternative Currency Term Rate, any Relevant Rate or any proposed Successor Rate for an Agreed Currency (other than Canadian Dollars), as applicable, any conforming changes to the definitions related thereto, including “Base Rate”, “SOFR”, “Daily Simple SOFR”, “Term SOFR”, “Term SOFR Screen Rate”, “SONIA”, “SARON”, “EURIBOR”, “TIBOR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Parent Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines, in consultation with the Parent Borrower, that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary (after consultation with the Parent Borrower) in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted Net Worth” means, as of any day for the Consolidated Group, the sum of (a) total shareholders’ equity or net worth plus (b) accumulated depreciation and accumulated amortization, in each case, determined on a consolidated basis in accordance with GAAP; but excluding, in any event, for purposes hereof, unrealized gains and losses on Swap Contracts reported on a consolidated balance sheet as accumulated other comprehensive income or loss.
“Consolidated EBITDA” means, for any period for the Consolidated Group, the sum of Consolidated Net Income plus, without duplication, to the extent deducted in computing Consolidated Net Income, (a) amortization and depreciation expense, (b) other non-cash charges, (c) Consolidated Interest Expense, (d) provision for taxes, and (e) minority interest expense attributable to non-wholly owned Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) extraordinary gains and losses and related tax effects thereon, (ii) non-cash impairment charges, (iii) non-cash stock or option based compensation, (iv) other non-cash gains and losses and related tax effects thereon, and (v) merger-related expenses and deal costs, including transition and integration expenses related to consummated transactions and costs related to acquisitions and investments not permitted to be capitalized pursuant to GAAP.
“Consolidated Fixed Charge Coverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date to (b) Consolidated Fixed Charges for the four (4) consecutive fiscal quarters ending on such date.
“Consolidated Fixed Charges” means, for any period for the Consolidated Group, the sum of, without duplication, (a) Consolidated Interest Expense, plus (b) scheduled principal payments on Consolidated Total Indebtedness (excluding any balloon or final payment) during the applicable period, plus (c) cash dividends and distributions on preferred stock of Ventas, if any, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) gains and losses from unwinding or break-funding of Swap Contracts, (ii) write-offs of unamortized deferred financing fees, (iii) prepayment fees, premiums and penalties, and (iv) other unusual or non-recurring items as are reasonably acceptable to the Administrative Agent and the Required Lenders.
“Consolidated Gross Asset Value” means, as of any day for the Consolidated Group, the sum of (a) the book value of all assets (prior to deduction for accumulated depreciation and accumulated amortization, but including the effect of any impairment charges, as reflected in the consolidated financial statements of the Consolidated Group prepared as of such date in accordance with GAAP) excluding properties that were owned as of April 17, 2002, and that continue to be owned as of the date of determination, by any member of the Consolidated Group, plus (b) an amount equal to the quotient of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended attributable to properties that were owned as of April 17, 2002, and that continue to be owned as of the date of determination, by any member of the Consolidated Group divided by the Capitalization Rate, minus (c) goodwill and other Intangible Assets.
“Consolidated Group” means Ventas and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, for any period for the Consolidated Group, interest expense determined in accordance with GAAP, but including, in any event, the interest component under capital leases and the implied interest component under securitization transactions and excluding, in any event, amortization of deferred financing fees, amortization of debt discounts and swap breakage costs.
“Consolidated Net Income” means, for any period for the Consolidated Group, net income or loss determined on a consolidated basis in accordance with GAAP; but excluding, in any event and without duplication, (a) the income or loss of any Person that is not a member of the Consolidated Group in which any member of the Consolidated Group has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to members of the Consolidated Group by such Person during such period, (b) the income or loss of any Person accrued prior to the date that it became a member of the Consolidated Group or that such Person’s assets were acquired by a member of the Consolidated Group (except as otherwise required in connection with Section 1.03), (c) any net after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income and (d) gains and losses from dispositions of depreciable real estate investments, impairment charges, the early extinguishment of debt and transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP and other non-recurring items, including, without limitation, charges resulting from settlement of options to repurchase remarketable bonds and other similar charges.
“Consolidated Secured Debt” means the aggregate principal amount of Consolidated Total Indebtedness that is secured by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest on assets owned or leased by a member of the Consolidated Group; provided, that in no event shall the Obligations constitute “Consolidated Secured Debt” solely as a result of any security interest granted to the Administrative Agent or any L/C Issuer, solely in any Cash Collateral or any account or other property, including proceeds thereof, established for the purpose of securing obligations in respect of Letters of Credit, exchange rate fluctuations or otherwise to the extent required pursuant to Section 2.17.
“Consolidated Secured Debt Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated Secured Debt outstanding on such date to (b) Consolidated Gross Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, (i) Consolidated Secured Debt on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Consolidated Secured Debt outstanding on such date that by its terms is scheduled to mature on or before the date that is twenty-four (24) months following such date and (y) the aggregate amount of all unrestricted cash and cash equivalents on such date and escrow and other deposits to the extent available for the repayment of Consolidated Secured Debt of the type described in clause (x) (excluding any such unrestricted cash and cash equivalents and escrow and other deposits used to determine the Consolidated Unsecured Leverage Ratio as of such date) and (ii) Consolidated Gross Asset Value shall be adjusted by deducting therefrom the amount by which Consolidated Secured Debt is adjusted under clause (i).
“Consolidated Total Indebtedness” means, as of any day for the Consolidated Group, the Indebtedness of the Consolidated Group; provided that Consolidated Total Indebtedness shall not include security deposits, accounts payable, accrued liabilities and prepaid rents, any intracompany debt, or dividends and distributions declared but not payable, each as defined in accordance with GAAP.

“Consolidated Total Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated Total Indebtedness outstanding on such date to (b) Consolidated Gross Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, (i) Consolidated Total Indebtedness on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Consolidated Total Indebtedness outstanding on such date that by its terms is scheduled to mature on or before the date that is twenty-four (24) months following such date and (y) the aggregate amount of all unrestricted cash and cash equivalents on such date and escrow and other deposits to the extent available for the repayment of Consolidated Total Indebtedness of the type described in clause (x) and (ii) Consolidated Gross Asset Value shall be adjusted by deducting therefrom the amount by which Consolidated Total Indebtedness is adjusted under clause (i).
“Consolidated Unencumbered Assets” means, for the Consolidated Group, net real estate investments, plus, without duplication, loans receivable and marketable securities of the Consolidated Group, in each case, that are free of any liens, encumbrances, pledges or negative pledges used to secure, or otherwise provide credit support for, Indebtedness. For purposes hereof, the term “negative pledge” shall exclude (i) a covenant that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions the ability of a member of the Consolidated Group to encumber its assets upon the maintenance of one or more specified ratios that limit such member’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, (ii) a requirement that an obligation be secured on an “equal and ratable basis” to the extent that Indebtedness under the Facilities is secured and (iii) a covenant relating to the sale of an asset that limits the creation of any lien pending the closing of the sale thereof.
“Consolidated Unencumbered EBITDA” means, for any period for the Consolidated Group, the portion of Consolidated EBITDA that is generated by Consolidated Unencumbered Assets.
“Consolidated Unencumbered Gross Asset Value” means an amount, determined as of the end of each fiscal quarter, equal to the sum of (a) the book value of all Consolidated Unencumbered Assets (prior to deduction for accumulated depreciation and accumulated amortization, but including the effect of any impairment charges, as reflected in the consolidated financial statements of the Consolidated Group prepared as of such date in accordance with GAAP) excluding unencumbered properties that were owned as of April 17, 2002, and that continue to be owned as of the date of determination, by any member of the Consolidated Group, plus (b) the quotient of Consolidated Unencumbered EBITDA from unencumbered properties that were owned as of April 17, 2002, and that continue to be owned as of the date of determination, by any member of the Consolidated Group divided by the Capitalization Rate; provided that the aggregate amount of Consolidated Unencumbered Gross Asset Value arising from loans receivable and marketable securities shall be excluded from the calculation of Consolidated Unencumbered Gross Asset Value to the extent that such amounts exceed, in the aggregate, 20% of Consolidated Unencumbered Gross Asset Value.
“Consolidated Unsecured Debt” means, at any time, the portion of Consolidated Total Indebtedness that is not Consolidated Secured Debt.
“Consolidated Unsecured Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (i) Consolidated Unsecured Debt outstanding on such date to (ii) Consolidated Unencumbered Gross Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, (i) Consolidated Unsecured Debt on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Consolidated Unsecured Debt outstanding on such date that by its terms is scheduled to mature on or before the date that is twenty-four (24) months following such date and (y) the aggregate amount of all unrestricted cash and cash equivalents on such date and escrow and other deposits to the extent available for the repayment of Consolidated Unsecured Debt of the type described in clause (x) (excluding any such unrestricted cash and cash equivalents and escrow and other deposits used to determine the Consolidated Secured Debt Leverage Ratio as of such date) and (ii) Consolidated Unencumbered Gross Asset Value shall be adjusted by deducting therefrom the amount by which Consolidated Unsecured Debt is adjusted under clause (i).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Covered Entity” has the meaning specified in Section 10.24(b).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Party” means each of the Borrowers and the Guarantor.

“Daily ~~Floating Rate~~Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate being established by the Administrative Agent.
“Daily Simple SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Daily SOFR Loan” means a Loan that bears interest at a rate based on ~~the LIBOR~~ Daily ~~Floating Rate~~Simple SOFR. All Daily ~~Floating Rate~~SOFR Loans ~~shall~~must be denominated in Dollars.
“Debt Rating” has the meaning specified in the definition of “Applicable Rate”.
“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to ~~a Eurocurrency Rate~~an Alternative Currency Loan, a ~~Daily Floating Rate~~SOFR Loan or a Canadian Prime Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) perform any of its funding obligations hereunder, including in respect of (x) its Loans or (y) participations in respect of L/C Obligations, in each case within two (2) Business Days of the date required to be funded by it hereunder, unless, in the case of clause (x) above, such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Parent Borrower, the Administrative Agent or any L/C Issuer that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notice or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Parent Borrower, to confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under one of more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent Borrower, each L/C Issuer and each other Lender promptly following such determination.
“deemed year” has the meaning specified in Section 2.09(d).
“Departing Lender” has the meaning set forth in Section 10.20.
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any ~~Sanction~~Sanctions.
“Disposition” or “Dispose” means the sale, transfer or assignment (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise), with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in any case other than sales or other dispositions of assets in the ordinary course of business.
“Disqualified Institution” has the meaning specified in the definition of “Eligible Assignee”.
“Dividing Person” has the meaning specified in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such

Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at ~~any~~the time of determination thereof, (a) ~~with respect to any~~if such amount ~~denominated~~is expressed in Dollars, such amount, ~~and (b) with respect to any~~(b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on the date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or such L/C Issuer, as applicable, using any reasonable method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount ~~thereof~~ in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as ~~the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such currency~~applicable, using any reasonable method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or an L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
“Dollar Tranche Commitment” means, as to each Lender, its obligation to (a) make Dollar Tranche Loans to the Borrowers pursuant to Section 2.01(a), and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name in the columns entitled “Dollar Tranche Commitment” on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Dollar Tranche Lender” means a Lender with a Dollar Tranche Commitment or an outstanding Dollar Tranche Loan.
“Dollar Tranche Loan” has the meaning specified in Section 2.01(a).
“Domestic Borrower” means a Borrower organized under the laws of the United States, any state thereof or the District of Columbia.
“DQ List” has the meaning specified in Section 10.06(g)(v).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 10.18.

“Electronic Record” ~~has the meaning specified in Section 1.10.~~and “Electronic Signature” ~~has~~have the ~~meaning specified in Section 1.10.~~meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Competitor (as defined below), including Kindred Healthcare, Inc., Sunrise Senior Living, LLC, Atria Senior Living, Inc., Brookdale Senior Living Inc., Ardent Health Partners, LLC, Eclipse Senior Living, Inc. and any Person that is specifically identified by name as a Competitor by the Parent Borrower in a list generally available to the Lenders on the Closing Date, which list may be updated from time to time after the Closing Date by the Parent Borrower (but no such update shall become effective until the second Business Day after it is provided by the Parent Borrower to the Administrative Agent for dissemination to the Lenders, and no such update shall apply retroactively to a Person that already acquired and continues to hold (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in the Facilities); (B) a prospective assignee or successor administrative agent (other than a Lender or an Affiliate of a Lender) which is or has been an adverse party in litigation or other legal proceedings with, or has threatened, litigation or other legal proceedings against, any Credit Party and (C) any Affiliate of any Person listed in clause (A) or (B) above that is either identified to the Administrative Agent in writing from time to time for distribution to the Lenders, or clearly identifiable on the basis of such Affiliate’s name (any such Person under this proviso, a “Disqualified Institution”). For purposes hereof, “Competitor” means a real estate investment trust investing primarily in healthcare and/or seniors housing properties, any tenant under a Material Lease, or any other manager of a property owned or leased by a member of the Consolidated Group. Neither the Administrative Agent nor any Lender shall have any liability in the event of an assignment to any Person not then actually known by the Administrative Agent or such Lender to be a Competitor or a Disqualified Institution under clause (B) of the first sentence of this definition.
~~“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.~~
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Credit Parties or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (but excluding any debt security that is convertible into or exchangeable for capital stock).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of an amendment to a Pension Plan or Multiemployer Plan as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent Borrower or any ERISA Affiliate in excess of the Threshold Amount.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” mean the ~~lawful~~single currency of the Participating Member States ~~introduced in accordance with the EMU Legislation.~~
~~“Eurocurrency Rate” means:~~
~~(a)    with respect to any Credit Extension (other than a Base Rate Loan, a Canadian Prime Rate Loan or a Daily Floating Rate Loan) for any Interest Period:~~
~~(i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for such currency for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;~~
~~(ii)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00a.m. (Brussels, Belgium time) on the Rate Determination Date with a term equivalent to such Interest Period;~~
~~(iii)    denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;~~
~~(iv)    denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;~~
~~(v)    denominated in any other non-LIBOR Quoted Currency, the rate per annum as reasonably designated by the Administrative Agent with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a); and~~

~~(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m. London time determined two (2) London Banking Days prior to such date for Dollar deposits with a term of one (1) month commencing that day; and~~
~~(c)    if the Eurocurrency Rate determined in accordance with the foregoing shall be less than zero, such rate shall be deemed to be zero.~~
~~“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency (other than Canadian Prime Rate Loans) must be Eurocurrency Rate Loans~~.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Obligation under any Swap Contract if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.07 and any and all guarantees of such Guarantor’s Obligations under any Swap Contract by other Credit Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Obligation. If an Obligation under any Swap Contract arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.
“Excluded Taxes” means, with respect to any Recipient of any payment to be made by or on account of any obligation of the Credit Parties hereunder, (a) Taxes imposed on or measured by its net income (however denominated), franchise taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient (other than an assignee pursuant to a request by the Parent Borrower under Section 10.13), any U.S. withholding Tax that is imposed on amounts payable to such Recipient pursuant to a law in effect at the time such Recipient becomes a party hereto (or designates a new Lending Office) or is attributable to such Recipient’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding Tax pursuant to Section 3.01(a), (c) in the case of a Foreign Lender, any Canadian federal withholding Taxes imposed on the payment as a result of such payment having been made to such Foreign Lender that, at the time of making such payment, (i) is a Person with which a Credit Party does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)), or (ii) is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Credit Party or does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”~~)~~, (d) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), and (e) any Taxes imposed under FATCA.
“Existing Letters of Credit” means the Letters of Credit issued under the Existing Credit Agreement and outstanding on the Closing Date and set forth on Schedule 2.03.
“Existing Credit Agreement” means the Second Amended and Restated Credit and Guaranty Agreement, dated as of April 25, 2017 among Ventas Realty, Limited Partnership, the other borrowers party thereto, the guarantors and lenders party thereto and Bank of America, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, prior to the date hereof).

“Extended Letter of Credit” means any Letter of Credit with an expiration date occurring up to one year beyond the Letter of Credit Expiration Date pursuant to the terms of Section 2.03(a)(ii)(B).
“Facility” means the Revolving Credit Facility and each Incremental Term Loan Facility, as the context may require, and “Facilities” means a collective reference to the foregoing.
“Facility Fee Rate” means, from time to time, the number of basis points per annum set forth in the following table, with reference to the Pricing Levels set forth in the definition of “Applicable Rate”:

Pricing Level	Facility Fee
1	10.0 bps
2	10.0 bps
3	12.5 bps
4	15.0 bps
5	20.0 bps
6	25.0 bps
7	30.0 bps

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described in the first parenthetical above), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means, collectively, the fee letters entered into from time to time among the Parent Borrower and one or more of the Agents, Arrangers and/or their Affiliates in respect of the Facilities.
“First Extended Maturity Date” has the meaning specified in Section 2.15(a).
“Fitch” means Fitch Ratings, Inc. and any successor thereto.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to CDOR. As of the Second Amendment Effective Date, the Floor is zero.
“Foreign Borrower” means any borrower under this Agreement, including Ventas SSL II, Ventas SSL III, Ventas Canada Finance Limited, organized in any jurisdiction other than the United States (or any political subdivision thereof).
“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower to which such Lender has made any Loan or L/C Advance hereunder is a resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuers, an amount equal to such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations, less the amount of such L/C Obligations as to which such Defaulting Lender has funded its participation obligation or as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any payment obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning given to such term in Section 11.01.
“Guarantor” means Ventas and any other Person that guarantees the Obligations.
“Guaranty” means the guaranty of the Obligations by the Guarantor pursuant to Article XI hereof.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Honor Date” has the meaning set forth in Section 2.03(b)(v).
~~“Impacted Loans” has the meaning set forth in Section 3.03(a).~~
“Increase Effective Date” has the meaning set forth in Section 2.16(d).
“Incremental Facilities” has the meaning set forth in Section 2.16(a).
“Incremental Revolving Increase” has the meaning set forth in Section 2.16(a).
“Incremental Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrowers pursuant to Section 2.01(b)(i) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth in the applicable Incremental Term Loan Facility Documents or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Incremental Term Loan Facility” has the meaning set forth in Section 2.16(a).
“Incremental Term Loan Facility Documents” means, with respect to any Incremental Term Loan Facility, each agreement, instrument and other document evidencing, securing, guaranteeing, or otherwise relating to such Incremental Term Loan Facility, including any applicable New Lender Joinder Agreement.
“Indebtedness” means (without duplication), at any time and with respect to any Person, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money, whether secured or unsecured, and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments including, without limitation, recourse and non-recourse mortgage debt;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    aggregate net obligations of such Person under Swap Contracts;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), excluding liabilities with respect to earnouts, reimbursements, true-ups and other similar obligations incurred in connection with the purchase or sale of assets except to the extent such liabilities are required to appear on a balance sheet prepared in accordance with GAAP;
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, to the extent of the value of the property encumbered by such Lien;
(f)    capital leases and Synthetic Lease Obligations;

(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person at any time prior to the date that is six months after the latest Maturity Date at such time (other than obligations that can solely be satisfied by delivery of Equity Interests of such Person), valued, in the case of a redeemable preferred interest, at the liquidation preference thereof, and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, (i) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date (which shall be a positive number if such amount would be owed by a member of the Consolidated Group and a negative number if such amount would be owed to a member of the Consolidated Group) and the net obligations under Swap Contracts shall not be less than zero and (ii) the amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Any liability will be excluded so long as it is (1) secured by a letter of credit issued for the benefit of a Credit Party or other member of the Consolidated Group in form and substance and from a financial institution reasonably acceptable to the Administrative Agent, but only to the extent no Credit Party or other member of the Consolidated Group has liability therefor, (2) any obligation (including obligations under so called “sandwich leases”) against which a third party indemnified any Credit Party or other member of the Consolidated Group, or guarantees all loss suffered by any Credit Party or other member of the Consolidated Group on account thereof, to the extent the indemnitor or guarantor has the financial wherewithal to satisfy its obligation, or (3) is otherwise acceptable as a “Covered Liability” in the reasonable discretion of the Administrative Agent and the Required Lenders.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Initial Revolving Maturity Date” has the meaning set forth in the definition of “Revolving Maturity Date”.
“Intangible Assets” means assets of a Person and its Subsidiaries that are classified as intangible assets under GAAP, but excluding interests in real estate that are classified as intangible assets in accordance with GAAP.
“Interest Payment Date” means, (a) as to any Daily SOFR Loan ~~other than a~~, the last Business Day of each calendar quarter and the applicable Maturity Date, (b) as to any Base Rate Loan~~,~~ and any Canadian Prime Rate Loan ~~or a Daily Floating~~, the last Business Day of each calendar quarter and the applicable Maturity Date, (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each month and the applicable Maturity Date and (d) as to any Alternative Currency Term Rate Loan, Term SOFR Loan and Negotiated Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for ~~a Eurocurrency~~an Alternative Currency Term Rate Loan, a Term SOFR Loan or a Negotiated Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall ~~also~~ be Interest Payment Dates~~; and (b) as to any Base Rate Loan, any Canadian Prime Rate Loan and any Daily Floating Rate Loan, the last Business Day of each calendar quarter and the applicable Maturity Date~~.
“Interest Period” means~~,~~ (~~x~~a) as to each ~~Eurocurrency~~Term SOFR Loan and Alternative Currency Term Rate Loan, the period commencing on the date such ~~Eurocurrency~~Term Rate Loan is disbursed or converted to or continued as a ~~Eurocurrency~~Term SOFR Loan or an Alternative Currency Term Rate Loan, as applicable, and ending on the date one, two (solely with respect to Alternative Currency Term Rate Loans denominated in Australian Dollars), three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Parent Borrower in the applicable Committed Loan Notice, or such other period that is twelve months or less requested by the

Parent Borrower and consented to by all the Lenders providing such ~~Eurocurrency~~Term Rate Loan and (~~y~~b) as to each Negotiated Rate Loan, the period commencing on the date such Negotiated Rate Loan is disbursed and ending on the date not more than one hundred eighty (180) days thereafter as selected by the Parent Borrower in the applicable Negotiated Rate Loan Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    with respect to any Interest Period of one month or greater pertaining to a Term Rate Loan, the Parent Borrower may specify in the applicable Committed Loan Notice an alternative date as the last day of such Interest Period, which date shall be a Business Day not more than three (3) Business Days prior to or following the date that such Interest Period would otherwise end pursuant to the preceding clauses (i) and (ii) (but in no event shall such alternative date be a date in a later calendar month); ~~and~~
(iv)    no Interest Period shall~~, with respect to any Loan,~~ extend beyond the applicable Maturity Date; and
(v)    with respect to any Alternative Currency Term Rate Loan denominated in Canadian Dollars, only Interest Periods of one month and three months will be available.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IRS” means the United States Internal Revenue Service.
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and a Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.
“Joint Venture” means any Person in which any member of the Consolidated Group directly or indirectly has an ownership interest but is not a Subsidiary.
“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A. and its successors.

“Judgment Currency” has the meaning specified in Section 10.19.
“Laws” means, collectively, all international, foreign, Federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Dollar Tranche Lender, such Dollar Tranche Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s L/C Commitment is set forth on Schedule 2.01, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed an L/C Commitment after the Closing Date, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Parent Borrower, and notified to the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Draw Notice” has the meaning specified in Section 2.03(b)(v).
“L/C Issuers” means, collectively, Bank of America and JPMorgan Chase Bank, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“L/C Reimbursement Date” has the meaning specified in Section 2.03(b)(v).
“Lender” has the meaning specified in the introductory paragraph hereto. The term “Lender” may also be used to refer to a Revolving Lender or a Lender under an Incremental Term Loan Facility.
“Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders and the L/C Issuers.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application, agreement or request, as applicable, for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the date that is the fifth (5th) day prior to the Revolving Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(g).
“Letter of Credit Sublimit” means an amount equal to the lesser of the aggregate amount of all Lenders’ Dollar Tranche Commitments and $200,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments and the aggregate Dollar Tranche Commitments.
~~“LIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.~~
~~“LIBOR Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to LIBOR, or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), at or about 11:00 a.m., London time, two (2) London Banking Days prior to such day, for Dollar deposits with a term of one (1) month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate will be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate will be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, further, if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed to be zero.~~
~~“LIBOR Quoted Currency” means Dollars, Sterling, Yen and Swiss Franc, in each case as long as there is a published LIBOR rate with respect thereto.~~
~~“LIBOR Replacement Date” has the meaning specified in Section 3.03(c).~~
~~“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~
~~“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).~~
~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner~~

~~of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).~~
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, a Term Loan or a Negotiated Rate Loan.
“Loan Documents” means this Agreement, each Note, each Issuer Document, each Borrower Joinder Agreement, each Sustainability Metric Annual Certificate, each Fee Letter, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.
~~“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.~~
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Material Adverse Effect” means any event or condition that (a) has a material adverse effect on the business, assets, properties, operations or financial condition of the Credit Parties and their Subsidiaries taken as a whole or (b) materially impairs the ability of the Credit Parties as a whole to perform their material obligations under any Loan Document; provided, however, that any event or condition will be deemed to have a “Material Adverse Effect” if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a “Material Adverse Effect” exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a “Material Adverse Effect”, even though, individually, such event or condition would not do so.
“Material Group” has the meaning specified in the definition of “Material Subsidiary”.
“Material Lease” means any lease in which any member of the Consolidated Group is the landlord that individually or together with such tenant’s other leases in which any member of the Consolidated Group is the landlord, requires annual base rent to be paid to the Consolidated Group in excess of $100,000,000.
“Material Recourse Indebtedness” means any Indebtedness of a Credit Party and/or any Subsidiary (other than Indebtedness hereunder and Indebtedness under Swap Contracts) that (a) does not constitute Non-Recourse Indebtedness, and (b) individually or in the aggregate, has a principal amount (including, without duplication, undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.
“Material Subsidiary” means each Subsidiary or any group of Subsidiaries (i) which, as of the most recent fiscal quarter of the Guarantor for which financial statements have been delivered pursuant to Section 6.01, contributed greater than $100,000,000 of Consolidated EBITDA for the period of four consecutive fiscal quarters then ended or (ii) which contributed greater than $300,000,000 of Consolidated Gross Asset Value as of such date. A group of Subsidiaries (a “Material Group”) each of which is not otherwise a Material Subsidiary (defined in the foregoing sentence) shall constitute a Material Subsidiary if the group taken as a single entity satisfies the requirements of the foregoing sentence.

“Maturity Date” means, as applicable, the Revolving Maturity Date and/or with respect to any Incremental Term Loan Facility, subject to Section 2.16(a), the date set forth in the applicable Incremental Term Loan Facility Documents as the “Maturity Date” for such Term Facility or, if the applicable Incremental Term Loan Facility Documents fail to specify a “Maturity Date”, the Maturity Date shall be the latest Maturity Date (giving effect to any available extension options) of any then existing Facility; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date of such Incremental Term Loan Facility shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 10.09.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multicurrency Revolving Commitment” means, as to each Lender, its obligation to make Revolving Loans to the Borrower pursuant to Section 2.01(c), in Dollars and Alternative Currencies, in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name in the column entitled “Multicurrency Revolving Commitment” on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Multicurrency Revolving Tranche Lender” means a Lender with a Multicurrency Revolving Commitment or an outstanding Multicurrency Revolving Tranche Loan.
“Multicurrency Revolving Tranche Loan” has the meaning specified in Section 2.01(c).
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Negotiated Rate Borrowing” means one or more Negotiated Rate Loans made to a Borrower by one or more of the Revolving Lenders and of which the Administrative Agent is given notice by a Negotiated Rate Loan Notice.
“Negotiated Rate Funding Date” shall have the meaning set forth in Section 2.05(b).
“Negotiated Rate Loan” shall have the meaning set forth in Section 2.05(a).
“Negotiated Rate Loan Notice” means a notice of a Negotiated Rate Loan made pursuant to Section 2.05, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, which as of the Closing Date includes Bank of America’s CashPro Credit Portal), appropriately completed and signed by a Responsible Officer of the Parent Borrower.
“Negotiated Rate Sublimit” means an amount equal to fifty percent (50%) of the Aggregate Revolving Commitments, which shall be available for negotiated rate advances. The Negotiated Rate Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“New Lender Joinder Agreement” has the meaning specified in Section 2.16(c).
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-Recourse Indebtedness” of a Person means any Indebtedness of such Person, the recourse for which is limited to assets of such Person securing such Indebtedness (and, if applicable, in the event such Person owns no assets other than real estate that secures such Indebtedness and assets incident to ownership of such real estate (e.g., personal property) and has no other Indebtedness, to such Person and/

or such Person’s Equity Interests), other than in respect of environmental liabilities, fraud, misrepresentation and other similar matters.
“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(d).
“Notes” means, collectively, (a) the Revolving Notes and (b) any promissory notes made by any Borrower in favor of a Term Lender under an Incremental Term Loan Facility evidencing the Term Loans made by such Term Lender under such Incremental Term Loan Facility substantially in a form agreed among the Borrowers, the Administrative Agent and the Appropriate Lenders, and “Note” means any of them individually.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of the Borrowers arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (i) interest and fees that accrue after the commencement by or against the Borrowers or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (ii) obligations of the Borrowers under any Swap Contract to which a Lender or any Affiliate of a Lender is a party and (iii) obligations of the Borrowers under any Treasury Management Agreement with a Treasury Management Lender; provided, however, that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Credit Party under any Loan Document and (b) the obligation of the Credit Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case to the extent permitted under this Agreement or any other Loan Document, may elect to pay or advance on behalf of the Credit Parties.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Closing Date” means the Closing Date under and as defined in the Existing Credit Agreement.
“Original Revolving Notes” means the “Revolving Notes” as defined in the Existing Credit Agreement.
“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between a Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document except any such Taxes that are Other Connection Taxes (other than an assignment made pursuant to Section 3.06(b)).
“Outstanding Amount” means (a) with respect to Revolving Loans (or any Type or Tranche thereof) and Negotiated Rate Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Negotiated Rate Loans, as the case may be, occurring on such date; (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by or on behalf of the Borrowers of Unreimbursed Amounts or any refinancings thereof; and (c) with respect to the Term Loans on any date, or to the Term Loans under any Incremental Term Loan Facility on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, ~~the rate of interest per annum at which~~an overnight ~~deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such~~ rate ~~is being~~ determined~~, would be offered for such day by a branch or Affiliate of Bank of America in~~ by the Administrative Agent or the applicable ~~offshore interbank market for such currency to major banks in such~~L/C Issuer, as the case may be, in accordance with banking industry rules on interbank ~~market~~compensation.
“Parent Borrower” means Ventas Realty, Limited Partnership, a Delaware limited partnership.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means ~~each~~any member state ~~so described in any EMU Legislation~~of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” has the meaning specified in Section 10.17.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent Borrower or any ERISA Affiliate or to which the Parent Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Parent Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.
~~“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).~~
“Pro Forma Basis” means, for purposes of determining Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Interest Expense, Consolidated Net Income and any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Agreement. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an acquisition, development or redevelopment, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such acquisition, development or redevelopment shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of the issuance or exercise of Equity Interests, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of ~~the applicable~~such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent); provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent.
“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any L/C Issuer, as applicable.
“Register” has the meaning specified in Section 10.06(c).
“REIT” means a real estate investment trust as defined in Sections 856-860 of the Code.
~~“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:~~
~~(A)    the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from~~

~~time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or~~
~~(B)    the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).~~
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the ~~Federal Reserve Board and/or the Federal Reserve~~ Bank of ~~New York~~Canada, or a committee officially endorsed or convened by the ~~Federal Reserve Board and/or the Federal Reserve Bank of New York~~Bank of Canada, or any successor thereto.
“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Term SOFR and SOFR, (b) Sterling, SONIA, (c) Swiss Francs, SARON, (d) Euros, EURIBOR, (e) Canadian Dollars, the CDOR Rate, (f) Yen, TIBOR, and (g) Australian Dollars, BBSY, as applicable.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Committed Borrowing, a Term Borrowing, or a conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Negotiated Rate Loan, a Negotiated Rate Loan Notice.
“Required Incremental Term Loan Facility Lenders” means, as of any date of determination, with respect to any Incremental Term Loan Facility, Lenders holding more than 50% of the Outstanding Amount of Loans under such Incremental Term Loan Facility on such date; provided that the portion of such Incremental Term Loan Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Loan Facility Lenders.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Revolving Commitments; provided that the unused Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.
“Required Revolving Lenders” means, as of any date of determination, (a) Revolving Lenders having more than fifty percent (50%) of the Aggregate Revolving Commitments or (b) if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than fifty percent (50%) of the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition); provided that any Revolving Commitment of, and the portion of the Total Revolving Outstandings (including risk participations in Letters of Credit) held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Revolving Lenders.
“Rescindable Amount” has the meaning as specified in Section 2.13(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, any executive vice president, any vice president, and the treasurer of any Credit Party or any entity authorized to act on behalf of a Credit Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Credit Party or any entity authorized to act on behalf of a Credit Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Credit Party or entity authorized to act on behalf of a Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party or entity authorized on behalf of such Credit Party designated in or pursuant to an agreement between the applicable Credit Party or entity authorized on behalf of such Credit Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Parent Borrower.
“Restricted Payment” means any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Guarantor’s Equity Interests, or on account of any return of capital to the Guarantor’s stockholders, partners or members (or the equivalent Person thereof); provided that dividends to the extent in the form of Equity Interests shall not constitute Restricted Payments.
“Revaluation Date” means (a) with respect to any Revolving Loan, each of the following: (i) each date of a Borrowing of ~~a Eurocurrency Rate Loan denominated in~~ an Alternative Currency Loan, (ii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of ~~a Eurocurrency Rate Loan denominated in~~ an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (~~iii~~iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; (b) with respect to any Negotiated Rate Loan denominated in a currency other than Dollars, each of the following: (i) each date of a Borrowing of a Negotiated Rate Loan denominated in a currency other than Dollars, (ii) each date of a continuation of a Negotiated Rate Loan denominated in a currency other than Dollars, and (iii) such additional dates as the Administrative Agent shall determine or the applicable Revolving Lenders shall require; and (c) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under such Letter of Credit and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.
“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, and (b) in the case of a Dollar Tranche Lender, purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name in the column entitled “Revolving Commitment” on Schedule 2.01 or in the Assignment and Assumption or the New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Facility” means, at any time, the Aggregate Revolving Commitments (inclusive of the Alternative Currency Commitments and Multicurrency Revolving Commitments) at such time.
“Revolving Lender” means a Lender with a Revolving Commitment or an outstanding Revolving Loan or an outstanding Negotiated Rate Loan and, as the context requires, includes the L/C Issuers.
“Revolving Loan” means any extension of credit by a Revolving Lender to the Borrowers under the Revolving Credit Facility in the form of a Dollar Tranche Loan, an Alternative Currency Tranche Loan or a Multicurrency Revolving Tranche Loan and includes Loans pursuant to Section 2.03.

“Revolving Maturity Date” means January 29, 2025 (the “Initial Revolving Maturity Date”), subject to extension in accordance with Section 2.15.
“Revolving Note” means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit D-1.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or an L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means, any sanction, trade embargoes or similar restrictions administered or enforced by the United States Government (including, without limitation, OFAC), the Canadian Government, the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury or other relevant sanctions authority with jurisdiction over any Credit Party.
“SARON” means, with respect to any applicable determination date, the Swiss Average Rate Overnight published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.
“SARON Adjustment” means, with respect to SARON, -0.0571% per annum.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(~~c~~d).
~~“Screen Rate” means the Applicable Reference Rate quote for an Applicable Currency on the applicable screen page the Administrative Agent designates to determine such Applicable Reference Rate for such Applicable Currency (or such other commercially available source providing such quotations for such Applicable Currency as may be designated by the Administrative Agent from time to time).~~
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to Third Amended and Restated Credit and Guaranty Agreement, dated as of June 26, 2023, among the Borrowers, the Guarantor, the Lenders, the L/C Issuers and the Administrative Agent.
“Second Amendment Effective Date” means June 26, 2023.
“Second Amendment Effective Date Agreement” means this Agreement, as in effect immediately prior to the Second Amendment becoming effective on the Second Amendment Effective Date.
“Senior Managing Agents” means each of BNP Paribas, Bank of Montreal, Capital One, National Association and Truist Bank, in their capacity as Senior Managing Agents.
“Significant Acquisition” means the acquisition (in one or a series of related transactions) of all or substantially all of the assets or Equity Interests of a Person or any division, line of business or business unit of a Person for an aggregate consideration in excess of $450,000,000.
“SOFR” means, with respect to any ~~Business Day means the secured overnight financing rate published for~~applicable determination date, the Secured Overnight Financing Rate published on the fifth

U.S. Government Securities Business Day preceding such ~~day~~date by the ~~Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator)~~SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source) ~~at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body~~; provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.
“SOFR Adjustment” means 0.10% (10 basis points) per annum.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Loan” means Term SOFR Loan or a Daily SOFR Loan, as applicable.
“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).
“SOFR Successor Rate” has the meaning specified in Section 3.03(b).
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Loan Party” has the meaning provided in Section 11.07.
~~“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.~~
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity the accounts of which are consolidated with the accounts of such Person in the Person’s consolidated financial statements prepared in accordance with GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Ventas.
“Successor Rate” has the meaning specified in Section 3.03(~~f).~~

~~“Successor Rate Conforming Changes” means, with respect to any Successor Rate for an Applicable Currency, any conforming changes to the definition of CDOR Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Applicable Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice for such Applicable Currency is not administratively feasible or that no market practice for the administration of such Successor Rate for such Applicable Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement~~d).
“Sustainability Metric” means, with respect to any fiscal year of the Parent Borrower as determined as of December 31 of such fiscal year, a fraction (expressed as a percentage), the numerator of which is the square footage of Boundary Properties that have current/active ENERGY STAR®, LEED, IREM CSP, or other similarly recognized third-party green building certifications as of such date, and the denominator of which is the total square footage of all Boundary Properties as of such date. A reference to the “Sustainability Metric for a fiscal year” (or words of similar import) shall mean a reference to the Sustainability Metric as of December 31 of such fiscal year.
“Sustainability Metric 2020 Baseline” means the Sustainability Metric for the fiscal year of the Parent Borrower ended December 31, 2020, which percentage shall be certified by the Parent Borrower pursuant to Section 4.01(a)(vii).
“Sustainability Metric Annual Certificate” means a certificate substantially in the form of Exhibit H (or such other form as may be approved by the Administrative Agent) and signed by a Responsible Officer; provided that the Parent Borrower may, but shall not be required to, include a certification regarding whether or not the Sustainability Metric Election Threshold has been satisfied as of December 31 of the then most recently ended fiscal year (commencing with the fiscal year ending December 31, 2021) in any Compliance Certificate delivered by the Parent Borrower from time to time pursuant to Section 6.02(a), and any Compliance Certificate containing such a certification shall be deemed to be the Sustainability Metric Annual Certificate for the fiscal year most recently ended prior to the delivery of such Compliance Certificate.
“Sustainability Metric Election Threshold” means, with respect to any fiscal year of the Parent Borrower listed in the first column of the table set forth below, a percentage equal to the sum of the Sustainability Metric 2020 Baseline, plus the number of percentage points specified opposite such fiscal year in the table below.

Fiscal Year	Sustainability Metric Growth Percentage
2021	3.00%
2022	6.00%
2023	9.00%
2024 and thereafter	12.00%
“Sustainability Metric Pricing Grid” has the meaning specified in the definition of “Applicable Rate”.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement (as defined below), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swiss Franc” means the lawful currency of Switzerland.
“Syndication Agent” means JPMorgan Chase Bank in its capacity as Syndication Agent.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any similar off-balance sheet financing product that is considered borrowed money indebtedness for tax purposes but classified as an operating lease under GAAP.

“~~TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007~~T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which ~~TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement)~~T2 is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans under an Incremental Term Loan Facility of the same Type and, in the case of ~~Eurocurrency~~Term Rate Loans, having the same Interest Period made by each of the Term Lenders participating in such Incremental Term Loan Facility.
“Term CORRA” means, for the applicable corresponding tenor, the forward-looking term rate based on CORRA that has been selected or recommended by the Relevant Governmental Body, and that is published by an authorized benchmark administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of an Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice.

“Term CORRA Notice” means the notification by the Administrative Agent to the Lenders and the Parent Borrower of the occurrence of a Term CORRA Transition Event.
“Term CORRA Transition Date” means, in the case of a Term CORRA Transition Event, the date that is set forth in the Term CORRA Notice provided to the Lenders and the Parent Borrower, for the replacement of the then-current Canadian Benchmark with the Canadian Benchmark Replacement described in clause (a)(i) of such definition, which date shall be at least thirty (30) Business Days from the date of the Term CORRA Notice.
“Term CORRA Transition Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, and is determinable for any Available Tenor, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent, (c) a Canadian Benchmark Replacement, other than Term CORRA, has replaced CDOR in accordance with Section 3.03(c) and (d) the Borrower has provided a written request to Administrative Agent to transition to Term CORRA.
“Term Facilities” means each Incremental Term Loan Facility.
“Term Lender” means a Lender that holds a Term Loan under an Incremental Term Loan Facility.
“Term Loan” means each term loan made in connection with any Incremental Term Loan Facility.

“Term ~~SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.~~Rate Loan” means a Term SOFR Loan or an Alternative Currency Term Rate Loan, as applicable.
“Term SOFR” means
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case plus the SOFR Adjustment; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed to be zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”. All Term SOFR Loans must be denominated in Dollars.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Threshold Amount” means $150,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all L/C Obligations and all Negotiated Rate Loans.
“Tranche” means a category of Revolving Commitments and the related extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) Alternative Currency Commitments and Alternative Currency Tranche Loans, (b) Multicurrency Revolving Commitments and Multicurrency Revolving Tranche Loans, and (c) Dollar Tranche Commitments and Dollar Tranche Revolving Credit Loans.
“Tranche Required Lenders” means, as of any date of determination, with respect to matters relating to Alternative Currency Commitments and Alternative Currency Tranche Loans only, Multicurrency Revolving Commitments and Multicurrency Revolving Tranche Loans only, or Dollar Tranche Commitments (including the purchase of participations in L/C Obligations) and Dollar Tranche Loans only, (a) Revolving Lenders having more than fifty percent (50%) of the aggregate amount of all Alternative Currency Commitments, all Multicurrency Revolving Commitments or all Dollar Tranche Commitments, as the case may be, at such time or (b) if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than fifty percent (50%) of the Total Revolving Outstandings of such Tranche (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition); provided that any Alternative Currency Commitment, Multicurrency Revolving Commitment or Dollar Tranche Commitment, as applicable, of, and the portion of the Total Revolving Outstandings (including risk participations in Letters of Credit) held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Tranche Required Lenders.
“Treasury Management Agreement” means any treasury, depository or cash management arrangements, services or products, including, without limitation, overdraft services and automated clearinghouse transfers of funds.
“Treasury Management Lender” means any Person that, at the time it enters into a Treasury Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Treasury Management Agreement.
“Type” means, with respect to a Revolving Loan or a Term Loan, its character as a Base Rate Loan, a Canadian Prime Rate Loan, a Daily ~~Floating Rate~~SOFR Loan ~~or Eurocurrency~~, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended ~~form~~from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(b)(v).
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“Ventas” means Ventas, Inc., a Delaware corporation, and its permitted successors.
“Wholly-Owned Subsidiary” means any wholly-owned Subsidiary of the Guarantor that is not a special purpose entity.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” and “¥” mean the lawful currency of Japan.
1.02    Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division Successor shall constitute a separate Person hereunder (and each Division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
(e)    For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or the Personal Property Security Act shall include publication under the Civil Code of Québec and all references to releasing or terminating any Lien shall be deemed to include a release, discharge and mainlevée of a hypothec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “rank” or “prior claim”, as applicable, (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies), (t) “accounts” shall include “claims”, (u) “legal title” shall include “holding title on behalf of an owner as mandatory or prête-nom”, (v) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies”, as applicable, (w) “leasehold interest” shall include a “valid lease”, (x) “lease” shall include a “leasing contract”, (y) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively, and (z) “foreclosure” shall include “the exercise of a hypothecary right”.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated

Group shall be deemed to be carried in accordance with GAAP, excluding the effects of FASB ASC 825 on financial liabilities.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Pro Forma Basis. Determinations of compliance with the financial covenants hereunder shall be made on a Pro Forma Basis.
1.04    Rounding.
Any financial ratios required to be maintained by the Credit Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the ~~Spot Rates as of each Revaluation Date to be used for calculating~~ Dollar Equivalents ~~and/or Alternative Currency Equivalents~~ of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies ~~or Dollars~~as of each Revaluation Date. Such ~~Spot Rates~~Dollar Equivalent shall become effective as of such Revaluation Date and shall be the ~~Spot Rates employed in converting any~~Dollar Equivalent of such amounts ~~between the applicable currencies~~ until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be its Dollar Equivalent as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with a Committed Borrowing, Negotiated Rate Borrowing, conversion, continuation or prepayment of ~~a Eurocurrency Rate~~an Alternative Currency Loan, prepayment of a Negotiated Rate Loan or Canadian Prime Rate Loan, or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such ~~Committed Borrowing, Negotiated Rate~~ Borrowing, ~~Eurocurrency Rate Loan, Negotiated Rate Loan, Canadian Prime Rate~~ Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.
1.06    Additional Alternative Currencies.
(a)    The Borrowers may from time to time request that Revolving Loans to ~~be made as Eurocurrency Rate Loans~~ be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into

Dollars. In the case of any such request with respect to the making of ~~Revolving Loans as Eurocurrency Rate~~Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent~~,~~ and each Alternative Currency Tranche Lender and/or each Multicurrency Revolving Tranche Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer issuing such Letter of Credit.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date (but not less than eleven (11) Business Days prior) as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to ~~Revolving Loans to be made as Eurocurrency Rate~~Alternative Currency Loans, the Administrative Agent shall promptly notify each Alternative Currency Tranche Lender and each Multicurrency Revolving Tranche Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each L/C Issuer thereof. Each Alternative Currency Tranche Lender and each Multicurrency Revolving Tranche Lender (in the case of any such request pertaining to ~~Revolving Loans to be made as Eurocurrency Rate~~Alternative Currency Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of ~~such Eurocurrency Rate~~the Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by an Alternative Currency Tranche Lender, a Multicurrency Revolving Tranche Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or L/C Issuer, as the case may be, to permit ~~Revolving~~Alternative Currency Loans to be made ~~as Eurocurrency Rate Loans~~, or Letters of Credit to be issued, in such requested currency. If the Administrative Agent~~,~~ and all of the Alternative Currency Tranche Lenders and/or all of the Multicurrency Revolving Tranche Lenders consent to making ~~Eurocurrency Rate~~Alternative Currency Loans in such requested currency, the Administrative Agent shall so notify the Parent Borrower and the Alternative Currency Tranche Lenders and/or the Multicurrency Revolving Tranche Lenders, as applicable, and (i) the Administrative Agent and the Alternative Currency Tranche Lenders and/or the Multicurrency Revolving Tranche Lenders, as applicable, may amend the definition of ~~Eurocurrency Rate for any non-LIBOR Quoted Currency~~Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, and the definition of Relevant Rate, in each case, to the extent necessary to add the applicable ~~Eurocurrency Rate~~rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of ~~Eurocurrency Rate reflects the appropriate interest rate for such currency or has~~Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, and the definition of Relevant Rate have been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of ~~Eurocurrency Rate~~Alternative Currency Tranche Loans~~;~~ and ~~if~~/or Multicurrency Revolving Tranche Loans, as the case may be. If the Administrative Agent and any L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Parent Borrower and the Revolving Lenders and (i) the Administrative Agent and such L/C Issuer may amend the definition of ~~Eurocurrency Rate for any non-LIBOR Quoted Currency~~Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, and the definition of Relevant Rate, in each case, to the extent necessary to add the applicable ~~Eurocurrency Rate~~rate for such currency and (ii) to the extent the definition of ~~Eurocurrency Rate reflects the appropriate interest rate for such currency or has~~Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, and the definition of Relevant Rate have been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency ~~hereunder~~, for ~~all~~ purposes with respect to Letters of Credit issued solely by such L/C Issuer. If the Administrative Agent shall fail to obtain consent from any Alternative Currency Tranche Lender or any Multicurrency Revolving Tranche Lender to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Parent Borrower, the Alternative Currency Tranche Lenders and the Multicurrency Revolving Tranche Lenders.

1.07    Change of Currency.
(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption ~~(in accordance with the EMU Legislation)~~. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the ~~London~~applicable interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to such change in currency.
1.08    Times of Day~~; Rates~~.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
~~The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or “LIBOR Daily Floating Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate or Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes or Successor Rate Conforming Changes, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct.~~
1.09    Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit at any given time shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all increases that are scheduled to occur at any time thereafter (notwithstanding that such maximum stated amount is not in effect at such time).
1.10    ~~Electronic Execution of Assignments and Certain Other Documents~~Interest Rates.
~~This Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignments and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) may be in the form of an Electronic Record and may be executed using Electronic Signatures, and the words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in or relating to any Loan Document or any other document executed in connection with this Agreement and the transactions contemplated hereby or~~

~~thereby (including Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, but subject to the agreements set forth in Section 10.02, neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender pursuant to procedures approved by it; provided further, that, without limiting the foregoing, (i) to the extent the Administrative Agent or any Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party without further verification and (ii) upon the request of any party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time~~
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate or Canadian Benchmark Replacement) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes or Canadian Benchmark Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Revolving Commitments.
(a)    Dollar Tranche Loans. Subject to the terms and conditions set forth herein, each Dollar Tranche Lender severally agrees to make revolving loans (each such loan, a “Dollar Tranche Loan”) to the Borrowers in Dollars on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Dollar Tranche Commitment; provided, however, that after giving effect to any Committed Borrowing of Dollar Tranche Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Dollar Tranche Loans, plus the Outstanding Amount of all L/C Obligations shall not exceed the aggregate amount of all Dollar Tranche Commitments, (iii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Lender’s Revolving Commitment and (iv) the aggregate Outstanding Amount of the Dollar Tranche

Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Lender’s Dollar Tranche Commitment. Within the limits of each Revolving Lender’s Dollar Tranche Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Dollar Tranche Loans may be Base Rate Loans, Daily ~~Floating Rate~~SOFR Loans or ~~Eurocurrency Rate~~Term SOFR Loans, as further provided herein.
(b)    Alternative Currency Tranche Loans. Subject to the terms and conditions set forth herein, each Alternative Currency Tranche Lender severally agrees to make revolving loans (each such loan, an “Alternative Currency Tranche Loan”) to the Borrowers in Dollars or in an Alternative Currency on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Alternative Currency Commitment; provided, however, that after giving effect to any Committed Borrowing of Alternative Currency Tranche Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of Alternative Currency Tranche Loans shall not exceed the aggregate amount of all Alternative Currency Commitments, (iii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Lender’s Revolving Commitment, and (iv) the aggregate Outstanding Amount of all Loans denominated in a currency other than Dollars shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Alternative Currency Tranche Loans may be Base Rate Loans, Daily ~~Floating Rate~~SOFR Loans ~~or Eurocurrency~~, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.
(c)    Multicurrency Revolving Tranche Loans. Subject to the terms and conditions set forth herein, each Multicurrency Revolving Tranche Lender severally agrees to make revolving loans (each such loan, an “Multicurrency Revolving Tranche Loan”) to the Borrowers in Dollars or in an Alternative Currency on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Multicurrency Revolving Commitment; provided, however, that after giving effect to any Committed Borrowing of Multicurrency Revolving Tranche Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of Multicurrency Revolving Tranche Loans shall not exceed the aggregate amount of all Multicurrency Revolving Commitments, (iii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Lender’s Revolving Commitment, and (iv) the aggregate Outstanding Amount of all Loans denominated in a currency other than Dollars shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Multicurrency Revolving Tranche Loans may be Base Rate Loans, Canadian Prime Rate Loans, Daily ~~Floating Rate~~SOFR Loans ~~or Eurocurrency~~, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Committed Borrowing, each Term Borrowing, each conversion of Loans from one Type to ~~the other~~another, and each continuation of ~~Eurocurrency~~Term Rate Loans shall be made upon the Parent Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than (i) 12:00 Noon three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans denominated in ~~Dollars or~~ Canadian Dollars or of any conversion of ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~ to Base Rate Loans or Daily ~~Floating Rate~~SOFR Loans or of any conversion of Alternative Currency Term Rate Loans that are Multicurrency

Revolving Tranche Loans denominated in Canadian Dollars to Canadian Prime Rate Loans or any conversion of Multicurrency Revolving Tranche Loans that are Canadian Prime Rate Loans to Alternative Currency Term Rate Loans, (ii) 12:00 Noon ~~four~~three (~~4~~3) Business Days (or five (5) Business Days in the case of a Special Notice Currency or Australian Dollars) prior to the requested date of any Borrowing of Alternative Currency Loans or any continuation of ~~Eurocurrency~~Alternative Currency Term Rate Loans (other than Borrowings or Loans denominated in ~~Alternative Currencies (other than~~ Canadian Dollars), (iii) 12:00 Noon on the requested date of any Borrowing of Base Rate Loans or Daily ~~Floating Rate~~SOFR Loans and (iv) 11:00 a.m. on the requested date of any Borrowing of Canadian Prime Rate Loans; provided, however, that if the Parent Borrower wishes to request ~~Eurocurrency~~Term Rate Loans having an Interest Period other than one, ~~two,~~ three or six months (or, solely in the case of Alternative Currency Term Rate Loans denominated in Australian Dollars, other than one, two, three or six months) in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (i) four Business Days prior to the requested date of such Borrowing of, conversion to or continuation of ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans denominated in ~~Dollars or~~ Canadian Dollars, or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency or Australian Dollars) prior to the requested date of such Borrowing of Alternative Currency Loans or continuation of ~~Eurocurrency~~Alternative Currency Term Rate Loans denominated in Alternative Currencies (other than Canadian Dollars), whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing of, conversion to or continuation of ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans denominated in ~~Dollars or~~ Canadian Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing or continuation of ~~Eurocurrency~~Alternative Currency Term Rate Loans denominated in Alternative Currencies (other than Borrowings or Loans denominated in Canadian Dollars), the Administrative Agent shall notify the Parent Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans and Alternative Currency Loans shall be in a principal amount the Dollar Equivalent of which is $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(b) and 2.04(c), each Borrowing of or conversion to Base Rate Loans, Canadian Prime Rate Loans or Daily ~~Floating Rate~~SOFR Loans shall be in a principal amount of $500,000 or CAD500,000, as applicable, or a whole multiple of $100,000 or CAD100,000, as applicable, in excess thereof.
Each Committed Loan Notice shall specify (i) the name of the Borrower, (ii) whether such Borrower is requesting a Committed Borrowing, a Term Borrowing, a conversion of Loans from one Type to ~~the other~~another, or a continuation of ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type and Class of Loans to be borrowed or continued or to which existing Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the Tranche and currency of the Loans to be borrowed, converted or continued. If the Parent Borrower fails to specify a currency in a Committed Loan Notice with respect to a Committed Borrowing, then the applicable Loans shall be made in Dollars. If the Parent Borrower requests a Revolving Loan but fails to specify a Tranche in any Committed Loan Notice, then the applicable Loans shall be made as Dollar Tranche Loans if the request specifies Dollars (or does not specify a currency) and as Multicurrency Revolving Tranche Loans if the request specifies an Alternative Currency or if no unused Dollar Tranche Commitment exists (or as Alternative Currency Tranche Loans if no unused Dollar Tranche Commitment and Multicurrency Revolving Commitment exists). If the Parent Borrower fails to specify a Type of Loan in a Committed Loan Notice with respect to a Committed Borrowing or if the Parent Borrower fails to give a timely notice requesting a conversion or continuation of a Revolving Loan, then the applicable Loans shall be made as, ~~or~~ converted to, ~~Base Rate Loans~~or continued as, Term SOFR Loans with an Interest Period of one month; provided, however, that in the case of a failure to timely request a continuation of ~~Revolving Loans denominated in an~~ Alternative Currency Term Rate Loans, such Loans shall be continued as ~~Eurocurrency~~Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month. If the Parent Borrower fails to specify a Type of Loan in a Committed Loan Notice with respect to a Term Borrowing or if the Parent Borrower fails to give a timely notice requesting a conversion or continuation of a Term Borrowing, then the applicable Loans shall be made as,

~~or~~ converted to, ~~Base Rate Loans~~or continued as, Term SOFR Loans with an Interest Period of one month; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to ~~Base Rate~~Term SOFR Loans or continuation as an Alternative Currency Term Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurocurrency~~Term Rate Loans. If the relevant Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurocurrency~~Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. ~~No~~Except as provided pursuant to Section 2.02(c), 2.13(a), 3.02 and 3.03, no Loan may be converted into or continued as a Loan denominated in a different currency or in a different Tranche, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency or reborrowed in a different Tranche to the extent permitted herein.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount and currency of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Parent Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Revolving Loans denominated in an Alternative Currency, in each case, described in the preceding subsection. In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 2:00 p.m., in the case of Loans denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. In any event, a Revolving Lender may cause an Affiliate to fund or make the amount of its Loan available in accordance with the foregoing provisions. Upon satisfaction or waiver of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the relevant Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the relevant Borrower (or the account of the Parent Borrower as agent for the relevant Borrower to the extent such funds are in respect of Loans made to such other Borrower) on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Parent Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the relevant Borrower as provided above.
(c)    Except as otherwise provided herein, a ~~Eurocurrency~~Term Rate Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurocurrency~~Term Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as ~~Eurocurrency Rate~~Term SOFR Loans ~~(whether in Dollars~~ or ~~any~~ Alternative Currency~~)~~ Term Rate Loans if the Administrative Agent has notified the Parent Borrower that the Required Lenders have determined that such a request, continuation or conversion is not appropriate, and the Required Lenders may require that any or all of the then outstanding ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in an~~be prepaid or converted into Base Rate Loans and all of the then outstanding Alternative Currency Term Rate Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, in each case, on the last day of the then current Interest Period with respect thereto.
~~(d)    The Administrative Agent shall promptly notify the Parent Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.~~
(d)    ~~(e)~~ After giving effect to all Committed Borrowings, all Term Borrowings, all conversions of Loans from one Type to another, and all continuations of Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect with respect to all Loans.

(e)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Parent Borrower, the Administrative Agent, and such Lender.
(f)    With respect to any of SOFR, Daily Simple SOFR, Term SOFR, any Alternative Currency Daily Rate, any Alternative Currency Term Rate, any Relevant Rate, the Canadian Benchmark, any Canadian Benchmark Replacement or any other Successor Rate, the Administrative Agent will have the right to make Conforming Changes or Canadian Benchmark Replacement Conforming Changes, as applicable, from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes or Canadian Benchmark Replacement Conforming Changes, as applicable, will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(g)    Notwithstanding anything to the contrary contained in this Agreement or elsewhere,
(i)    (A) each Eurocurrency Rate Loan (as defined in the Second Amendment Effective Date Agreement) that is denominated in Dollars and outstanding on the Second Amendment Effective Date (each, an “Effective Date Eurocurrency Rate Loan”) shall continue to accrue interest at the per annum interest rate that would apply to such Effective Date Eurocurrency Rate Loan under the Second Amendment Effective Date Agreement, and such interest shall be payable on the dates that such interest would be payable under the Second Amendment Effective Date Agreement and otherwise in accordance with the terms thereof and (B) on the last day of the Interest Period (solely for purposes of this paragraph, as defined in the Second Amendment Effective Date Agreement) in effect on the Second Amendment Effective Date with respect to each Effective Date Eurocurrency Rate Loan, each such Effective Date Eurocurrency Rate Loan shall be converted to a Term SOFR Loan, Daily SOFR Loan or Base Rate Loan as requested by the Parent Borrower in accordance with Section 2.02. In the event that the Parent Borrower fails to provide a Committed Loan Notice with respect to the conversion of any such Effective Date Eurocurrency Rate Loan in accordance with Section 2.02(a), each such Effective Date Eurocurrency Rate Loan shall be converted to a Term SOFR Loan with an Interest Period of one month at the end of the relevant Interest Period; and
(ii)    each Daily Floating Rate Loan (as defined in the Second Amendment Effective Date Agreement) that is outstanding on the Second Amendment Effective Date shall be converted to a Term SOFR Loan, Daily SOFR Loan or Base Rate Loan as requested by the Parent Borrower in accordance with Section 2.02. In the event that the Parent Borrower fails to provide a Committed Loan Notice with respect to the conversion of any such Daily Floating Rate Loan in accordance with Section 2.02(a), such Daily Floating Rate Loan shall be converted to a Daily SOFR Loan on the Second Amendment Effective Date.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Dollar Tranche Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Borrower, any other Credit Party or any of their Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Dollar Tranche Lenders severally agree to participate in Letters of Credit issued for the accounts of the Credit Parties or their Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Dollar Tranche Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Lender’s Dollar Tranche Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Parent Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Existing Letters of Credit shall be deemed to have been issued hereunder, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date; or
(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all of the Dollar Tranche Lenders have approved such expiry date; provided that a Letter of Credit may expire up to one year beyond the Letter of Credit Expiration Date so long as the Borrowers Cash Collateralize one hundred and five percent (105%) of the face amount of such Letter of Credit no later than thirty (30) days prior to the Letter of Credit Expiration Date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense (for which such L/C Issuer is not otherwise compensated hereunder) that was not applicable on the Closing Date and that such L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;
(D)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E)    such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;
(F)    such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;
(G)    any Revolving Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer (in its sole discretion) with the Borrowers or such Defaulting Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has Fronting Exposure, as it may elect in its sole discretion; or
(H)    after giving effect to any L/C Credit Extension with respect to such Letter of Credit, the L/C Obligations with respect to all Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment; provided that, subject to the limitations set forth in the proviso to Section 2.03(a)(i), any L/C Issuer in its sole discretion may issue Letters of Credit in excess of such L/C Issuer’s L/C Commitment.
(iv)    No L/C Issuer shall amend any Letter of Credit issued by it if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Dollar Tranche Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent Borrower delivered to a single L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer; provided that all requests for Letters of Credit denominated in an Alternative Currency shall, in the first instance, be directed to Bank of America in its capacity as an L/C Issuer, and, if Bank of America declines to issue a Letter of Credit denominated in an Alternative Currency, the Parent Borrower may then deliver a request for such Letter of Credit denominated in an Alternative Currency to another Letter of Credit Issuer; provided further that there shall not be more than two Letter of Credit Issuers, in addition to Bank of America, with Letters of Credit outstanding in an Alternative Currency at any time. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit (including the name of the Person on whose behalf the Letter of Credit is being requested and which Borrowers will be directly liable for the Obligations arising under such Letter of Credit); and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Parent Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit Application or other agreement submitted by the Parent Borrower to, or entered into by the Parent Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Parent Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless an L/C Issuer has received written notice from any Dollar Tranche Lender, the Administrative Agent or the Parent Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall (and shall not, if it has received such a notice), on the requested date, issue a Letter of Credit for the account of the relevant Borrower or other Credit Party (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Dollar Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Dollar Tranche Lender’s Applicable Percentage times the Dollar Equivalent of the amount of such Letter of Credit.
(iii)    If the Parent Borrower so requests in a Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a date (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon by the Parent Borrower and such L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by an L/C Issuer, the Parent Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Dollar Tranche Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (except as set forth in Section 2.03(a)(ii)(B)); provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Tranche Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Dollar Tranche Lender or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(v)    Upon examination and determination of compliance with the Letter of Credit terms and conditions of documents presented by the beneficiary for payment under any Letter of Credit (which examination and determination shall not be unreasonably delayed), the applicable L/C Issuer shall promptly notify the Parent Borrower and the Administrative Agent thereof (such notification provided by the L/C Issuer to the Parent Borrower and the Administrative Agent being referred to herein as an “L/C Draw Notice”). In the case of a Letter of Credit denominated in an Alternative Currency, the Borrowers shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Parent Borrower shall have notified the applicable L/C Issuer promptly following receipt of the notice of drawing that the Borrowers will reimburse the applicable L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Parent Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If an L/C Draw Notice with respect to a Letter of Credit is received by the Parent Borrower (x) on or prior to 11:00 a.m. on the date of any payment by an L/C Issuer under a Letter of Credit issued by it to be reimbursed in Dollars, or the Applicable Time on the date of any payment by an L/C Issuer under a Letter of Credit issued by it to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), then, not later than 1:00 p.m. on the Honor Date, the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency or (y) after 11:00 a.m. or the Applicable Time, as the case may be, on the Honor Date, then, not later than 11:00 a.m. on the first Business Day following the Honor Date, the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency (such date on which the Borrowers, pursuant to clauses (x) and (y) of this sentence, are required to reimburse the L/C Issuer for a drawing under a Letter of Credit is referred to herein as the “L/C Reimbursement Date”); provided, however, that if the L/C Reimbursement Date for a drawing under a Letter of Credit is the Business Day following the Honor Date pursuant to clause (y) of this sentence, the Unreimbursed Amount shall accrue interest from and including the Honor Date until such time as the L/C Issuer is reimbursed in full therefor (whether through payment by the Borrowers and/or through a Revolving Loan or L/C Borrowing made in accordance with Section 2.03(b)(vi) or (vii)) at a rate equal to (A) for the period from and including the Honor Date to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Revolving Credit Loan that is a Base Rate Loan and (B) thereafter, at the Default Rate applicable to a Revolving Credit Loan that is a Base Rate Loan. Interest accruing on the Unreimbursed Amount pursuant to the proviso to the immediately preceding sentence shall be payable by the Borrowers upon demand to the Administrative Agent, solely for the account of the L/C Issuer. If the Borrowers fail to so reimburse the applicable L/C Issuer within the time frames specified in clause (x) or (y) above, as applicable, the Administrative Agent shall promptly notify each Dollar Tranche Lender of the Honor Date, the L/C Reimbursement Date (if different from the Honor Date), the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Dollar Tranche Lender’s Applicable Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Revolving

Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Revolving Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(b)(v) may be given by telephone if promptly confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(vi)    Each Dollar Tranche Lender shall upon any notice pursuant to Section 2.03(b)(v) make funds available to the Administrative Agent (and the Administrative Agent may apply Cash Collateral that has been provided for such purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Dollar Equivalent of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(b)(vii), each Dollar Tranche Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars and such funds shall be applied to reimburse the L/C Issuer for the applicable draw under the applicable Letter of Credit.
(vii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Revolving Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Dollar Tranche Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(b)(vi) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Dollar Tranche Lender in satisfaction of its participation obligation under this Section 2.03.
(viii)    Until each Dollar Tranche Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(b) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit issued by it, interest in respect of such Dollar Tranche Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(ix)    Each Dollar Tranche Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit issued by it, as contemplated by this Section 2.03(b), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Credit Parties, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Dollar Tranche Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(b) is subject to the conditions set forth in Section 4.02 (other than delivery by the Parent Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit issued by it, together with interest as provided herein.
(x)    If any Dollar Tranche Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(b) by the time specified in Section 2.03(b)(vi), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (excluding such interest and fees) shall constitute such Lender’s Revolving Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Dollar Tranche Lender (through the Administrative Agent) with respect to any amounts owing under this clause (x) shall be conclusive absent manifest error.
(c)    Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Dollar Tranche Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(b), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Dollar Tranche Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(b)(v) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Dollar Tranche Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Dollar Tranche Lenders under this clause (c)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(d)    Obligations Absolute. The obligation of the Borrowers to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document or any term or provision herein or therein;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Borrower;

(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any Subsidiary.
The Parent Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Parent Borrower’s instructions or other irregularity, the Parent Borrower will promptly notify the applicable L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(e)    Role of L/C Issuer. Each Dollar Tranche Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Dollar Tranche Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Dollar Tranche Lenders or the Tranche Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by a Borrower that such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit issued by it after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit, except where any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms have enjoined or restrained, or purported to enjoin or restrain, such L/C Issuer from making such payment, or such L/C Issuer’s payment under any Letter of Credit issued by it without presentation to it of a draft, certificates and/or other documents that substantially comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Any L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(f)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Parent Borrower when a Letter of Credit is issued by any L/C Issuer (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to such Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrowers for, and no L/C Issuer’s rights and remedies against the Borrowers shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(g)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Dollar Tranche Lender in accordance with its Applicable Percentage in Dollars a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral reasonably satisfactory to the applicable L/C Issuer pursuant to Section 2.03(a)(iii) shall be payable, to the maximum extent permitted by applicable Law, to the other Dollar Tranche Lenders in accordance with the upward adjustments, if any, in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, retained by the Borrowers, if they have provided Cash Collateral in respect of such Defaulting Lender’s Fronting Exposure, or if the Borrowers have not provided Cash Collateral in respect of such Fronting Exposure, payable to such L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Tranche Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(h)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, equal to the greater of (i) a rate per annum equal to 0.125% computed on the daily amount available to be drawn under such Letter of Credit and (ii) $500 per annum. The amount of such fronting fees shall be determined on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date with respect to such Letter of Credit and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit issued by it as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(i)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(j)    Letters of Credit Issued for Other Credit Parties or Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, another Credit Party or a Subsidiary, the Borrowers shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of other Credit Parties or Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Credit Parties and Subsidiaries.
(k)    L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:
(i)    reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)    on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;
(iii)    on any Business Day on which a Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;
(iv)    on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and
(v)    for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.
2.04    [Intentionally Omitted].
2.05    Negotiated Rate Loans.
(a)    Negotiated Rate Loans. Subject to the terms and conditions set forth herein, each Revolving Lender, severally and for itself alone, may (but is not obligated to) make one or more loans (which loans may be made in Dollars or in any other currency) (each such loan, a “Negotiated Rate Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate Outstanding Amount not to exceed at any time (i) the Negotiated Rate Sublimit and (ii) with respect to Negotiated Rate Loans made in a currency other than Dollars, together with the aggregate Outstanding Amount of all other Loans denominated in a currency other than Dollars, the Alternative Currency Sublimit, notwithstanding the fact that such Negotiated Rate Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of such Lender may exceed the amount of such Lender’s Revolving Commitment; provided that Total Revolving

Outstandings shall not exceed the Aggregate Revolving Commitments; and, provided, further, that Negotiated Rate Loans shall be available to the Borrowers for periods of one (1) day to one hundred eighty (180) days, so long as two of the three Debt Ratings from S&P, Moody’s and Fitch are BBB- or better (Baa3 or better in the case of Moody’s). It is understood that should a Revolving Lender make a Negotiated Rate Loan, it shall not relieve such Lender from its obligation to make its pro rata share of any future Revolving Loan even if after making such Revolving Loan the aggregate Outstanding Amount of Revolving Loans and L/C Obligations of such Lender, together with the Outstanding Amount of its Negotiated Rate Loans, exceeds the amount of such Lender’s Revolving Commitment.
(b)    Procedure for Negotiated Rate Loans. The Parent Borrower may, from time to time, approach one or more of the Revolving Lenders to determine whether such Lender or Lenders will make one or more Negotiated Rate Loans. The Parent Borrower (for itself or acting as agent on behalf of any other Borrower) and any Revolving Lender or Revolving Lenders shall, if each of them in their sole discretion elects to do so, agree to enter into one or more Negotiated Rate Loans as part of such proposed Negotiated Rate Borrowing on mutually agreed-upon terms, including the Interest Period with respect thereto, and notify the Administrative Agent by delivering a written Negotiated Rate Loan Notice from the Parent Borrower and the Revolving Lender or Revolving Lenders proposing to make Negotiated Rate Loans (i) with respect to Negotiated Rate Loans made in Dollars, before 12:00 Noon on the date of the funding of such Negotiated Rate Loan, which shall be a Business Day (the “Negotiated Rate Funding Date”) and (ii) with respect to Negotiated Rate Loans made in a currency other than Dollars, two (2) Business Days prior to the Negotiated Rate Funding Date. Such Negotiated Rate Loan Notice shall specify the Borrower that is requesting a Negotiated Rate Loan, the amount of each Negotiated Rate Loan that such Revolving Lender or Revolving Lenders will make as part of such proposed Negotiated Rate Borrowing, the Negotiated Rate Funding Date, the currency of the Negotiated Rate Loan requested, the date or dates of maturity thereof, which date or dates may not occur after the Revolving Maturity Date, the rate or rates of interest applicable thereto and all other terms thereof. Each Negotiated Rate Loan shall be made pursuant to a Negotiated Rate Loan Notice. In lieu of delivering the written Negotiated Rate Loan Notice described above, the Parent Borrower may give the Administrative Agent telephonic notice of any Negotiated Rate Borrowing by the time required under this clause (b), provided that such telephonic notice shall be confirmed by delivery of a written Negotiated Rate Loan Notice to the Administrative Agent by no later than 2:00 p.m. on the date of such telephonic notice.
(c)    Funding of Negotiated Rate Loans in Dollars. No later than 2:00 p.m. on the Negotiated Rate Funding Date, each applicable Revolving Lender will make available to the Administrative Agent in Dollars and immediately available funds at the Administrative Agent’s Office the Negotiated Rate Loan, if any, to be made by such Lender as part of the Negotiated Rate Borrowing to be made on such date in the manner provided above. Upon receipt by the Administrative Agent of all such funds, the Administrative Agent shall disburse to the relevant Borrower on such date such Negotiated Rate Loan in like funds to such Borrower’s account (or the account of the Parent Borrower as agent for the relevant Borrower to the extent such funds are in respect of Negotiated Rate Loans made to such other Borrower) specified in the relevant Negotiated Rate Loan Notice. The Administrative Agent may, but shall not be required to, advance on behalf of any Revolving Lender such Revolving Lender’s Negotiated Rate Loan on the date a Negotiated Rate Loan is made unless such Revolving Lender shall have notified the Administrative Agent prior to such date that it does not intend to make available such Negotiated Rate Loan on such date. If the Administrative Agent makes such advance, the Administrative Agent shall be entitled to recover such amount on demand from the Revolving Lender on whose behalf such advance was made, and if such Revolving Lender does not pay the Administrative Agent the amount of such advance on demand, the Borrowers shall promptly repay such amount to the Administrative Agent. Until such amount is repaid to the Administrative Agent by such Revolving Lender or the Borrowers, such advance shall be deemed for all purposes to be a Negotiated Rate Loan made by the Administrative Agent. In such event, if a Revolving Lender has not in fact made its share of the applicable Negotiated Rate Loan available to the Administrative Agent, then the applicable Revolving Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Revolving Lender, the Overnight Rate and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Revolving Lender shall pay such interest to the

Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Revolving Lender that shall have failed to make such payment to the Administrative Agent.
(d)    Funding of Negotiated Rate Loans in Currencies other than Dollars. No later than (i) 2:00 p.m. on the Negotiated Rate Funding Date, each applicable Revolving Lender will make available directly to the relevant Borrower such Negotiated Rate Loans in the applicable currency either by (A) crediting the account of the relevant Borrower on the books of such Revolving Lender with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) such Revolving Lender by the Parent Borrower and (ii) promptly following receipt thereof, the relevant Borrower or Parent Borrower shall provide the Administrative Agent written notice of receipt of the proceeds of such Negotiated Rate Loan.
2.06    Prepayments.
(a)    The Borrowers may, upon notice by the Parent Borrower to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time, voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days (or such shorter period as the Administrative Agent shall agree) prior to any date of prepayment of ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans denominated in ~~Dollars or~~ Canadian Dollars, (B) ~~four~~three (~~4~~3) Business Days (or five (5) Business Days, in the case of prepayment of Loans denominated in Special Notice Currencies or Australian Dollars) (or such shorter period as the Administrative Agent shall agree) prior to any date of prepayment of ~~Eurocurrency Rate Loans denominated in~~ Alternative ~~Currencies~~Currency Loans (other than Loans denominated in Canadian Dollars) and (C) on the date of prepayment of Base Rate Loans, Canadian Prime Rate Loans and Daily ~~Floating Rate~~SOFR Loans; (ii) any prepayment of ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~ shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof; (iii) any prepayment of ~~Eurocurrency Rate~~Alternative Currency Loans (other than Loans denominated in ~~Alternative Currencies~~Canadian Dollars) shall be in a minimum principal amount the Dollar Equivalent of which is $500,000 or a whole multiple of $100,000 in excess thereof; and (iv) any prepayment of Base Rate Loans, Canadian Prime Rate Loans, Alternative Currency Term Rate Loans denominated in Canadian Dollars or Daily ~~Floating Rate~~SOFR Loans shall be in a principal amount of $500,000 or CAD500,000, as applicable, or a whole multiple of $100,000 or CAD100,000, as applicable, in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, and the Type(s), Tranche and currency of Revolving Loans to be prepaid and, if ~~Eurocurrency~~Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Parent Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of the proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of the proceeds from a Disposition, in which case such notice of prepayment may be revoked by the Parent Borrower if such condition is not satisfied. Any prepayment of a ~~Eurocurrency~~Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each prepayment made pursuant to this clause (a) shall be made ratably among the Appropriate Lenders in accordance with their respective Applicable Percentages.
(b)    [intentionally omitted].
(c)    The Borrowers may, upon notice by the Parent Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Negotiated Rate Loans in whole or in part without premium or penalty (unless the relevant Borrower and the applicable Lender have otherwise agreed, in which case such Negotiated Rate Loan may be prepaid in accordance with such agreement); provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. on the requested date of prepayment of such Negotiated Rate Loans; (ii) the Revolving Lender or Revolving Lenders making the Negotiated Rate Loans to be prepaid have consented to such prepayment; and (iii) unless agreed to by the applicable Revolving Lender or Revolving Lenders and the Administrative Agent (such consent not to be unreasonably withheld), any prepayment of Negotiated Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each applicable Revolving Lender of its receipt of each such notice, and of the amount of such Revolving Lender’s Applicable Percentage of such prepayment. If such notice is given by the Parent Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of the proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of the proceeds from a Disposition, in which case such notice of prepayment may be revoked by the Parent Borrower if such condition is not satisfied. Any prepayment of a Negotiated Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts as may be agreed to by the relevant Borrower and the Revolving Lender or Revolving Lenders making such Negotiated Rate Loans.
(d)    If the Administrative Agent notifies the Parent Borrower at any time that (i) the Total Revolving Outstandings at such time exceed an amount equal to one hundred and five percent (105%) of the Aggregate Revolving Commitments then in effect, (ii) the L/C Obligations at such time exceed the Letter of Credit Sublimit then in effect, (iii) the Negotiated Rate Loans outstanding at such time exceed the Negotiated Rate Sublimit then in effect, or (iv) the aggregate Outstanding Amount of all Loans denominated in a currency other than Dollars at such time exceeds an amount equal to one hundred and five percent (105%) of the Alternative Currency Sublimit then in effect, the Borrowers shall immediately (or within five (5) Business Days in the case of the Alternative Currency Sublimit) prepay the applicable Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that, subject to the provisions of Section 2.17(a)(iv), the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Revolving Loans and the Negotiated Rate Loans, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.
(e)    The Borrowers may, upon notice by the Parent Borrower to the Administrative Agent, at any time or from time to time, voluntarily prepay Loans under an Incremental Term Loan Facility in whole or in part as agreed by the Borrower and the Appropriate Lenders in the Incremental Term Loan Facility Documents with respect to the applicable Incremental Term Loan Facility; provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days (or such shorter period as the Administrative Agent shall agree) prior to any date of prepayment of ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~, (B) four (4) Business Days (or such shorter period as the Administrative Agent shall agree) prior to any date of prepayment of ~~Eurocurrency~~Alternative Currency Term Rate Loans ~~denominated in Canadian Dollars~~ and (C) on the date of prepayment of Base Rate Loans ~~or~~, Alternative Currency Daily Rate Loans, Canadian Prime Rate Loans or Daily SOFR Loans.
2.07    Termination or Reduction of Revolving Commitments.
(a)    Unless previously terminated, the Revolving Commitments will terminate on the Revolving Maturity Date.
(b)    The Parent Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 Noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Parent Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, (A) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (B) the Outstanding Amount of all Letters of Credit would exceed the Letter of Credit Sublimit, (C) the Outstanding Amount of all Negotiated Rate Loans would exceed the Negotiated Rate Sublimit or (D) the Outstanding Amount of all Loans denominated in a currency other than Dollars exceeds an amount equal to one hundred and five percent (105%) of the Alternative Currency Sublimit. Each notice of termination shall specify such election to terminate and the effective date thereof. The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Applicable Percentage. If, after giving effect to any reduction or termination of the Aggregate Revolving Commitments, (x) the Alternative Currency Sublimit exceeds the aggregate amount of Alternative Currency Commitments and Multicurrency Revolving Commitments of all Revolving Lenders at such time, then the Alternative Currency Sublimit shall automatically be reduced by the amount of such excess or (y) the Letter of Credit Sublimit exceeds the aggregate amount of Dollar Tranche Commitments of all Dollar Tranche Lenders at such time, then the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. A notice delivered by the Parent Borrower pursuant to this Section 2.07 may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of proceeds from a Disposition, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
2.08    Repayment.
(a)    The Borrowers shall repay to the Revolving Lenders on the Revolving Maturity Date, unless accelerated sooner pursuant to Section 8.02, the entire outstanding principal balance of all Revolving Loans, Negotiated Rate Loans and all L/C Obligations, together with accrued but unpaid interest, fees and all other sums with respect thereto.
(b)    The Borrower shall repay to the Term Lenders holding Term Loans of any Incremental Term Loan Facility on the Maturity Date for such Incremental Term Loan Facility the aggregate principal amount of all Term Loans of such Incremental Term Loan Facility outstanding on such date, unless accelerated sooner pursuant to Section 8.02, together with accrued but unpaid interest, fees and all other sums with respect thereto.
2.09    Interest.
(a)    Applicable Interest. Subject to the provisions of subsection (b) below, (i) each ~~Eurocurrency Rate~~Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to ~~the Eurocurrency Rate~~Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate; (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (~~iii~~iv) each Daily ~~Floating Rate~~SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to ~~the LIBOR~~ Daily ~~Floating Rate~~Simple SOFR plus the Applicable Rate; (~~iv~~v) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (vi) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; and (~~v~~vii) each Negotiated Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the amount agreed to between the relevant Borrower and the Revolving Lender as set forth in the Negotiated Rate Loan Notice.

(b)    Default Interest.
(i)    If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists, (x) the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and (y) any adjustment to the Applicable Rate pursuant to the Sustainability Metric Pricing Grid shall cease to apply.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest Payment Date. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
2.10    Fees.
In addition to certain fees described in subsections (g) and (h) of Section 2.03:
(a)    Facility Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage of the Aggregate Revolving Commitments, a facility fee in Dollars equal to the Facility Fee Rate times the actual daily amount of the Aggregate Revolving Commitments (or, if the Aggregate Revolving Commitments have terminated, on the aggregate Outstanding Amount of all Revolving Loans, Negotiated Rate Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.18. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Loans, Negotiated Rate Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears (calculated on a 360-day basis) on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the Revolving Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Facility Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Facility Fee Rate separately for each period during such quarter that such Facility Fee Rate was in effect.
(b)    Other Fees.

(i)    The Borrowers shall pay to the Bookrunners and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, absent manifest error.
(ii)    The Borrowers shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, absent manifest error.
2.11    Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to ~~the Eurocurrency Rate),~~Term SOFR) and for Loans (including Canadian Prime Rate Loans ~~and Loans determined by reference to the CDOR Rate~~) denominated in Alternative Currencies (other than Alternative Currency Loans with respect to SARON and EURIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest, including those with respect to Daily SOFR Loans and Alternative Currency Loans determined by reference to SARON and EURIBOR, shall be made on the basis of a 360~~-~~-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year)~~, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice~~. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.12    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. Subject to the entries in the Register, which shall be controlling, the accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.13    Payments Generally; Administrative Agent’s Clawback.

(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the Appropriate Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal of and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the Appropriate Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrowers are prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrowers shall make such payment in Dollars in an amount equal to the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a date other than a Business Day, such due date shall be extended to the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurocurrency~~any Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans (or, in the case of any Borrowing of Base Rate Loans, Canadian Prime Rate Loans or Daily ~~Floating Rate~~SOFR Loans, prior to 2:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, Canadian Prime Rate Loans or Daily ~~Floating Rate~~SOFR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to the Loans constituting such Borrowing. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. In the event the Borrowers pay such amount to the Administrative Agent, then such amount shall reduce the principal amount of such Borrowing. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Parent Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or any L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. ~~In such event, if the Borrowers have~~
With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment~~,~~; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the ~~Appropriate~~ Lenders or the applicable L/C Issuer(s), as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the ~~amount~~Rescindable Amount so distributed to such Lender or such L/C Issuer(s), in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~Overnight Rate~~greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the relevant Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit, to make payments pursuant to Section 10.04(c), and to make Loans under any Incremental Term Loan Facility are several and not joint. The failure of any Appropriate Lender to make any Revolving Loan, to fund any such participation, to make any payment under Section 10.04(c) on any date required hereunder, or to make any Term Loan shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation, to make its payment under Section 10.04(c), or to make its Term Loan.
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.14    Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans or Term Loans made by it or the participations in L/C Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Loans, Term Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans, Term Loans and subparticipations in L/C Obligations of the other

Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans or such other amounts owing them, as applicable, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (y) the application of Cash Collateral provided for in Section 2.17 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 2.14 shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
2.15    Extension of Revolving Maturity Date.
(a)    Requests for Extension. The Parent Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than ninety (90) days and not later than thirty (30) days prior to (i) the Initial Revolving Maturity Date elect that the Revolving Lenders extend the Revolving Maturity Date for an additional six (6) months from the Initial Revolving Maturity Date (such new Maturity Date, the “First Extended Maturity Date”) and (ii) the First Extended Maturity Date elect that the Revolving Lenders extend the Revolving Maturity Date for an additional six (6) months from the First Extended Maturity Date.
(b)    Confirmation by Administrative Agent. The Administrative Agent shall confirm receipt of the Parent Borrower’s notice delivered pursuant to Section 2.15(a) no later than the date that is fifteen (15) days prior to the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable (or, in each case, if such date is not a Business Day, on the next preceding Business Day).
(c)    Extension of Revolving Maturity Date. If (and only if) the conditions precedent set forth in Section 2.15(d) have been met, then, effective as of the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable, the Revolving Maturity Date shall be extended to the date falling six months after the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable (except that, in each case, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day); provided that the Revolving Maturity Date shall not be extended beyond the first anniversary of the Initial Revolving Maturity Date.
(d)    Conditions to Effectiveness of Extensions. As a condition precedent to each extension of the Revolving Maturity Date, on or prior to the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable, (i) the Parent Borrower shall deliver to the Administrative Agent a certificate of the Parent Borrower dated as of the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable, signed by a Responsible Officer (x) certifying and attaching the resolutions adopted by each of the Credit Parties approving or consenting to such extension and (y) certifying that (1) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (or, in the case of ~~Section~~the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) on and as of the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable (other than the representations in Section 5.05(c) and Section 5.18, which shall be made only as of the Closing Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or, ~~if~~in the case of the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (2) as of the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable, and immediately after giving effect to such extension, no Default exists and (ii) the Borrowers shall pay to the Revolving Lenders on the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable, a fee (to be shared among the Revolving Lenders based upon their Applicable Percentages of the Aggregate Revolving Commitments) equal to the product of (x) 0.0625% multiplied by (y) the then Aggregate Revolving Commitments.
(e)    Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 10.01 to the contrary.
2.16    Increase in Revolving Commitments; Addition of Incremental Term Loan Facilities.
(a)    Request for Increase. At any time prior to the then applicable Maturity Date, upon written notice to the Administrative Agent by the Parent Borrower, the Borrowers shall have the right to increase the aggregate amount of the Facilities to an amount not exceeding $3,750,000,000 by requesting an increase in the Aggregate Revolving Commitments (by increasing one or more Tranches of the Revolving Credit Facility) (each such increase, an “Incremental Revolving Increase”), or establishing a new (or increase an existing) tranche of pari passu term loans (each an “Incremental Term Loan Facility”; each Incremental Revolving Increase and Incremental Term Loan Facility are collectively referred to as “Incremental Facilities”); provided that (i) no Default has occurred and is continuing, (ii) each Incremental Facility must be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such other amounts as are agreed to by the Parent Borrower and the Administrative Agent), (iii) all Incremental Revolving Increases shall be on the same terms as the Revolving Credit Facility, (iv) all incremental commitments and loans provided as part of an Incremental Term Loan Facility shall, subject to clause (iii) of the second proviso to Section 10.01, be on terms agreed to by the Parent Borrower and the Lenders providing such Incremental Term Loan Facility, provided, that (x) the final maturity date of an Incremental Term Loan Facility may not be earlier than the latest maturity date (including any available extension option) of any then existing Facility and (y) if the terms of such Incremental Term Loan Facility (other than final maturity) are not the same as the terms of a then existing Incremental Term Loan Facility, such new Incremental Term Loan Facility shall be on terms reasonably acceptable to the Administrative Agent, and (v) the conditions to the making of a Credit Extension set forth in clause (e) of this Section 2.16 shall be satisfied or waived. At the time of sending such notice, the Parent Borrower (in consultation with the Administrative Agent) shall specify the Lenders to be approached to provide all or a portion of such increase (subject in each case to any requisite consents required under Section 10.06), the time period within which each such Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to such Lenders) and, with respect to any Incremental Revolving Increase, shall identify the applicable Tranche or Tranches to be increased.
(b)    Lender Elections to Increase. Each applicable Lender shall notify the Administrative Agent within the time period specified in Section 2.16(a) whether or not it agrees to participate in the requested Incremental Facility and, if so, whether by an amount equal to, greater than, or less than the portion of the requested Incremental Facility offered to it. Any Lender not responding within such time period shall be deemed to have declined to participate in the requested Incremental Facility. Neither the Arrangers, the Bookrunners nor the Administrative Agent shall have any responsibility for arranging any such Incremental Facility without their prior written consent, and no Lender shall be required to increase its Revolving Commitment or make term loans under the Incremental Facility, as applicable, to facilitate such Incremental Facility.

(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Parent Borrower and each applicable Lender of the Lenders’ responses to each request made hereunder. Subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and, in the case of an Incremental Revolving Increase of the Dollar Tranche Commitments, each L/C Issuer, the Parent Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”).
(d)    Effective Date and Allocations. The Administrative Agent and the Parent Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of each Incremental Facility. The Administrative Agent shall promptly notify the Parent Borrower and the applicable Lenders of the final allocation of such Incremental Facility and the Increase Effective Date.
(e)    Conditions to Effectiveness of Incremental Facility. As a condition precedent to each Incremental Facility:
(i)    the Parent Borrower shall deliver to the Administrative Agent a certificate of the Parent Borrower dated as of the Increase Effective Date signed by a Responsible Officer (x) certifying and attaching the resolutions adopted by each of the Credit Parties approving or consenting to such Incremental Facility, and (y) certifying that (1) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (or, in the case of ~~Section~~the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) on and as of the Increase Effective Date (other than the representations in Section 5.05(c) and Section 5.18, which shall be made only as of the Closing Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or, in the case of ~~Section~~the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (2) as of the Increase Effective Date, and immediately after giving effect to such Incremental Facility, no Default exists;
(ii)    the Administrative Agent shall have received (x) a New Lender Joinder Agreement duly executed by the Borrowers and each Eligible Assignee, if any, that is becoming a Lender in connection with such Incremental Facility, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent and (y) written confirmation from each existing Lender, if any, participating in such Incremental Facility of the amount by which its Commitments and/or Loans will be increased;
(iii)    upon the reasonable request of any Lender made at least ten (10) days prior to the applicable Increase Effective Date, the Borrowers shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” rules and regulations, Anti-Money Laundering Law, including the Patriot Act and the Beneficial Ownership Regulation, and the Canadian AML Acts, in each case at least five (5) days prior to the applicable Increase Effective Date;
(iv)    if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver to each Lender that is proposing to participate in such Incremental Facility and so requests, in a form acceptable to such Lender, a Beneficial Ownership Certification in relation to such Borrower at least five days prior to the applicable Increase Effective Date;
(v)    the Borrowers shall provide a Note to any new Lender joining on the Increase Effective Date, if requested;

(vi)    if requested by the Administrative Agent or any Lender participating in such Incremental Facility, the Administrative Agent shall have received a favorable opinion of counsel (which counsel shall be reasonably acceptable to Administrative Agent), addressed to Administrative Agent and each Lender, as to such customary matters concerning the increase in the aggregate amount of the Facilities as Administrative Agent may reasonably request;
(vii)    the Borrowers shall pay such fees to the Administrative Agent, for the benefit of the Lenders providing such Incremental Facility, as determined by the Borrowers and the Lenders providing such Incremental Facility at the time of such Incremental Facility;
(viii)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders providing such Incremental Facility reasonably may require; and
(ix)    such other conditions of the Lenders providing such Incremental Facility shall be satisfied or waived.
(f)    Settlement Procedures. On each Increase Effective Date, promptly following fulfillment of the conditions set forth in clause (e) of this Section 2.16, the Administrative Agent shall notify the Lenders of the occurrence of the Incremental Facility effected on such Increase Effective Date and:
(i)    in connection with any Incremental Revolving Increase, the Borrowers shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any non-ratable increase in the Revolving Commitments under this Section 2.16; and
(ii)    in connection with any Incremental Term Loan Facility, each participating Lender shall, upon satisfaction or waiver of the applicable conditions set forth in Section 4.02, make a term loan to the applicable Borrower or Borrowers equal to its allocated portion of such Incremental Facility.
(g)    Conflicting Provisions. This Section 2.16 shall supersede any provisions in Sections 2.14 or 10.01 to the contrary.
(h)    Amendments. If any amendment to this Agreement is reasonably requested to give effect to or to evidence any addition of Incremental Term Loan Facilities pursuant to and in accordance with this Section 2.16, then such amendment shall be effective if executed by the Credit Parties, each Lender providing such Incremental Term Loan Facility and the Administrative Agent.
2.17    Cash Collateral.
(a)    Certain Credit Support Events.
(i)    (A) Upon the request of the Administrative Agent or any L/C Issuer (x) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit issued by it and such drawing has resulted in an L/C Borrowing, or (y) if, as of the Letter of Credit Expiration Date, any L/C Obligation (other than in respect of an Extended Letter of Credit) for any reason remains outstanding or (B) upon the request of the Administrative Agent pursuant to Section 8.02, the Borrowers shall, in each case, promptly, and in any event, no later than three (3) Business Days after receipt of such request, Cash Collateralize the then Outstanding Amount of all L/C Obligations.
(ii)    If at any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or any L/C Issuer, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure

(after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by such Defaulting Lender).
(iii)    In addition, if the Administrative Agent notifies the Parent Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds one hundred and five percent (105%) of the Letter of Credit Sublimit then in effect, then, within five (5) Business Days after receipt of such notice, the Borrowers shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit; provided that Cash Collateral provided pursuant to this Section 2.17(a)(iii) shall be refunded to the relevant Borrower when the Outstanding Amount of all L/C Obligations is less than one hundred and five percent (105%) of the Letter of Credit Sublimit then in effect.
(iv)    The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided as required in the reasonable judgment of the Administrative Agent in order to protect against the results of exchange rate fluctuations.
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America. Each of the Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Revolving Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an aggregate amount equal to the excess of (x) the aggregate amount of such applicable Fronting Exposure and obligations, over (y) the total amount of funds or other credit support, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under or applied pursuant to any of this Section 2.17 or Sections 2.02, 2.03, 2.04, 2.06, 2.18 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly (and in any event within two (2) Business Days), together with all interest, if any, that has accrued on such amount, following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by (x) the cure or waiver of the relevant Event of Default in respect of Cash Collateral provided pursuant to Section 8.02 and (y) the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b))), (ii) as provided in Section 2.17(a)(iii) (solely to the extent described therein) or (iii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrowers (including any interest thereon) shall not be released during the continuance of a Default or an Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03 during the continuance of an Event of Default), and (y) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral (including any interest thereon) shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Parent Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. Such Defaulting Lender (x) shall not be entitled to receive any facility fee on unfunded amounts pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender except only to the extent allocable to the sum of (1) the aggregate Outstanding Amount of the Revolving Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided (or is deemed to have provided) Cash Collateral pursuant to Section 2.03(a)(iii), Section 2.17 or Section 2.18(a)(ii), as applicable (and the Borrowers shall (A) be required to pay to each L/C Issuer the amount of such facility fee allocable to its Fronting Exposure arising from such Defaulting Lender (solely to the extent not Cash Collateralized by the Borrowers) and (B) not be required to pay the remaining amount of such facility fee that otherwise would have been required to have been paid to such Defaulting Lender), and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(g).

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment or Dollar Tranche Commitment, as applicable, of such Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Dollar Tranche Commitment of such non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of such Lender. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.
(b)    Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, and, in the case of a Defaulting Lender that is a Revolving Lender, each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans and funded and unfunded participations in Letters of Credit of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders in accordance with their Applicable Percentages of each Class of Loans (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
2.19    Joint and Several Liability.
(a)    Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.
(b)    Each of the Borrowers hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.
(c)    If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such obligation.
(d)    The obligations of each Borrower under the provisions of this Section 2.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
(e)    Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement) or of any demand for any payment under this Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Agreement), notice of any action at any time taken or omitted by the Lenders under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.19, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.19 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 2.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.
(f)    The provisions of this Section 2.19 are made for the benefit of the Administrative Agent, the L/C Issuers, the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 2.19 shall remain in effect until all of the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.19 will forthwith be reinstated and in effect as though such payment had not been made.
(g)    Notwithstanding any provision to the contrary contained herein or in any other Loan Document, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law or any Debtor Relief Laws.
(h)    The Borrowers hereby agree as among themselves that, in connection with payments made hereunder, each such Person shall have a right of contribution from each other Borrower in accordance with applicable Laws. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been irrevocably paid in full and the Commitments relating thereto shall have expired or been terminated, and none of the Borrowers shall exercise any such contribution rights until the Obligations have been irrevocably paid in full and the Commitments relating thereto shall have expired or been terminated.
(i)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Foreign Borrower shall be liable for the Obligations of the Parent Borrower or any Domestic Borrower.
2.20    Appointment of Parent Borrower as Agent for Credit Parties.
Each of the Credit Parties hereby appoints the Parent Borrower to act as its agent for all purposes under this Agreement and the other Loan Documents (including, without limitation, with respect to all matters related to Borrowings and the repayment of Loans and Letters of Credit as described in Article II hereof). Each of the Credit Parties acknowledges and agrees that (a) the Parent Borrower may execute such documents as agent on behalf of such Credit Party (whether as Borrower or Guarantor) as the Parent Borrower deems appropriate in its reasonable discretion and each Credit Party shall be bound by and obligated by all of the terms of any such document executed by the Parent Borrower as agent on its behalf, (b) any notice or other communication delivered by the Administrative Agent, any L/C Issuer and any Lender hereunder to the Parent Borrower shall be deemed to have been delivered to each of the Credit Parties and (c) the Administrative Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Parent Borrower as agent on behalf of the Credit Parties (or any of them). The Borrowers shall act through the Parent Borrower (acting as agent for the Borrowers) for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Credit Party to interact in any manner with the Administrative Agent or the Lenders, such Credit Party shall do so through the Parent Borrower (acting as agent for the Borrowers).
ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes. (i) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or a Borrower, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or any Borrower, then the Administrative Agent or such Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(i)    If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrowers shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) of Indemnified Taxes or Other Taxes the Administrative Agent, the applicable Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(ii)    If any Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such

Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) such Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) of Indemnified Taxes or Other Taxes the Administrative Agent, the applicable Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)    Tax Indemnification.
(i)    Without limiting the provisions of subsection (a) or (b) above, the Borrowers shall, and do hereby, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, to the extent such Indemnified Taxes or Other Taxes are payable in respect of any payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document or otherwise with respect to any Loan Document or activities related thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Parent Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Borrowers shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)    Without limiting the provisions of subsection (a) or (b) above, each Lender and L/C Issuer shall, and does hereby, indemnify and shall make payment in respect thereof, within ten (10) Business Days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrowers, as applicable, any Taxes attributable to such Lender’s or such L/C Issuer’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Facilities and the repayment, satisfaction or discharge of all other Obligations.
(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Parent Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders.
(i)    Each Recipient shall deliver to the Parent Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Recipient’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdictions. Notwithstanding the previous sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A) and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States:
(A)    any Recipient that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Parent Borrower and the Administrative Agent executed copies of IRS Form W-9 or such other documentation or information prescribed by applicable Law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent, as the case may be, to determine that such Lender is not subject to backup withholding or information reporting requirements; and
(B)    each Foreign Lender shall deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Parent Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)    duly completed executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)    duly completed executed copies of IRS Form W-8ECI,
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section

881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable),
(IV)    to the extent a Foreign Lender is not the beneficial owner of payments made under any Loan Documents, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner, or
(V)    any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in withholding tax duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(VI)    each Recipient shall deliver to the Administrative Agent and the Parent Borrower at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable Law or reasonably requested by the Administrative Agent or the Parent Borrower sufficient for the Administrative Agent and the Borrowers to comply with their obligations under FATCA and to determine whether payments to such Recipient are subject to withholding tax under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (VI), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Recipient shall promptly (A) notify the Parent Borrower and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Law of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(iv)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent or any Lender or L/C Issuer be required to pay any amount to a Credit Party pursuant to this subsection the payment of which would place the Administrative Agent or such Lender or L/C Issuer in a less favorable net after-Tax position than the Administrative Agent or such Lender or L/C Issuer would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.
3.02    Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to ~~perform any of its obligations hereunder or~~ make, maintain or fund ~~or charge~~Loans whose interest ~~with respect to any Credit Extension~~is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon ~~the Eurocurrency~~a Relevant Rate or ~~the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender~~ to purchase or sell, or to take deposits of, ~~Dollars or~~ any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Parent Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or ~~continue Eurocurrency Rate~~maintain Alternative Currency Loans in the affected currency or currencies or to convert Canadian Prime Rate Loans to Alternative Currency Term Rate Loans denominated in Canadian Dollars or, in the case of ~~Eurocurrency Rate~~ Loans denominated in Dollars, to make or maintain Daily SOFR Loans, to make or maintain Term SOFR Loans or to convert Base Rate Loans or ~~Daily Floating Rate~~Term SOFR Loans to ~~Eurocurrency Rate Loans, or, in the case of~~ Daily ~~Floating Rate~~SOFR Loans~~, to~~ or convert Base Rate Loans or ~~Eurocurrency Rate~~Daily SOFR Loans ~~in Dollars~~ to ~~Daily Floating Rate~~Term SOFR Loans shall be, in each case, suspended, (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist and (c) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Loans the interest rate on which is determined by reference to the ~~CDOR Rate~~Canadian Benchmark component of the Canadian Prime Rate, the interest rate on ~~such~~which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~CDOR Rate~~Canadian Benchmark component of the Canadian Prime Rate, in each case until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the ~~Parent Borrower~~Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all SOFR Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Alternative Currency Loans are Multicurrency Revolving Tranche Loans denominated in Canadian Dollars, convert all Alternative Currency Loans of such Lender that are Multicurrency Revolving Tranche Loans denominated in Canadian Dollars to Canadian Prime Rate Loans (the interest rate on which Canadian Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Canadian Benchmark component of the Canadian Prime Rate) or, if applicable and such Loans are denominated in Dollars, convert all ~~Eurocurrency Rate~~SOFR

Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate), ~~either~~in each case, immediately, or, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor~~,~~ if such Lender may lawfully continue to maintain such ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, to such day~~, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans~~ and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or the ~~Eurocurrency Rate or CDOR Rate~~Canadian Benchmark, the Administrative Agent shall during the period of such suspension compute the Base Rate and/or the Canadian Prime Rate, as the case may be, applicable to such Lender without reference to the ~~Eurocurrency Rate or CDOR Rate~~Term SOFR or Canadian Benchmark, as applicable, component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or the ~~Eurocurrency Rate or CDOR Rate~~Canadian Benchmark, as applicable. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03    Inability to Determine Rates; Replacement of SOFR or SOFR Successor Rate; Canadian Benchmark Replacement Setting; Replacement of Relevant Rate or Successor Rate.
(a)    Inability to Determine Rates. If in connection with any request for a ~~Eurocurrency Rate~~SOFR Loan or an Alternative Currency Loan, a conversion ~~to or continuation thereof or a request for or~~of Base Rate Loans or Term SOFR Loans to Daily SOFR Loans, a conversion ~~to a~~of Base Rate Loans or Daily ~~Floating Rate Loan~~SOFR Loans to Term SOFR Loans, a conversion of Canadian Prime Rate Loans to Alternative Currency Loans denominated in Canadian Dollars, or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines ~~that (A) deposits (whether denominated in Dollars or an Alternative Currency) are not being offered to banks in the applicable interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or in Dollars for the~~(which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.03(b), Section 3.03(c) or Section 3.03(d) and the circumstances under clause (i) of Section 3.03(b), or Section 3.03(d) or the SOFR Scheduled Unavailability Date, the CDOR Cessation Date, or the Scheduled Unavailability Date, as applicable ~~term~~, has occurred with respect to ~~any Daily Floating~~such Relevant Rate ~~Loan,~~(as applicable), or (B) ~~(x)~~ adequate and reasonable means do not otherwise exist for determining the ~~Eurocurrency~~Relevant Rate for ~~any~~the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed ~~Eurocurrency Rate~~SOFR Loan ~~(whether in Dollars~~ or an Alternative Currency~~)~~ Loan or in connection with an existing or proposed Base Rate Loan~~, for determining the LIBOR Daily Floating Rate for any applicable term with respect to an existing or proposed Daily Floating Rate Loan, or for determining the CDOR Rate for any applicable term in connection with an existing or proposed Canadian Prime Rate Loan and (y) (1) in the case of a Loan denominated in Dollars, the circumstances described in Section 3.03(c)(i) do not apply and (2) in the case of a Loan denominated in a currency other than Dollars, the circumstances described in Section 3.03(f)(i) do not apply, or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to this clause (i), “Impacted Loans”)~~, or (ii) the Administrative Agent or the Required Lenders determine ~~that~~ for any reason that the ~~Eurocurrency~~Relevant Rate ~~for any requested Interest Period~~ with respect to a proposed ~~Eurocurrency Rate~~ Loan ~~(whether~~ denominated in ~~Dollars or~~ an ~~Alternative~~Agreed Currency for any requested Interest Period or determination date(s)~~, or the LIBOR Daily Floating Rate with respect to an existing or proposed Daily Floating Rate Loan, as the case may be,~~ does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Parent Borrower and each Lender.
Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurocurrency Rate~~ Loans in the affected currencies, as applicable, or to convert Base Rate Loans or Term SOFR Loans to ~~make or maintain~~ Daily ~~Floating Rate~~SOFR Loans~~, as applicable~~ or to convert Base Rate Loans or Daily SOFR Loans to Term SOFR Loans, shall be suspended ~~(~~in each case to the extent of the affected ~~Eurocurrency Rate Loans, Daily Floating Rate~~Alternative Currency Loans or Interest ~~Periods)~~Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the ~~Eurocurrency Rate~~Term SOFR component of the Base ~~Rate or the CDOR Rate component of the Canadian Prime~~ Rate, the utilization of the ~~Eurocurrency Rate~~Term SOFR component in determining the Base Rate ~~or CDOR Rate component in determining the Canadian Prime Rate, as applicable,~~ shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon ~~the~~ instruction of the Required Lenders) revokes such notice. ~~Upon receipt of such notice, (i) the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding affected Eurocurrency Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency, at the Parent Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Eurocurrency Rate Loan at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the Parent Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Parent Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Parent Borrower shall be deemed to have elected clause (1) above.~~
Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, or conversion to Daily SOFR Loans, or borrowing of, conversion to, or continuation of Term SOFR Loans, or Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Loans or Interest Periods or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein or, solely in the case of a request for a Committed Borrowing of Multicurrency Revolving Tranche Loans denominated in Canadian Dollars, into a request for a Committed Borrowing of Canadian Prime Rate Loans, and (ii) (A) any outstanding SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately, in the case of a Daily SOFR Loan, or at the end of the applicable Interest Period, in the case of a Term SOFR Loan, and (B) any outstanding affected Alternative Currency Loans, at the Parent Borrower’s election, shall either (1) be converted into a Committed Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or, solely in the case of a Multicurrency Revolving Tranche Loans denominated in Canadian Dollars, into a Committed Borrowing of Canadian Prime Rate Loans at the end of the applicable Interest Period, or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Parent Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Parent Borrower of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrower shall be deemed to have elected clause (1) above.
(b)    ~~Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Parent Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.03(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such~~

~~Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.~~Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify(ies) the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining SOFR and one month, three month and six month Interest Periods of Term SOFR, including, without limitation, because SOFR or the Term SOFR Screen Rate, as applicable, is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the Applicable Authority has made a public statement identifying a specific date after which SOFR and one month, three month and six month Interest Periods for Term SOFR or the Term SOFR Screen Rate, as applicable, shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there are no successor administrators that are satisfactory to the Administrative Agent that will continue to provide SOFR or such Interest Periods for Term SOFR, as applicable, after such specific date (the latest date on which SOFR or one month, three month and six month Interest Periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);
or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Parent Borrower may amend this Agreement solely for the purpose of replacing SOFR and/or Term SOFR for Dollars or any then current SOFR Successor Rate for Dollars in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including, any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Parent Borrower and each Lender of the implementation of any SOFR Successor Rate.
(c)    Canadian Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:
(i)    Replacing CDOR. On May 16, 2022 Refinitiv Benchmark Services (UK) Limited (“RBSL”), the administrator of CDOR, announced in a public statement that the calculation and publication of all tenors of CDOR will permanently cease immediately following a final publication on Friday, June 28, 2024. On the earlier of (A) the date that all Available Tenors of CDOR have either permanently or indefinitely ceased to be provided by RBSL and (B) June 28, 2024 (the “CDOR Cessation Date”), if the then-current Canadian Benchmark is CDOR, the Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Canadian Benchmark Replacement is Daily Compounded CORRA, all interest payments will be payable on a monthly basis.

(ii)    Replacing Future Canadian Benchmarks. Upon the occurrence of a Canadian Benchmark Transition Event, the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Parent Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans denominated in Canadian Dollars to be made, converted or continued that would bear interest by reference to such Canadian Benchmark until the Parent Borrower’s receipt of notice from the Administrative Agent that a Canadian Benchmark Replacement has replaced such Canadian Benchmark, and, failing that, the Parent Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to, in the case of Multicurrency Revolving Tranche Loans, Canadian Prime Rate Loans, and in the case of Alternative Currency Tranche Loans, a Borrowing of Base Rate Loans in the Dollar Equivalent of the amount of such Loans. During the period referenced in the foregoing sentence, the component of Canadian Prime Rate based upon the Canadian Benchmark will not be used in any determination of Canadian Prime Rate.
(iii)    Canadian Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Canadian Benchmark Replacement, the Administrative Agent will have the right to make Canadian Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iv)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (x) the implementation of any Canadian Benchmark Replacement, (y) any occurrence of a Term CORRA Transition Event, and (z) the effectiveness of any Canadian Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).
(v)    Unavailability of Tenor of Canadian Benchmark. At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate (including Term CORRA or CDOR), then (x) the Administrative Agent may remove any tenor of such Canadian Benchmark that is unavailable or non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (y) the Administrative Agent may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.
(vi)    Secondary Term CORRA Conversion. Notwithstanding anything to the contrary herein or in any Loan Document and subject to the proviso below in this clause (vi), if a Term CORRA Transition Event and its related Term CORRA Transition Date have occurred, then on and after such Term CORRA Transition Date (x) the Canadian Benchmark Replacement described in clause (a)(i) of such definition will replace the then-current Canadian Benchmark for all purposes hereunder or under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (y) each Loan outstanding on the Term CORRA Transition Date bearing interest based on the then-current Canadian Benchmark shall convert, at the last day of the then current interest payment period, into a Loan bearing interest at the Canadian Benchmark Replacement described in clause (a)(i) of such definition for the respective Available Tenor as selected by the Borrower as is available for the then-current Canadian Benchmark; provided that, this clause (vi) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Parent Borrower a Term CORRA Notice, and so long as the Administrative Agent has not received, by 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date of the Term CORRA Notice, written notice of objection to such conversion to Term CORRA from Lenders comprising the Required Lenders or the Parent Borrower.
(d)    ~~(c)~~ Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify(ies) the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining ~~LIBOR with respect to Eurocurrency Rate Loans denominated in~~the Relevant Rate (other than SOFR, Term SOFR, CDOR or the Canadian Benchmark) for an Agreed Currency (other than Dollars ~~for any Interest Period hereunder or any other tenors of LIBOR or with respect to Daily Floating Rate Loans for terms equal to one (1) month, including,~~or Canadian Dollars) because none of the ~~LIBOR Screen Rate~~tenors of such Relevant Rate (other than SOFR, Term SOFR, CDOR or the Canadian Benchmark) under this Agreement is ~~not~~ available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii)    the ~~administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator~~Applicable Authority has made a public statement identifying a specific date after which ~~LIBOR or~~all tenors of the ~~LIBOR Screen~~Relevant Rate (other than SOFR, Term SOFR, CDOR or the Canadian Benchmark) for an Agreed Currency (other than Dollars or Canadian Dollars) under this Agreement shall or will no longer be representative or made available ~~with respect to deposits in Dollars~~, or permitted to be used for determining the interest rate of syndicated loans denominated in ~~Dollars~~such Agreed Currency (other than Dollars or Canadian Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent~~,~~ that will continue to provide ~~LIBOR for use in determining the interest rate of loans denominated in Dollars after such specific date (such specific date~~such representative tenor(s) of the Relevant Rate (other than SOFR, Term SOFR, CDOR or the Canadian Benchmark) for such Agreed Currency (other than Dollars or Canadian Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars or Canadian Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); ~~or~~
~~(iii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that interest periods of one (1) month and all other tenors of LIBOR are no longer representative with respect to Daily Floating Rate Loans or all Interest Periods and other tenors of LIBOR are no longer representative with respect to Eurocurrency Rate Loans denominated in Dollars; or~~
~~(iv)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR with respect to deposits in Dollars;~~

~~then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be with respect to Eurocurrency Rate Loans denominated in Dollars, at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and with respect to Daily Floating Rate Loans, on the relevant interest payment date for interest calculated, and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):~~
~~(x)    Term SOFR plus the Related Adjustment; and~~
~~(y)     SOFR plus the Related Adjustment;~~
~~and in the case of clause (iv) above, the Parent Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., New York City time, on the fifth (5th) Business Day after the Administrative Agent shall have notified all Lenders and the Parent Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;~~
~~provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Parent Borrower (and in the case of Daily Floating Rate Loans only, the Parent Borrower provides written consent) and each Lender of such availability, then from and after with respect to Eurocurrency Rate Loans, the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated and with respect to Daily Floating Rate Loans, the relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.~~
~~The Administrative Agent will promptly (in one or more notices) notify the Parent Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.~~
~~Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.~~
~~Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than zero, the LIBOR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.~~
~~In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become~~

~~effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.~~
~~If~~
or if the events or circumstances of the type described in Section 3.03(~~c~~d)(i)~~-(iii~~ or (ii) have occurred with respect to the ~~LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”~~
~~(d)    Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i)-(iii),~~ Non-SOFR Successor Rate (as ~~applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available~~defined below) then in effect, then ~~in each case~~, the Administrative Agent and the Parent Borrower may amend this Agreement solely for the purpose of replacing ~~LIBOR~~the Relevant Rate for an Agreed Currency or any then current ~~LIBOR~~Non-SOFR Successor Rate for an Agreed Currency in accordance with this Section 3.03 ~~with respect to Eurocurrency Rate Loans, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, and with respect to Daily Floating Rate Loans, at the end of any relevant interest payment date or payment period for interest calculated, as applicable, with another alternate~~(d) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar ~~Dollar denominated syndicated~~ credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any ~~Related Adjustments and any other~~ mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar ~~Dollar denominated syndicated~~ credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated~~. For~~ (and any such proposed rate, including for the avoidance of doubt, any ~~such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.~~
~~(e)    If, with respect to Eurocurrency Rate Loans, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, and with respect to Daily Floating Rate Loans, at the end of any relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 3.03 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans based on LIBOR shall be suspended, (to the extent of the affected Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, interest payment dates or payment periods) or Daily Floating Rate Loans (to the extent of the affected Daily Floating Rate Loans, interest payment dates or payment periods), as applicable, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein (and, in the case of a request for a loan denominated in a LIBOR Quoted Currency other than Dollars, such Base Rate~~

~~Loans shall be the Dollar Equivalent of the requested loan amount determined based on the applicable Spot Rate in effect two Business Days immediately prior to the date of the requested funding).~~
~~(f)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:~~
~~(i)    adequate and reasonable means do not exist for ascertaining the Applicable Reference Rate for an Applicable Currency for any requested Interest Period, including, without limitation, because the Screen Rate for such Applicable Currency is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~
~~(ii)    the administrator of the Screen Rate for an Applicable Currency or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Applicable Reference Rate for an Applicable Currency or the Screen Rate for an Applicable Currency shall no longer be made available, or used for determining the interest rate of loans denominated in such Applicable Currency, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide the Applicable Reference Rate for such Applicable Currency after such specific date (such specific date, the “Applicable Scheduled Unavailability Date”); or~~
~~(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Applicable Reference Rate for an Applicable Currency,~~
~~then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Parent Borrower may amend this Agreement solely for the purpose of replacing the Applicable Reference Rate for the Applicable Currency in accordance with this Section 3.03 with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Applicable Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Applicable Currency for such benchmarks, each of which adjustments or methods for calculating such adjustments shall be published on one or more information services as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (each, an “Adjustment;” and any such proposed rate, a “~~adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate and the Canadian Benchmark Replacement, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth ~~(5th)~~ Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.  ~~Such~~
(e)    Successor Rate ~~for the Applicable Currency~~. The Administrative Agent will promptly (in one or more notices) notify the Parent Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate ~~for such Applicable Currency~~ shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

~~If no Successor Rate has been determined for the Applicable Currency and the circumstances under clause (i) above exist or the Applicable Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in each such Applicable Currency shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) if applicable, the CDOR Rate component shall no longer be utilized in determining the Canadian Prime Rate. Upon receipt of such notice, (i) the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in each such affected Applicable Currency (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted each such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency, at the Parent Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Eurocurrency Rate Loan at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the Parent Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Parent Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Parent Borrower shall be deemed to have elected clause (1) above.~~
Notwithstanding anything else herein, if at any time any ~~definition of a~~ Successor Rate ~~for any currency shall provide that in no event shall such Successor Rate~~as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate ~~for any currency (other than Dollars),~~ the Administrative Agent will have the right to make ~~Successor Rate~~Conforming Changes or Canadian Benchmark Replacement Conforming Changes ~~with respect to such currency~~ from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Successor Rate~~Conforming Changes or Canadian Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such ~~Successor~~Conforming Changes or Canadian Benchmark Replacement Conforming Changes ~~for the Applicable Currency~~ to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(f)    Exclusion of Certain Lenders. For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.
3.04    Increased Costs~~; Reserves on Eurocurrency Rate Loans and Daily Floating Rate Loans~~.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement contemplated by Section 3.04(e))~~ or any L/C Issuer;
(ii)    subject any Lender or any L/C Issuer to any Taxes of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any ~~Eurocurrency Rate~~SOFR Loan or ~~Daily Floating Rate~~Alternative Currency Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes);

(iii)    impose on any Lender or any L/C Issuer or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~Eurocurrency Rate~~SOFR Loans or ~~Daily Floating Rate~~Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the ~~Eurocurrency Rate~~Alternative Currency Daily Rate, the Alternative Currency Term Rate, Term SOFR or ~~LIBOR~~ Daily ~~Floating Rate~~Simple SOFR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered. The Borrowers shall not be required to pay such additional amounts unless such amounts are the result of requirements imposed generally on lenders similar to such Lender or such L/C Issuer and not the result of some specific reserve or similar requirement imposed on such Lender or such L/C Issuer as a result of such Lender’s or such L/C Issuer’s special circumstances.
(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the basis for and calculation of the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Parent Borrower, in detail sufficient to enable the Borrowers to verify the computation thereof, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Any amounts requested to be payable pursuant to this Section 3.04 shall be requested in good faith (and not on an arbitrary and capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of factors as such Lender then reasonably determines to be relevant.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three month period referred to above shall be extended to include the period of retroactive effect thereof).

~~(e)    Additional Reserve Requirements. The Borrowers shall pay to each Lender, (i) so long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan and/or Daily Floating Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) so long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans and/or Daily Floating Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Parent Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable ten (10) Business Days from receipt of such notice.~~
3.05    Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (other than loss of anticipated profits) incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any ~~Eurocurrency~~Term Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any ~~Eurocurrency~~Term Rate Loan on the date or in the amount notified by the Parent Borrower;
(c)    any failure by the Borrowers to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)    any assignment of a ~~Eurocurrency~~Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent Borrower pursuant to Section 10.13.
The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing, including without limitation, any loss or expense arising from the termination of any foreign exchange contract.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each ~~Eurocurrency~~Term Rate Loan made by it ~~at the Eurocurrency Rate for such Loan~~ by a matching deposit or other borrowing in the applicable interbank market for such currency for a comparable amount and for a comparable period, whether or not such ~~Eurocurrency~~Term Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrowers through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrowers to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section

3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.13.
3.07    Survival.
All of the Borrowers’ obligations under this Article III shall survive termination of the Facilities, repayment of all other Obligations hereunder and resignation of the Administrative Agent.
ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Effectiveness.
The effectiveness of this Agreement and the obligation of each L/C Issuer and of each Lender to make its initial Credit Extension hereunder are subject to satisfaction or waiver of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:
(i)    executed counterparts of this Agreement, executed and delivered by the Administrative Agent, the Borrowers, the Guarantor and each Lender listed on Schedule 2.01;
(ii)    a Revolving Note executed by the Borrowers in favor of each Revolving Lender requesting a Revolving Note;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in its state of organization and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)    (A) favorable opinions of Latham & Watkins LLP, counsel to the Credit Parties, (B) favorable opinions of Osler, Hoskin & Harcourt LLP, Ontario counsel to the Credit Parties, (C) favorable opinions of Cox & Palmer, Nova Scotia counsel to the Credit Parties, and (D) favorable opinions of in-house counsel to Ventas, in each case, addressed to the Administrative Agent, each Lender and each L/C Issuer;
(vi)    a certificate signed by a Responsible Officer of the Parent Borrower certifying (A) that the conditions specified in Section 4.02 have been satisfied; (B) that there has been no event or condition since the date of the Audited Financial Statements that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (it being agreed, for the avoidance of doubt, that no “Material Adverse Effect” shall be deemed to have occurred on the Closing Date as a result of any event or condition having an effect on the business, assets, properties, operations or financial condition of the Credit Parties and their Subsidiaries taken as a whole, that were reflected in any Form 10-Q filed by Ventas with the SEC prior to the Closing Date), (C) the current Debt Ratings; and (D) that, as of the date of the Closing Date, the Borrowers are in pro forma compliance with the financial covenants contained in Section 7.10 (and attaching the computations in reasonable detail satisfactory to the Administrative Agent);
(vii)    an executed copy of a Sustainability Metric Annual Certificate from the Parent Borrower, certifying the Sustainability Metric for the fiscal year of the Parent Borrower ended December 31, 2020; and
(viii)    the Audited Financial Statements and the unaudited financial statements of the Parent Borrower referred to in Section 5.05(a) and (b);
(b)    Any fees required to be paid by the Borrowers on or prior to the Closing Date pursuant to the Loan Documents and all expenses required to be reimbursed by the Borrowers on or prior to the Closing Date pursuant to the Loan Documents shall have been paid, provided that invoices for such expenses have been presented to the Parent Borrower a reasonable period of time (and in any event not less than two (2) Business Days) prior to the Closing Date (including, unless waived by the Administrative Agent, all reasonable, documented, out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent)).
(c)    Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Parent Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” rules and regulations, Anti-Money Laundering Law, including, without limitation, the Patriot Act, and the Canadian AML Acts, in each case at least five (5) days prior to the Closing Date.
(d)    The Parent Borrower shall have delivered to each Lender that so requests, in a form reasonably acceptable to such Lender, a Beneficial Ownership Certification in relation to the Guarantor and the Borrowers at least five (5) days prior to the Closing Date.
(e)    Each “Swing Line Loan” (if any) outstanding under (and as defined in) the Existing Credit Agreement shall have been, or concurrently with the Closing Date shall be, repaid to the applicable Swing Line Lender (as defined in the Existing Credit Agreement).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, (i) this Agreement and each other document to which it is a party or which it has reviewed or (ii)

any other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to All Credit Extensions.
The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to ~~the other~~another Type, or a continuation of ~~Eurocurrency~~Term Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Credit Parties contained in Article V or any other Loan Document, or which are contained in any document required to be furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in the case of ~~Section~~the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) on and as of the date of such Credit Extension (other than the representations in Section 5.05(c) and Section 5.18, which shall be made only as of the Closing Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of ~~Section~~the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    No Default shall exist on the date of such Credit Extension, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    In the case of a Credit Extension to be denominated in an Alternative Currency (or in a currency other than an Alternative Currency pursuant to Section 2.05), there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable opinion of (i) the Administrative Agent, the Tranche Required Lenders (in the case of any Revolving Loans to be denominated in an Alternative Currency), (ii) the applicable Revolving Lenders (in the case of any Negotiated Rate Loans to be denominated in a currency other than Dollars) or (iii) the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), would make it impracticable for such Committed Borrowing, Negotiated Rate Loan or L/C Credit Extension to be denominated in the relevant Alternative Currency (or in such currency other than an Alternative Currency pursuant to Section 2.05).
Each Request for a Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to another Type or a continuation of ~~Eurocurrency~~Term Rate Loans) submitted by the Parent Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.

REPRESENTATIONS AND WARRANTIES
The Credit Parties represent and warrant to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power.
Each Credit Party and its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the

Loan Documents to which it is a party and (c) is duly qualified to do business and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; except in each case referred to in clause (a) (solely as to Subsidiaries that are not a Borrower), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention.
The execution, delivery and performance by each Credit Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of such Credit Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Credit Party is party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its property is subject; or (c) violate any Law; except in each case referred to in clause (b) or (c), as contemplated hereunder or to the extent such conflict, breach, contravention or violation, or creation of any such Lien or required payment could not reasonably be expected to have a Material Adverse Effect.
5.03    Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Credit Parties of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations or other actions or notices or filings which have already been completed or obtained.
5.04    Binding Effect.
This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Credit Parties party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Credit Parties party thereto, enforceable against such Credit Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Guarantor and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Indebtedness, in each case, to the extent required by GAAP.
(b)    The unaudited consolidated balance sheet of the Consolidated Group dated September 30, 2020 and the related unaudited consolidated statements of income or operations, equity and cash flows for the fiscal quarter ended on such date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein or as otherwise permitted pursuant to Section 1.03, (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Guarantor and its

Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Indebtedness, in each case, to the extent required by GAAP.
(c)    Since the date of the Audited Financial Statements, there has been no event or condition, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
5.06    Litigation.
There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of the Credit Parties, threatened or contemplated, (collectively, “Claims”) at law, in equity, in arbitration or before any Governmental Authority, by or against a Credit Party or any Subsidiary or against any of their properties or revenues that (a) affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) as to which there is a reasonable possibility of an adverse determination, and, if so adversely determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.07    [Reserved].
5.08    Ownership of Property and Valid Leasehold Interests; Liens.
(a)    Each of the Credit Parties and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or valid leasehold interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    The property of the Credit Parties and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09    Environmental Compliance.
There are no existing violations of Environmental Laws or claims alleging potential liability or responsibility for the violation of any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10    Insurance.
The Credit Parties and their Subsidiaries maintain or require the tenants or managers of their owned properties to maintain insurance with respect to their owned properties with insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried under similar circumstances by companies engaged in similar businesses and owning similar properties in localities where the Credit Parties or the applicable Subsidiary operates.
5.11    Taxes.
The Credit Parties and their Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, or except where the failure to take any of the foregoing actions could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Credit Parties, there is no proposed tax assessment against any Credit Party or any Subsidiary that would, if made, have a Material Adverse Effect.
5.12    ERISA Compliance.

(a)    Except as has resulted in, or would not reasonably be expected to have, a Material Adverse Effect:
(i)    Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Parent Borrower, nothing has occurred that could reasonably be expected to prevent, or cause the loss of, such qualification. The Parent Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(ii)    There are no pending or, to the knowledge of the Parent Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.
(iii)    (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any Unfunded Pension Liability; (C) neither the Parent Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither the Parent Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (E) neither the Parent Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
(b)    No Credit Party or any Subsidiary has any liability or contingent liability in respect of a Canadian Defined Benefit Pension Plan.
(c)    Each Canadian Pension Plan is in compliance in all material respects with the applicable provisions of all Laws, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect. Each Canadian Pension Plan has been registered with the Canadian Revenue Agency and, to the knowledge of the Credit Parties, no event has occurred which would prevent, or cause the loss of, such registration. Each Credit Party and each Subsidiary have made all required contributions to each Canadian Pension Plan, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(d)    There are no pending or, to the knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Canadian Pension Plan that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Credit Parties, there has been no violation of fiduciary duty with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(e)    Neither any Borrower nor any Guarantor is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.
5.13    Margin Regulations; Investment Company Act; REIT Status.
(a)    No Credit Party is engaged nor will any Credit Party engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)    No Credit Party is, nor is any Credit Party required to be, registered as an “investment company” under the Investment Company Act of 1940.
(c)    The Guarantor qualifies as a REIT.
5.14    Disclosure.
No report, financial statement, certificate or other information, in each case, furnished in writing by or on behalf of any Credit Party or any Subsidiary to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), contains, as of the date of delivery of such report, financial statement, certificate or other information, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that actual results may differ materially from projections).
5.15    Compliance with Laws.
Each of the Credit Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
5.16    Sanctions Concerns.
No Credit Party, nor any Subsidiary or their respective directors, officers, nor, to the knowledge of the ~~chief executive officer, chief financial officer or general counsel of the~~ Guarantor, any ~~director, officer or~~ employee ~~thereof~~, agent, Affiliate or representative of any Credit Party or Subsidiary, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals and Blocked Persons, HMT’s Consolidated List of Financial Sanctions Targets, the Investment Ban List or the Canadian Sanctions List or (c) ~~with respect to any Credit Party or Subsidiary,~~ located, organized or resident, as applicable, in a Designated Jurisdiction. Each Credit Party and ~~with respect to any individual, resident in any Designated Jurisdiction~~their Subsidiaries are in compliance with all applicable Sanctions in all material respects and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with Sanctions in all material respects.
5.17    Use of Proceeds.
The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 6.11. No proceeds of the Loans hereunder will be used for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders (or other equity owners), as appropriate, of such other Person has approved such acquisition.
5.18    Solvency.
Immediately after giving effect to the initial Credit Extensions made on the Closing Date, (a) the fair value of the assets of the Credit Parties, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Credit Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (c) after giving effect to rights of contribution among the Borrowers, no Credit Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
5.19    Taxpayer Identification Number.
Each Credit Party’s true and correct U.S. taxpayer identification number, if any, is set forth on Schedule 5.19.
5.20    Affected Financial Institutions.
No Credit Party is an Affected Financial Institution.
5.21    Anti-Money Laundering; Anti-Corruption Laws.
(a)    Each Credit Party, its Subsidiaries and, to the knowledge of the chief executive officer, chief financial officer or general counsel of the Guarantor, each director, officer or employee thereof are in compliance in all material respects with any applicable Anti-Money Laundering Law and the Canadian AML Acts, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
(b)    To the knowledge of the ~~chief executive officer, chief financial officer or general counsel of the Guarantor, for the past two years~~Guarantor and its Subsidiaries based on their reasonable diligence, each Credit Party and its Subsidiaries ~~have conducted~~conduct their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) and other ~~similar~~applicable anti-corruption legislation in other jurisdictions ~~to the extent applicable to, and binding on, the Credit Parties, and the Guarantor has~~and have instituted and ~~maintains~~maintain policies and procedures ~~required, in its reasonable judgment, to comply in all material respects~~reasonably designed to promote and achieve compliance with such laws.
5.22    Beneficial Ownership.
As of the Closing Date and each Increase Effective Date, the information included in each Beneficial Ownership Certification delivered to the Administrative Agent and/or any Lender in connection with this Agreement or pursuant to Section 2.16(e)(iv), as applicable, is true and correct in all respects.
5.23    Covered Entity.
No Credit Party is a Covered Entity.
ARTICLE VI.

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Credit Party shall (or, solely in the case of the covenant set forth in Section 6.12, the Guarantor shall), and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.12) cause each Subsidiary to:
6.01    Financial Statements.
Deliver to the Administrative Agent (for distribution to each Lender):

(a)    as soon as available, but in any event within five (5) Business Days following the date the Guarantor is required to file its Form 10-K with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise) (commencing with the fiscal year ended December 31, 2020), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable securities laws; and
(b)    as soon as available, but in any event within five (5) Business Days following the date the Guarantor is required to file its Form 10-Q with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise) (commencing with the fiscal quarter ending March 31, 2021), an unaudited consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, and the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of the Guarantor’s fiscal year then ended, and the related unaudited statements of stockholders’ equity and cash flows for the portion of the Guarantor’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, as applicable, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Guarantor as fairly presenting the financial condition, results of operations, equity and cash flows of the Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(c), the Credit Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Credit Parties to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information.
Deliver to the Administrative Agent (for distribution to each Lender):
(a)    ~~concurrently with the~~within five (5) days of delivery of the financial statements referred to in Sections 6.01(a) and (b) (~~commencing with the delivery of the financial statements for the fiscal year ended December 31, 2020~~including any such delivery in accordance with the next to last paragraph of this Section 6.02), a duly completed Compliance Certificate signed by a Responsible Officer of the Guarantor;
(b)    promptly after any request by the Administrative Agent, copies of any management letters submitted to the board of directors (or the audit committee of the board of directors) of the Guarantor by independent accountants in connection with an audit of the accounts of the Guarantor (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Guarantor, and copies of all annual, regular, periodic and special reports and registration statements that the Guarantor may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly, and in any event within five (5) Business Days after receipt thereof by the Guarantor or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of the Guarantor or any Subsidiary thereof;

(e)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” rules and regulations and Anti-Money Laundering Law, including the Patriot Act and the Beneficial Ownership Regulation, and the Canadian AML Acts; and
(f)    promptly, such additional information regarding the business, financial or corporate affairs of the Guarantor or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Guarantor posts such documents, or provides a link thereto, on the Guarantor’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Guarantor’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that~~: (i) the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii)~~ the Parent Borrower shall notify the Administrative Agent (by telecopier or electronic mail), which shall notify each Lender, of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) ~~of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies~~ of such documents.
The Credit Parties hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel that do not wish to receive material non-public information with respect to the Credit Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Credit Parties hereby agree that so long as any Credit Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Credit Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07) (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” or that are marked “PRIVATE” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Credit Parties shall be under no obligation to mark any Borrower Materials “PUBLIC.”
6.03    Notices.
Promptly following knowledge thereof by a Responsible Officer, notify the Administrative Agent (which shall notify each Lender) of:
(a)    the occurrence of any Default;

(b)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)    the information set forth in Section 6.13 at the times required therein;
(d)    any material change in accounting policies or financial reporting practices by the Guarantor or any Subsidiary; and
(e)    any announcement by Moody’s, S&P or Fitch of any change or possible adverse change in a Debt Rating.
Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Taxes.
Pay and discharge as the same shall become due and payable, all of its Federal and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, in each case in this Section 6.04 except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.05    Preservation of Existence, Etc.
(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction not prohibited by Section 7.04, or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(b)    take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(c)    preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of that could reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties.
(a)    Maintain, preserve and protect, or make contractual or other provisions to cause to maintain, preserve or protect, all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(b)    make, or make contractual or other provisions to cause to be made, all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07    Maintenance of Insurance.
Maintain or use reasonable efforts to cause the tenants under all leases to which it is a party as landlord or the manager of its properties to maintain insurance with respect to its owned properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons (including with respect to any captive insurance subsidiary or self-insurance, a system or systems of self-insurance and reinsurance which accords with the practices of similar businesses).
6.08    Compliance with Laws.
Comply in all material respects with the requirements of all Laws (including, without limitation, Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records.
Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Credit Party or Subsidiary, as the case may be.
6.10    Inspection Rights.
Subject to (x) rights of tenants, (y) applicable health and safety laws, and (z) except to the extent disclosure could reasonably be expected to contravene attorney client privilege or similar protection or violate any confidentiality or privacy obligation or otherwise contravene applicable law, permit representatives and independent contractors of the Administrative Agent and each Lender (in each case of a Lender, coordinated through the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Guarantor and Parent Borrower shall have the right to participate in any such discussions), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower; provided, however, that (i) absent an Event of Default, the Credit Parties shall only be required to pay for one such visit and inspection in any twelve (12) month period and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.
6.11    Use of Proceeds.
Use proceeds from the Loans to refinance existing Indebtedness and for working capital, capital expenditures, and other general corporate purposes, including Investments permitted by Section 7.02, dividends and distributions, and acquisitions and developments, not in contravention of any of the Loan Documents or any applicable Law.
6.12    REIT Status.
Maintain Ventas’ status as a REIT under the Code.
6.13    Employee Benefits.
(a)    Comply with the applicable provisions of ERISA and the Code with respect to each Plan, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) furnish to the Administrative Agent (x) within five (5) Business Days after any Responsible Officer or any ERISA Affiliate knows or has reason to know that an ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of the Parent Borrower or any of its ERISA Affiliates in an aggregate amount exceeding the Threshold Amount or the imposition of a Lien, a statement setting forth details as to such ERISA Event and the action, if any, that the Parent Borrower or ERISA Affiliate proposes to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Parent Borrower or any ERISA Affiliate with the IRS with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by the Parent Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request and (c) (i) comply with the applicable provisions of Law with respect to each Canadian Pension Plan, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) furnish to the Administrative Agent (x) within five (5) Business Days after any Responsible Officer or any Subsidiary knows or has reason to know that an event has occurred in respect of a Canadian Pension Plan that, alone or together with any other event relating to a Canadian Pension Plan, could reasonably be expected to result in liability of any Credit Party or any Subsidiary in an aggregate amount exceeding the Threshold Amount or the imposition of a Lien (other than any Lien permitted under Section 7.01 hereof), a statement setting forth details as to such event and the action, if any, that the Credit Party or Subsidiary proposes to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (1) each annual information return filed by the Borrower or any Subsidiary with any Governmental Authority with respect to each Canadian Pension Plan; (2) all notices received by any Credit Party or any Subsidiary from any Governmental Authority concerning a breach of Law with respect to any Canadian Pension Plan; and (3) such other documents or governmental reports or filings related to any Canadian Pension Plan as the Administrative Agent shall reasonably request.
6.14    Anti-Corruption Laws; Sanctions.
Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) and other ~~similar~~applicable anti-corruption ~~legislation~~laws in other jurisdictions ~~to the extent~~and with all applicable ~~to, and binding on, the Credit Parties~~Sanctions, and maintain policies and procedures ~~required, in its reasonable judgment, to comply~~reasonably designed to promote and achieve compliance with applicable anti-corruption laws and Sanctions in all material respects ~~with such laws~~.
ARTICLE VII.

NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Credit Party shall not, nor shall it permit any Subsidiary (except that Section 7.09 shall apply only to Wholly-Owned Subsidiaries) to, directly or indirectly:
7.01    Liens.
Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens securing Indebtedness permitted under Section 7.03;
(c)    Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;
(e)    pledges or deposits or other Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, or to secure statutory obligations, other than any Lien imposed by ERISA;
(f)    Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;
(g)    the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business;
(h)    Liens on property where such Credit Party or Subsidiary is insured against such Liens by title insurance;
(i)    Liens on property acquired by a Credit Party or any Subsidiary after the date hereof and that are in place at the time such properties are so acquired and not created in contemplation of such acquisition;
(j)    Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;
(k)    Liens securing assessment bonds, so long as such Credit Party or Subsidiary is not in default under the terms thereof;
(l)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(m)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(n)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;
(o)    Liens solely on any cash earnest money deposits made by a Credit Party or any Subsidiary in connection with any letter of intent or purchase agreement;
(p)    assignments to a reverse Section 1031 exchange trust;
(q)    licenses of intellectual property granted in the ordinary course of business;
(r)    Liens on assets of a Credit Party or any Subsidiary securing obligations under Swap Contracts;
(s)    precautionary UCC filings in respect of operating leases; and
(t)    any movable hypothec in favor of lessors, provided that such movable hypothec charges only the corporeal movable property of any of the Credit Parties or of any Subsidiary thereof situated in premises located in the Province of Québec and leased to any one of them and secures only the obligations under the relevant lease.

7.02    Investments.
Make or allow Investments consisting of:
(a)     unimproved land holdings and construction in progress to exceed, in the aggregate, for all Investments under this clause (a) at any one time outstanding, thirty-five percent (35%) of Consolidated Gross Asset Value; and
(b) Investments in Joint Ventures to exceed, in the aggregate, for all Investments under this clause (b) at any one time outstanding, twenty-five percent (25%) of Consolidated Gross Asset Value.
For purposes of this Section 7.02, the aggregate Investment in Joint Ventures will be valued at book value as shown on the consolidated balance sheet of the Guarantor, as determined in accordance with GAAP.
7.03    Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents; and
(b)    other Indebtedness; provided that (i) at the time of the incurrence of such Indebtedness and after giving effect thereto (including any Liens associated therewith) no Event of Default has occurred and is continuing or would result therefrom and (ii) with respect to obligations of a Credit Party in respect of Swap Contracts, such Swap Contracts shall be entered into in order to manage existing or anticipated risk and not for speculative purposes.
7.04    Fundamental Changes.
Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom;
(a)    any Person (other than the Parent Borrower) may merge with or into the Guarantor in a transaction in which the Guarantor shall be the continuing or surviving Person;
(b)    any Person (other than the Guarantor) may merge with or into, consolidate with or amalgamate with the Parent Borrower in a transaction in which the Parent Borrower shall be the continuing or surviving Person;
(c)    any Person may merge with or into, consolidate with or amalgamate with any Subsidiary (other than the Parent Borrower) in a transaction in which the continuing or surviving Person shall be a Subsidiary;
(d)    any Subsidiary (other than the Parent Borrower) may merge with or into, consolidate with or amalgamate with any Person in order to consummate an Investment permitted by Section 7.02 or a Disposition;
(e)    any Subsidiary (other than the Parent Borrower) may merge into the Guarantor or any other Subsidiary; and
(f)    any Subsidiary may liquidate or dissolve if the Credit Parties determine in good faith that such liquidation or dissolution is in the best interests of the Credit Parties and is not materially disadvantageous to the Lenders.
7.05    [Reserved].

7.06    Restricted Payments.
Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, provided that:
(a)    the Guarantor and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment required to qualify and maintain the Guarantor’s qualification as a REIT;
(b)    the Guarantor and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment required to avoid the payment of Federal or state income or excise tax;
(c)    so long as no Default shall have occurred and be continuing or would result therefrom, the Guarantor and each Subsidiary may purchase, redeem, retire, acquire, cancel or terminate the Guarantor’s Equity Interests so long as after giving effect thereto the Credit Parties are in compliance on a Pro Forma Basis with the requirements of Section 7.10(e);
(d)    any Subsidiary may at any time make Restricted Payments to any member of the Consolidated Group and, solely to the extent distributions to other holders of its Equity Interests are required by its Organization Documents, to such other holders of Equity Interests;
(e)    any member of the Consolidated Group may at any time declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests in such Person;
(f)    so long as no Default shall have occurred and be continuing or would result therefrom, the Guarantor and each Subsidiary may make any payment on account of any return of capital to the Guarantor’s stockholders, partners or members (or the equivalent Person thereof); and
(g)    the Guarantor and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment within sixty days after the date of declaration thereof, if on the date of declaration of such payment, such payment would have been permitted pursuant to another clause of this Section 7.06 and no Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing.
7.07    Change in Nature of Business.
Engage in any material line of business substantially different from those lines of business conducted by the Credit Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.
7.08    Transactions with Affiliates.
Enter into any transaction of any kind with any Affiliate of a Credit Party, whether or not in the ordinary course of business, except:
(a)    transactions on fair and reasonable terms substantially as favorable to the Credit Party or such Subsidiary as would be obtainable by the Credit Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;
(b)    payments of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship in the ordinary course of business;
(c)    payments of Restricted Payments permitted by this Agreement;
(d)    transactions between or among the Guarantor, the Borrowers and any Wholly-Owned Subsidiary; or

(e)    transactions in the ordinary course of business that comply with the requirements of the North American Securities Administrators Association’s Statement of Policy of Real Estate Investment Trusts.
7.09    Sanctions; Anti-Money Laundering; Anti-Corruption.
(a)    Use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, for the purpose of funding any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, in each case, except to the extent permitted for a Person required to comply with Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.
(b)    Knowingly engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering (solely to the extent such organization has jurisdiction over the Credit Parties and such law, regulation or other measure is applicable to, and binding on, the Credit Parties) or violate in any material respect these laws or any other applicable Anti-Money Laundering Law or the Canadian AML Acts, or knowingly engage in these actions.
(c)    Use the proceeds of any Credit Extension for any purpose which would breach in any material respect the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) ~~and~~or other ~~similar~~applicable anti-corruption legislation in other jurisdictions ~~to the extent applicable to, and binding on, the Credit Parties~~.
7.10    Financial Covenants.
(a)    Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio to be greater than sixty percent (60%) as of the end of any fiscal quarter. Notwithstanding the foregoing, the Credit Parties shall be permitted to increase the maximum Consolidated Total Leverage Ratio to sixty five percent (65%) for any fiscal quarter in which a Significant Acquisition occurs and for the three consecutive full fiscal quarters immediately thereafter; provided that in no event shall the Consolidated Total Leverage Ratio exceed sixty five percent (65%) at any time or exceed sixty percent (60%) for more than four consecutive fiscal quarters in any consecutive five fiscal quarter period.
(b)    Consolidated Secured Debt Leverage Ratio. Permit the Consolidated Secured Debt Leverage Ratio to be greater than forty percent (40%) as of the end of any fiscal quarter.
(c)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as of the end of any fiscal quarter.
(d)    Consolidated Unsecured Leverage Ratio. Permit the Consolidated Unsecured Leverage Ratio to be greater than sixty percent (60%) as of the end of any fiscal quarter. Notwithstanding the foregoing, the Credit Parties shall be permitted to increase the maximum Consolidated Unsecured Leverage Ratio to sixty five percent (65%) for any fiscal quarter in which a Significant Acquisition occurs and for the three consecutive full fiscal quarters immediately thereafter; provided that in no event shall the Consolidated Unsecured Leverage Ratio exceed sixty five percent (65%) at any time or exceed sixty percent (60%) for more than four consecutive fiscal quarters in any consecutive five fiscal quarter period.
(e)    Consolidated Adjusted Net Worth. Permit the Consolidated Adjusted Net Worth to be, as of the end of any fiscal quarter, less than $13,448,207,250.00.

7.11    Canadian Pension Plans.
Incur any liability or contingent liability in respect of a Canadian Defined Benefit Pension Plan; provided, that a Credit Party or its Subsidiaries may maintain, sponsor or contribute to a Canadian Defined Benefit Pension Plan or acquire an interest in any Person that maintains, sponsors or contributes to a Canadian Defined Benefit Pension Plan, so long as the greater of the wind-up deficiency or solvency deficiency in respect of all such Canadian Defined Benefit Plans, as identified in the last valuation report filed with the applicable pension regulator in respect of each such Canadian Defined Benefit Plan, does not in the aggregate at such time exceed the Threshold Amount.
ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default.
Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Credit Parties fail to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. The Credit Parties or any of their Subsidiaries fail to perform or observe any term, covenant or agreement contained in any of (i) Section 6.03(b) or Section 6.05 (solely with respect to the Parent Borrower or the Guarantor) or Article VII and such failure continues for five (5) Business Days, (ii) Section 6.02(e) and such failure continues for ten (10) Business Days or (iii) Section 6.03(a) or Section 6.03(d) and such failure continues for fifteen (15) Business Days; or
(c)    Other Defaults. The Credit Parties or any of their Subsidiaries fail to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the first to occur of (i) the date upon which a Responsible Officer of any Credit Party obtains knowledge of such failure or (ii) receipt by the Parent Borrower of written notice of such failure from the Administrative Agent (which notice will be given at the request of any Lender); provided that if such failure is of such a nature that can be cured but cannot with reasonable effort be completely cured within thirty (30) days, then such thirty (30) day period shall be extended for such additional period of time (not exceeding ninety (90) additional days) as may be reasonably necessary to cure such failure so long as the Credit Parties or their Subsidiaries, as applicable, commence such cure within such thirty (30) day period and diligently prosecute same until completion; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made (or, in the case of ~~Section~~the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, shall be incorrect in any respect when made or deemed made) and, with respect to any representation, warranty, certification or statement (other than ~~Section~~the representations and warranties in Sections 5.16 and 5.22) not known by such Credit Party at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made or deemed made is not removed within thirty (30) days after the first to occur of (i) the date upon which a Responsible Officer of any Credit Party obtains knowledge thereof or (ii) receipt by the Parent Borrower of written notice thereof from the Administrative Agent (which notice will be given at the request of any Lender); or
(e)    Cross-Default. (i) Any Credit Party or any Subsidiary (x) fails (after giving effect to any notice or grace periods applicable thereto) to make any required payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Recourse Indebtedness or (y) fails to observe or perform any other agreement or condition relating to any such Material Recourse Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, with the giving of notice if required, such Material Recourse Indebtedness pursuant to the terms thereof to be demanded or to become due or to require such Credit Party or Subsidiary to repurchase, prepay, defease or redeem (automatically or otherwise) or make an offer to repurchase, prepay, defease or redeem such Material Recourse Indebtedness pursuant to the terms thereof, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Credit Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Credit Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by a Credit Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that this clause (e) shall not apply to (i) secured Indebtedness that becomes due and payable as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is assumed or repaid in full when required under the documents providing for such Indebtedness, (ii) any redemption, repurchase, conversion or settlement with respect to any convertible debt security which is consummated in accordance with the terms of such convertible debt security, unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (iii) any early payment requirement or unwinding or termination with respect to any Swap Contract (A) not arising out of a default by any Credit Party and (B) to the extent that such Swap Termination Value owed has been paid in full by such Credit Party when due; or
(f)    Insolvency Proceedings, Etc. Any Credit Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged, undismissed or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undischarged, undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Credit Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(h)    Judgments. There is entered against any Credit Party or any Material Subsidiary (i) a final non-appealable judgment or order that has not been discharged for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent (x) not covered by independent third-party insurance as to which the insurer does not dispute coverage or (y) for which the applicable Credit Party or Material Subsidiary has not been indemnified), or (ii) any one or more non-monetary final non-appealable judgments that have not been discharged and that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any failure by any Credit Party or any Subsidiary to perform its obligations under a Canadian Pension Plan if such failure has resulted or could reasonably be expected to result in liability of a Credit Party or a Subsidiary in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all of the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control.
For purposes of clauses (f), (g), and (h) above, no Event of Default shall be deemed to have occurred with respect to a Material Group unless the type of event specified therein has occurred with respect to each Subsidiary that is a member of such Material Group.
8.02    Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties;
(c)    require that the Credit Parties Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, however, that upon the occurrence of an Event of Default with respect to any Credit Party pursuant to Section 8.01(f) or (g) or the occurrence of an actual or deemed entry of an order for relief with respect to any Credit Party under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Credit Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the

Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between a Credit Party and any Lender, or any Affiliate of a Lender, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between a Credit Party and any Lender, or any Affiliate of a Lender and amounts owing under Treasury Management Agreements, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders), the Treasury Management Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Credit Parties pursuant to Sections 2.03, 2.06(d) and/or 2.17; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Credit Parties or as otherwise required by Law.
Subject to Sections 2.03(c), 2.06(d) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from the other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
ARTICLE IX.

ADMINISTRATIVE AGENT
9.01    Appointment and Authority.
Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise expressly set forth herein, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and none of the Credit Parties shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with a Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions.
The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable, and their Related Parties:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)    shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Parent Borrower, a Lender or an L/C Issuer; and
(e)    shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document or in any other document delivered hereunder or thereunder or in connection herewith or therewith, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.
The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Parent Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval (not to be unreasonably withheld or delayed) of the Parent Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that if any such potential successor is not classified as a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, then the Parent Borrower shall have the right to prohibit such potential successor from becoming the Administrative Agent in its reasonable discretion. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers (and subject to the approval (not to be unreasonably withheld or delayed) of the Parent Borrower (unless an Event of Default has occurred and is continuing)), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if any such potential successor is not classified as a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, then the Parent Borrower shall have the right to prohibit such potential successor from becoming the Administrative Agent in its reasonable discretion; provided, further that if the Administrative Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security on behalf of the Lenders or the L/C Issuers until such time as a successor Administrative Agent is appointed hereunder) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent (other than such amounts then owed to the retiring Administrative Agent) shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(e) and other than such amounts then owed to the retiring (or retired) Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(b)). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of Bank of America as a retiring L/C Issuer, (b) Bank of America shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents as a retiring L/C Issuer, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by Bank of America and outstanding at the time of such succession or make other arrangement satisfactory to Bank of America to effectively assume the obligations of Bank of America as a retiring L/C Issuer with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders.
Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agent, Co-Documentation Agents or Senior Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09    Administrative Agent May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding under any Debtor Relief Law relative to a Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(g) and (h), 2.10 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or LC Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.
9.10    Collateral and Guaranty Matters.
The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent:
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Facilities and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Disposition, or (iii) as approved in accordance with Section 10.01; and
(b)    to release the Guarantor from its obligations under the Guaranty as approved in Section 10.01.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release the Guarantor from its obligations under the Guaranty, pursuant to this Section 9.10.
Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any other Lender. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
9.11    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto) .
9.12    Recovery of Erroneous Payments.
Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an

Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X.

MISCELLANEOUS
10.01    Amendments, Etc.
Subject to Section 2.02(f), Section 3.03, clauses (ii) and (iii) of the third to last paragraph of this Section 10.01, and the last paragraph of this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Credit Parties therefrom, shall be effective unless in writing signed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and the applicable Credit Parties, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
(a)    only the written consent of each Lender directly affected thereby shall be required to the extent such amendment, waiver or consent shall:
(i)    extend the expiration date or increase the amount of the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);
(ii)    postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;
(iii)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder (including pursuant to Section 2.06) or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate, and (B) waive any obligation of the Borrowers to pay Letter of Credit Fees at the Default Rate; or
(iv)    change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby;
(b)    the written consent of each Lender shall be required to the extent such amendment, waiver or consent shall:
(i)    change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(ii)    release the Parent Borrower or Guarantor from any Loan Document or otherwise have the effect of releasing, all or substantially all of the value of the Guarantees of the Obligations;
(c)    only the written consent of each Lender under the applicable Facility shall be required to the extent such amendment, waiver or consent shall change the definition of “Required Revolving Lenders”, “Tranche Required Lender” or “Required Incremental Term Loan Facility Lenders”;
(d)    only the written consent of the Required Revolving Lenders shall be required to amend, waive or otherwise modify any of the conditions precedent set forth in Section 4.02 with respect to any Credit Extension under the Revolving Credit Facility;
(e)    only the written consent of each Lender directly affected thereby shall be required to the extent such amendment, waiver or consent shall change any provision of Section 1.06 or the definition of “Alternative Currency”; and
(f)    only the written consent of (i) the Required Revolving Lenders shall be required to the extent such amendment, waiver or consent shall impose any greater restriction on the ability of any Revolving Lender to assign any of its rights or obligations hereunder and (ii) the Required Incremental Term Loan Facility Lenders shall be required to the extent such amendment, waiver or consent shall impose any greater restriction on the ability of any Term Lender participating in such Incremental Term Loan Facility to assign any of its rights or obligations hereunder;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, (x) affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document or (y) ~~amend or~~modify, change, waive, or consent to any departure from, or have the ~~definitions~~effect of ~~Adjustment, Applicable Reference Rate, Applicable Scheduled Unavailability Date, BBSY, CDOR Rate, EURIBOR, ISDA Definitions, LIBOR, LIBOR Replacement Date, LIBOR Screen Rate, LIBOR Successor~~modifying, changing, waiving or consenting to any departure from, Section 3.03, any term defined in such section, any term defined in any other section or provision of this Agreement relating to SOFR, Daily Simple SOFR, Term SOFR, any Alternative Currency Daily Rate, any Alternative Currency Term Rate, ~~LIBOR Successor~~any Relevant Rate ~~Conforming Changes, Screen Rate,~~, any Successor Rate~~, Successor Rate Conforming Changes, SOFR, Term SOFR, Related Adjustment, Pre-Adjustment Successor Rate or Scheduled Unavailability Date or the provisions of Section 3.03~~ or any Canadian Benchmark or Canadian Benchmark Replacement, or any term or provision relating to the replacement of any such rate or Successor Rate or Canadian Benchmark or Canadian Benchmark Replacement; and (iii) the Fee Letters may only be amended, and the rights or privileges thereunder may only be waived, in a writing executed by each of the parties thereto (and, for the avoidance of doubt, no other parties shall have any right to approve or disapprove any such amendment, waiver or consent).
Notwithstanding anything to the contrary herein,
(i)    no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender;

(ii)    the Administrative Agent and the Parent Borrower may, with the consent of the other (but without the consent of any other Person), amend, modify or supplement any Loan Document to correct, amend or cure any ambiguity, inconsistency, omission, mistake or defect or to correct any obvious error or any error or omission of an administrative or technical nature so long as such amendment, modification or supplement does not impose additional obligations on any Lender; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement;
(iii)    this Agreement may be amended with the written consent of the Administrative Agent, the Parent Borrower and the Lenders and L/C Issuers affected thereby to amend the definition of “Alternative Currency”, or “~~Eurocurrency~~Alternative Currency Daily Rate”, or “Alternative Currency Term Rate” or “Relevant Rate” or Section 1.06 solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.06; and
(iv)    this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Parent Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
Notwithstanding the fact that the consent of all of the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow the Borrowers to use cash collateral in the context of a bankruptcy or insolvency proceeding.
In addition, notwithstanding the foregoing, the Parent Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more amendments or modifications to (A) allow the maturity of the Commitments or Loans of the Accepting Lenders (as defined below) to be extended, (B) modify the Applicable Rate and/or fees payable with respect to the Loans and Commitments of the Accepting Lenders, (C) modify any covenants or other provisions or add new covenants or provisions that are agreed between the Borrowers, the Administrative Agent and the Accepting Lenders; provided that such modified or new covenants and provisions are applicable only during periods after the applicable Maturity Date that is in effect on the effective date of such Permitted Amendment, and (D) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (A), (B) and (C) of this paragraph (“Permitted Amendments”, and any amendment to this Agreement to implement Permitted Amendments, a “Loan Modification Agreement”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Parent Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which such Permitted Amendments are requested to become effective. Permitted Amendments shall become effective only with respect to the Commitments and/or Loans of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Commitments and/or Loans as to which such Lender’s acceptance has been made. The Parent Borrower, each other Credit Party and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof, and the Credit Parties shall also deliver such resolutions, opinions and other documents as reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that (1) upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendments evidenced thereby and only with respect to the Commitments and Loans of the Accepting Lenders as to which such Lenders’

acceptance has been made, (2) any applicable Lender who is not an Accepting Lender may be replaced by the Borrowers in accordance with Section 10.13, and (3) the Administrative Agent and the Borrowers shall be permitted to make any amendments or modifications to any Loan Documents necessary to allow any borrowings, prepayments, participations in Letters of Credit and commitment reductions to be ratable across each Class of Commitments the mechanics for which may be implemented through the applicable Loan Modification Agreement and may include technical changes related to the borrowing and repayment procedures of the Lenders; provided that with the consent of the Accepting Lenders such prepayments and commitment reductions and reductions in participations in Letters of Credit may be applied on a non-ratable basis to the class of non-Accepting Lenders.
Notwithstanding anything herein to the contrary, this Agreement may be amended in connection with any Incremental Term Loan Facility, as set forth in Section 2.16(h).
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Credit Parties, the Administrative Agent or an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Credit Parties).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer provided pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, any L/C Issuer or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Credit Parties, the Administrative Agent and each of the L/C Issuers may change its address, telecopier number, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier number, electronic mail address or telephone number for notices and other communications hereunder by notice to the Parent Borrower, the Administrative Agent, and, in the case of Revolving Lenders and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to a Credit Party or its securities for purposes of United States Federal or state securities Laws.
(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices ~~and~~, Letter of Credit Applications and Notices of Loan Prepayment) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in accordance with Section 10.02. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03    No Waiver; Cumulative Remedies.
No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against a Credit Party and its Subsidiaries or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all of the Lenders and all of the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from enforcing payments of amounts payable to such Lender pursuant to Sections 3.01, 3.04, 3.05 and 10.04 or from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party or any Subsidiary under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Arrangers (including the reasonable fees, charges and disbursements of one counsel, and, if applicable, one local counsel in each material jurisdiction, for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, due diligence, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of counsel for the Administrative Agent, any Lender or any L/C Issuer; provided that reimbursement for fees, charges and disbursements of additional counsel of the Lenders will be limited to one additional counsel for all of the Lenders (and one additional counsel per specialty area and one local counsel per applicable jurisdiction), plus additional counsel as necessary in the event of an actual or potential conflict of interest among the Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, the Agents and their Affiliates and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by a Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby (including, without limitation, each Lender’s agreement to make Loans or the use or intended use of the proceeds thereof) or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), including any Indemnitee’s reliance on any document (including this Agreement), amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement executed using an Electronic Signature, or in the form of an Electronic Record, that such Indemnitee reasonably believes is made by the Parent Borrower or any other Credit Party or any other party to this Agreement or any of the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Credit Party or any Subsidiary, or any Environmental Liability related in any way to a Credit Party or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Credit Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (x) result from a claim brought by a Credit Party against an Indemnitee for breach in bad faith or a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (y) result from any litigation in which an Indemnitee and one or more Credit Parties are adverse to each other, and in which the Credit Parties prevail on their claims and the Indemnitee does not prevail on its defenses or its counterclaims interposed in such litigation and such Credit Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of any Credit Party or any Affiliate thereof and that is brought by an Indemnitee against any other Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any of the Agents in its capacity as such~~)~~). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by them to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing and without relieving the Borrowers of their obligations with respect thereto, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.
(e)    Payments. All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor (accompanied by backup documentation to the extent available).
(f)    Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent or any L/C Issuer, the replacement of any Lender, the termination of the Facilities and the repayment, satisfaction or discharge of all other Obligations.
10.05    Payments Set Aside.
To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder (except in a transaction not prohibited by Section 7.04) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06, or (iii) by way of pledge or assignment or grant of a security interest subject to the restrictions of subsection (f) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it, including for purposes of this subsection (b), participations in L/C Obligations), in each case with respect to any Facility; provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the Facilities on a non-pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:
(A)    the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of a Revolving Commitment.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that no such processing and recordation fee shall be required in the case of an assignment by a Lender to an Affiliate of such Lender and the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to a Credit Party. No such assignment shall be made to a Credit Party or any Affiliate or Subsidiary of a Credit Party.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).
(vii)    No Assignment to Defaulting Lenders or Disqualified Institutions. No such assignment shall be made to a Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (vii) or to a Disqualified Institution.
(viii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative

Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers, any L/C Issuer and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers, any other Credit Party, any other Lender, any L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Person that would not constitute an Eligible Assignee, a Defaulting Lender, a Disqualified Institution, a Borrower or Affiliate or Subsidiary any of the Borrowers) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section 10.06, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant~~'~~’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent.
(f)    Certain Pledges. Any Lender may at any time pledge, assign or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment or grant of a security interest to secure obligations to a Federal Reserve Bank ~~or any other central banking authority~~; provided that no such pledge or assignment or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.
(g)    Disqualified Institutions.
(i)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(ii)    No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Parent Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Parent Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (g)(ii) shall not be void, but the other provisions of this clause (g) shall apply.
(iii)    If any assignment or participation is made to any Disqualified Institution without the Parent Borrower’s prior written consent in violation of clause (ii) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all Obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Commitment (but only to the extent that no proceeds of Revolving Loans are used to make such repayment), (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loans by paying the lesser of (x) the outstanding principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (but, in each case under this clause (B), only to the extent that no proceeds of Revolving Loans are used to make such purchase or prepayment) and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the outstanding principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iv)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, any other Credit Party, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders or the Administrative Agent, or (z) access the Platform or any other electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2)
(v)    The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Parent Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.
(h)    Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an L/C Issuer assigns all of its Commitments and Loans pursuant to subsection (b) above, such Lender may, upon thirty (30) days’ notice to the Parent Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Parent Borrower shall be entitled to appoint from among the Revolving Lenders (with the applicable Revolving Lender’s consent) a successor L/C Issuer hereunder; provided, however, that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer. If any Lender resigns as an L/C Issuer, it shall retain all rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(b)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such succession or make other arrangements reasonably satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
10.07    Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need-to-know basis to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Parent Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Credit Party that the Administrative Agent, any such Lender or any such L/C Issuer reasonably believes is not bound by a duty of confidentiality to the Credit Parties or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the ~~Company~~Parent Borrower or violating the terms of this Section 10.07, (i) to any rating agency (provided such rating agencies are advised of the confidential nature of such information and agree to keep such information confidential) or (j) as reasonably required by any Lender or other Person that would qualify as an Eligible Assignee hereunder (without giving effect to the consent required under Section 10.06(b)(iii)) providing financing to such Lender (provided such Lenders or such other Persons are advised of the confidential nature of such information and agree to keep such information confidential). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section 10.07, “Information” means all information received from or on behalf of any Credit Parties or any Subsidiary relating to a Credit Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by a Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own or its other similarly situated customers’ confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Credit Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of a Credit Party against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the

Parent Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (including the Criminal Code (Canada)) (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    ~~Counterparts;~~ Integration; Effectiveness.
This Agreement ~~may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and~~, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto~~. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.~~, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.11    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any L/C Issuer, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13    Replacement of Lenders.
If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or is or becomes a Disqualified Institution, or if any Lender does not consent to any amendment or waiver of any provision hereof or of any other Loan Document for which its consent is required under Section 10.01 that has been approved by the Required Lenders, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the assignment fee specified in Section 10.06(b) shall have been paid to or waived by the Administrative Agent;
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender’s refusal to consent to an amendment, waiver or consent, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Parent Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 10.13 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
10.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK~~, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION~~.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST A CREDIT PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND

THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
10.16    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Credit Parties acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Credit Parties and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Credit Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Lender nor any Arranger has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Administrative Agent, any Lender nor any Arranger has any obligation to disclose any of such interests to the Credit Parties or their Affiliates. Each Credit Party agrees that it will not claim that any of the Administrative Agent, the Lenders or the Arrangers has rendered advisory services of any nature, or owes a fiduciary or similar duty, to any Credit Party, in connection with any aspect of any transaction contemplated hereby.
10.17    USA Patriot Act and Canadian AML Acts Notice.
Each Lender that is subject to the Patriot Act (as hereinafter defined) or any Canadian AML Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Canadian AML Acts, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties, information concerning its direct and indirect holders of Equity Interests and other Persons exercising Control over it, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act and the Canadian AML Acts. The Parent Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” rules and regulations, Anti-Money Laundering Law, including the Patriot Act and the Beneficial Ownership Regulation, and the Canadian AML Acts.
10.18    ~~Delivery of Signature Page~~Electronic Execution; Electronic Records; Counterparts~~.~~
~~Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a counterpart of this Agreement duly executed by such Lender~~. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Credit Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent or any L/C Issuer has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party and/or any Lender Party without further verification and regardless of the appearance or form of such Electronic Signature and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
Neither the Administrative Agent nor any L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or such L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and L/C Issuers shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Credit Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Credit Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.19    Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any

Lender from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law). All of the Borrowers’ obligations under this Section 10.19 shall survive termination of the Facilities and repayment of all other Obligations hereunder.
10.20    No Novation.
(a)    As of the Closing Date, the Commitments of certain Lenders under (and as defined in) the Existing Credit Agreement shall be terminated by the Borrowers (such Lenders, the “Departing Lenders”). The remaining Lenders under (and as defined in) the Existing Credit Agreement shall be Lenders under this Agreement with Commitments as set forth on Schedule 2.01. By its execution and delivery of this Agreement, each Lender that was a Lender under (and as defined in) the Existing Credit Agreement hereby consents to the execution and delivery of this Agreement and to the non-pro rata reduction of Commitments (under and as defined in the Existing Credit Agreement) occurring on the Closing Date as a result of the termination of the Commitments of the Departing Lenders, and the concurrent repayment in full of all loans and other obligations owing (whether or not due) to the Departing Lenders. On the Closing Date, effective immediately following such termination and repayment, the Existing Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. This Agreement amends, restates and supersedes the Existing Credit Agreement in its entirety and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the obligations evidenced thereby or provided for thereunder. Without limiting the generality of the foregoing (i) all Revolving Loans and Negotiated Rate Loans outstanding under the Existing Credit Agreement shall on the Closing Date become Revolving Loans and Negotiated Rate Loans, as the case may be, hereunder, (ii) all Existing Letters of Credit shall on the Closing Date become Letters of Credit hereunder and (iii) all other Obligations outstanding under the Existing Credit Agreement shall on the Closing Date be Obligations under this Agreement. To the extent the Existing Credit Agreement provides that certain terms survive the termination of the Existing Credit Agreement or survive the payment in full of principal, interest and all other amounts payable thereunder, then such terms shall survive the amendment and restatement of the Existing Credit Agreement.
(b)    On the Closing Date, the Original Revolving Note, if any, held by each Revolving Lender shall be deemed to be cancelled and, if such Revolving Lender has requested a Revolving Note hereunder, amended and restated by the Revolving Note delivered hereunder on or about the Closing Date (regardless of whether any Revolving Lender shall have delivered to the Borrowers for cancellation the Original Revolving Note held by it). Each Revolving Lender, whether or not requesting a Revolving Note hereunder, shall use its commercially reasonable efforts to deliver the Original Revolving Note held by it to the Borrowers for cancellation and/or amendment and restatement. All amounts owing under, and evidenced by, the Original Revolving Notes as of the Closing Date shall continue to be outstanding hereunder, and shall from and after the Closing Date, if requested by the Revolving Lender holding such Original Revolving Note, be evidenced by the Revolving Notes, and shall in any event be evidenced by, and governed by the terms of, this Agreement. Each Revolving Lender hereby agrees to indemnify and hold harmless the Borrowers from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against the Borrowers arising out of such Revolving Lender’s failure to deliver the Original Revolving Note held by it to the Borrowers for cancellation, subject to the condition that no Borrower shall make any payment to any Person claiming to be the holder of such Original Revolving Note unless such Revolving Lender is first notified of such claim and is given the opportunity, at such Revolving Lender’s sole cost and expense, to assert any defenses to such payment.
10.21    Exiting Lenders.
On the Closing Date, the commitment of each lender that is a party to the Existing Credit Agreement but is not a party to this Agreement (an “Exiting Lender”) will be terminated, all outstanding obligations owing to the Exiting Lenders will be repaid in full and each Exiting Lender will cease to be a Lender under the Existing Credit Agreement and will not be a Lender under this Agreement.
10.22    ENTIRE AGREEMENT.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
10.23    Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.24    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the

Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 10.24, the following terms have the following meanings:
    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
    “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D) .
ARTICLE XI.

GUARANTY
11.01    The Guaranty.
(a)    The Guarantor hereby guarantees to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.
(b)    Notwithstanding any provision to the contrary contained herein, in any of the other Loan Documents or other documents relating to the Obligations, the obligations of the Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.
11.02    Obligations Unconditional.
The obligations of the Guarantor under Section 11.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers for amounts paid under this Article XI until such time as the Obligations have been irrevocably paid in full and the Commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:
(a)    at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)    any of the acts mentioned in any of the provisions of any of the Loan Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;
(c)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)    any Lien granted to, or in favor of, the Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or
(e)    any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including any creditor of the Guarantor).
With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the Guaranty given hereby and of Credit Extensions that may constitute Guaranteed Obligations, notices of amendments, waivers and supplements to the Loan Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.
11.03    Reinstatement.
Neither the Guarantor’s obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrowers, by reason of any Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantor under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of counsel) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

11.04    Certain Waivers.
The Guarantor acknowledges and agrees that (a) the Guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrowers hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrowers or any other Person or pursuit of any other remedy or enforcement of any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrowers hereunder, under the other Loan Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrowers nor the Guarantor shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantor’s obligations hereunder unless, as a result thereof, the Guaranteed Obligations shall have been paid in full and the Commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantor’s obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.
11.05    Remedies.
The Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantor, on the one hand, and the Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of Section 11.01.
11.06    Guaranty of Payment; Continuing Guaranty.
The guarantee in this Article XI is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
11.07    Keepwell.
Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article XI by any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) becomes effective with respect to any Obligation under any Swap Contract, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article XI voidable under any applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each applicable Credit Party under this Section shall remain in full force and effect until all of the Obligations have been irrevocably paid and performed in full. Each Credit Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Credit Party that would otherwise not constitute an Eligible Contract Participant for any Obligation under any Swap Contract for all purposes of the Commodity Exchange Act.
[Remainder of Page Intentionally Left Blank]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed as of the date first above written.
Ventas Realty, Limited Partnership
Third Amended and Restated Credit and Guaranty Agreement

ANNEX II TO SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE
Date:            ,  2
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of January 29, 2021 (as amended, restated, extended, supplemented or otherwise modified from time to time; the terms defined therein being used herein as therein defined), among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (“Parent Borrower”), VENTAS SSL ONTARIO II, INC., an Ontario corporation (“Ventas SSL II”), VENTAS SSL ONTARIO III, INC., an Ontario corporation (“Ventas SSL III”), VENTAS CANADA FINANCE LIMITED, a Nova Scotia limited company (“Ventas Canada Finance Limited”), VENTAS UK FINANCE, INC., a Delaware corporation (“Ventas UK Finance”), VENTAS EURO FINANCE, LLC, a Delaware limited liability company (“Ventas Euro Finance”), and each of the entities from time to time executing a Borrower Joinder Agreement (together with the Parent Borrower, Ventas SSL II, Ventas SSL III, Ventas Canada Finance Limited, Ventas UK Finance and Ventas Euro Finance, the “Borrowers” and each individually a “Borrower”), VENTAS, INC., a Delaware corporation, as guarantor, the lending institutions party thereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, and BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as L/C Issuers.
The undersigned Parent Borrower hereby requests [for itself] [as agent for [INSERT APPLICABLE BORROWER]] on [INSERT REQUESTED DATE] (a Business Day) (select one):3
Revolving Credit Facility - Dollar Tranche Loans4

Indicate: Borrowing or Conversion or Continuation	Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Base Rate Loan, Daily SOFR Loan, or Term SOFR Loan	For Term SOFR Loans Indicate: Interest Period (e.g. 1, 3 or 6 month interest period or other period of 12 months or less)[5]

2 Note to Borrowers: All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Committed Loan Notices will need to be prepared and signed.
3 Note to Borrowers: For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.
4 Note to Borrowers: If an Incremental Term Loan Facility is established in accordance with the Credit Agreement, insert additional table for such facility.
5 Interest Periods other than 1, 3 or 6 months must be agreed to by all Lenders providing such Term SOFR Loans.

Revolving Credit Facility - Alternative Currency Tranche Loans

Indicate: Borrowing or Conversion or Continuation	Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Base Rate Loan, Daily SOFR Loan, Term SOFR Loan, Alternative Currency Daily Rate Loan or Alternative Currency Term Rate Loan	For Term Rate Loans Indicate: Interest Period (e.g. 1, 2, 3 or 6 month interest period or other period of 12 months or less)[6,7]

Revolving Credit Facility - Multicurrency Revolving Tranche Loans

Indicate: Borrowing or Conversion or Continuation	Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Base Rate Loan, Daily SOFR Loan, Term SOFR Loan, Alternative Currency Daily Rate Loan, Alternative Currency Term Rate Loan or Canadian Prime Rate Loan	For Term Rate Loans Indicate: Interest Period (e.g. 1, 2, 3 or 6 month interest period or other period of 12 months or less)[8,9]

The Borrowing of Dollar Tranche Loans, if any, requested herein complies with the proviso to Section 2.01(a) of the Credit Agreement.
The Borrowing of Alternative Currency Tranche Loans, if any, requested herein complies with the proviso to Section 2.01(b) of the Credit Agreement.
The Borrowing of Multicurrency Revolving Tranche Loans, if any, requested herein complies with the proviso to Section 2.01(c) of the Credit Agreement.

VENTAS REALTY, LIMITED PARTNERSHIP

By:	Ventas, Inc., its General Partner

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

6 Solely with respect to Loans denominated in Australian Dollars
7 Interest Periods other than 1, 2 (solely with respect to Loans denominated in Australian Dollars), 3 or 6 months must be agreed to by all Lenders providing such Term Rate Loans.
8 Solely with respect to Loans denominated in Australian Dollars
9 Interest Periods other than 1, 2 (solely with respect to Loans denominated in Australian Dollars), 3 or 6 months must be agreed to by all Lenders providing such Term Rate Loans.

ANNEX III TO SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

EXHIBIT I

FORM OF NOTICE OF LOAN PREPAYMENT
Date:            ,  10
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of January 29, 2021 (as amended, restated, extended, supplemented or otherwise modified from time to time; the terms defined therein being used herein as therein defined), among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (“Parent Borrower”), VENTAS SSL ONTARIO II, INC., an Ontario corporation (“Ventas SSL II”), VENTAS SSL ONTARIO III, INC., an Ontario corporation (“Ventas SSL III”), VENTAS CANADA FINANCE LIMITED, a Nova Scotia limited company (“Ventas Canada Finance Limited”), VENTAS UK FINANCE, INC., a Delaware corporation (“Ventas UK Finance”), VENTAS EURO FINANCE, LLC, a Delaware limited liability company (“Ventas Euro Finance”), and each of the entities from time to time executing a Borrower Joinder Agreement (together with the Parent Borrower, Ventas SSL II, Ventas SSL III, Ventas Canada Finance Limited, Ventas UK Finance and Ventas Euro Finance, the “Borrowers” and each individually a “Borrower”), VENTAS, INC., a Delaware corporation, as guarantor, the lending institutions party thereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, and BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as L/C Issuers.
The Parent Borrower hereby notifies the Administrative Agent [for itself] [as agent for [INSERT APPLICABLE BORROWER]] that it will prepay on [INSERT REQUESTED PREPAYMENT DATE] (a Business Day):11
Revolving Credit Facility - Dollar Tranche Loans12

Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Base Rate Loan, Daily SOFR Loan, or Term SOFR Loan	For Term SOFR Loans Indicate: Interest Period (e.g. 1, 3 or 6 month interest period or other period of 12 months or less)

10 Note to Borrowers: All prepayments submitted under a single Notice of Loan Prepayment must be effective on the same date. If multiple effective dates are needed, multiple Notice of Loan Prepayment will need to be prepared and signed.
11 Note to Borrowers: Complete a new row under the appropriate facility for each Borrowing being prepaid.
12 Note to Borrowers: If an Incremental Term Loan Facility has been established in accordance with the Credit Agreement and is being prepaid, insert additional table for such facility.

Revolving Credit Facility - Alternative Currency Tranche Loans

Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Base Rate Loan, Daily SOFR Loan, Term SOFR Loan, Alternative Currency Daily Rate Loan or Alternative Currency Term Rate Loan	For Term Rate Loans Indicate: Interest Period (e.g. 1, 2, 3 or 6 month interest period or other period of 12 months or less)[13]

Revolving Credit Facility - Multicurrency Revolving Tranche Loans

Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Base Rate Loan, Daily SOFR Loan, Term SOFR Loan, Alternative Currency Daily Rate Loan, Alternative Currency Term Rate Loan or Canadian Prime Rate Loan	For Term Rate Loans Indicate: Interest Period (e.g. 1, 2, 3 or 6 month interest period or other period of 12 months or less)[14]

VENTAS REALTY, LIMITED PARTNERSHIP

By:	Ventas, Inc., its General Partner

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

13 Solely with respect to Loans denominated in Australian Dollars
14 Solely with respect to Loans denominated in Australian Dollars